Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-132797

                                   PROSPECTUS

                                    VYTA CORP
                                    ---------
                           370 17th Street, Suite 3640
                             Denver, Colorado 80202


                 17,092,184 SHARES OF COMMON STOCK, INCLUDING:
                        16,345,467 SHARES CURRENTLY OUTSTANDING
                        746,717 SHARES ISSUABLE UPON EXERCISE OF WARRANTS

THE SELLERS:   All of our common stock offered by this prospectus is offered from time to time by the selling stockholders identified in this prospectus. These shares of common stock may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders. Some of the shares of common stock that are being offered by this prospectus are issuable upon exercise of warrants owned by the stockholders identified later in this prospectus. We will receive proceeds from the exercise of these warrants. See "USE OF PROCEEDS" for more information.


MARKET FOR
SECURITIES:    Our common stock is presently quoted on the over-the-counter bulletin board under the symbol "VYTC." Our common stock also is traded on the Berlin Stock Exchange, the Frankfurt Stock
               Exchange, the Munich Stock Exchange and the Xetra Stock Exchange.
               On May 5, 2006, the last reported sale price of our common stock on the over-the-counter bulletin board was $1.20 per share
               (rounded to the nearest penny). See "DESCRIPTION OF COMMON
               STOCK-Common Stock."

RISK
FACTORS: INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.


     As of May 1, 2006, we had 22,493,512 shares of our common stock issued and outstanding. The shares of common stock offered by this prospectus represent about 76% of our issued and outstanding common stock as of that date, assuming that, as of that date, all of our outstanding warrants and options were exercised and all of our reserved shares of common stock were issued.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 11, 2006.

                                              TABLE OF CONTENTS

                                                                                                    Page


FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      Risks Relating to Our Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      We have a history of losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      We may not be able to continue as a going concern . . . . . . . . . . . . . . . . . . . . . .    5
      Our joint venture investments could be adversely affected by our lack of sole-decision-
            making authority, our reliance on co-venturers' financial condition and disputes
            between our co-venturers and us . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      License to AgraStim is limited. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      BioAgra may lose the license to AgraStim or have its rights under the license limited if it
            fails to satisfy the minimum production standards required by the license . . . . . . .    6
      If AgraStim does not satisfy certain governmental regulations, BioAgra may be unable to obtain regulatory approval or may be required to obtain multiple licenses to sell
            AgraStim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      Operations of BioAgra may be delayed or cost more than we anticipate. . . . . . . . . . . . .    6
      We cannot guarantee the quality, performance or reliability of BioAgra's products . . . . . .    6
      There may be insufficient demand for AgraStim . . . . . . . . . . . . . . . . . . . . . . . .    7
      We may be unable to meet our ongoing needs for additional capital . . . . . . . . . . . . . .    7
      We may be unable to hire and retain key personnel . . . . . . . . . . . . . . . . . . . . . .    7
      We may be unable to obtain and retain appropriate patent, copyright and trademark
            protection of our products or manufacturing process . . . . . . . . . . . . . . . . . .    8
      Economic factors outside our control may have an adverse affect on BioAgra's revenues
            and our income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
      The market for feed additives is competitive. . . . . . . . . . . . . . . . . . . . . . . . .    9
      If BioAgra was unable to use their manufacturing facility, they may not be able to
            manufacture AgraStim for an extended period of time . . . . . . . . . . . . . . . . . .    9
      BioAgra's use of a single manufacturing facility may restrict their ability to attract
              customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
      Manufacturing capacity restraints and limited experience may have an adverse affect on
            BioAgra . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      Replacing BioAgra's sole source of suppliers for key materials could result in unexpected
            delays and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      Risks Relating to this Offering and Ownership of Our Common Stock . . . . . . . . . . . . . .   10
      This offering and the sale of securities by current stockholders could cause dilution of existing holders of our common stock by decreasing the price of our common
            stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      Common stock price could be effected by the ability of holders of our common stock to
          sell their stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      We could issue preferred stock that could adversely effect the rights of our common
            stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      The resale of our common stock by you may be limited because of its low price which
            could make it more difficult for broker/dealers to sell our common stock. . . . . . . .   11
      We do not expect to pay dividends in the foreseeable future . . . . . . . . . . . . . . . . .   12
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . .   13
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14


                                       ii

MANAGEMENT'S DISCUSSION AND ANALYSIS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                           FORWARD-LOOKING STATEMENTS


     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our company, including:

     - the rate of market development and acceptance of AgraStim(TM) (trademark pending) (formerly marketed as YBG-2000), a beta glucan feed additive, in the animal feed industry within which BioAgra, LLC is now concentrating its business activities;

     - the operations and potential profitability of BioAgra, LLC, a company in which we have only a 50% interest which holds the license for AgraStim;

     - the operations and potential profitability of ExypnoTech, Gmbh, a company in which we have only a 49% interest that is manufacturing and developing inlay components used in the manufacturing of, among other things, smart labels (often referred to as radio frequency identification tags);

     - the limited revenues and significant operating losses generated by us to date;

     - the possibility of significant ongoing capital requirements and our ability to secure financing as and when necessary;

     - BioAgra's ability to compete successfully with artificial antibiotic providers and other providers of feed additives;

     - our ability to retain the services of our key management, and to attract new members to the management team;

     - BioAgra's ability to maintain and protect the license for AgraStim held by BioAgra, LLC;

     - our ability to obtain and retain appropriate patent, copyright and trademark protection of our intellectual properties and any of our products.

     You should only rely on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

     The following summary highlights certain information contained throughout this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the securities offered by this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors.

THE COMPANY

     GENERAL

     We were incorporated on June 22, 1996 as a Nevada corporation. Our corporate offices are located at 370 - 17th Street, Suite 3640, Denver, Colorado 80202, and our telephone number is (303) 592-1010. We maintain a website at www.nanopierce.com, and are in the process of constructing a new website at
------------------
www.vytacorp.com.  Information on our website is not part of this prospectus and
----------------
you should not rely on it in deciding whether to invest in our common stock.

     DESCRIPTION OF BUSINESS

     In 2004, we instituted steps to change our principal business from semiconductor technology to biotechnology. In August 2005, we purchased a 50% equity interest in BioAgra, LLC, a Georgia limited liability company ("BioAgra"). The remaining 50% was purchased by Xact Resources International and later assigned to Justin Holdings, Inc. BioAgra holds a license for the production of AgraStim(TM) (trademark pending) (formerly marketed as YBG-2000), a natural, all organic, non-toxic beta glucan feed additive used to replace artificial antibiotics which are currently in use in the animal feed industry. In early 2006, management of BioAgra decided to market YBG-2000 as AgraStim. The license, dated April 18, 2005, has a term expiring October 18, 2024. Under the license, BioAgra was granted the right and license to produce, process, make or otherwise manufacture and sell the licensed products in the United States. BioAgra plans to manufacture and market AgraStim, initially in the poultry industry. See "THE COMPANY."

     Prior to our acquisition of an interest in BioAgra, we were primarily involved in semiconductor technology. On February 26, 1998, we acquired the intellectual property rights related to our patented Particle Interconnect Technology (the "particle technology") from Particle Interconnect Corporation, a Colorado corporation, a wholly owned subsidiary of Intercell Corporation (now known as Intercell International Corporation), a Nevada corporation that was our affiliate at the time of the acquisition. We acquired the particle technology to pursue a more focused, strategic application and development of the particle technology. We were commercializing our particle technology as the NanoPierce Connection System (NCS(TM)) and focused on providing the electronics industry with possible solutions to their "connection" problems. The Company does not plan, at this time, to continue efforts to manufacture or develop products that utilize the Company's particle technology. To date, the Company has not successfully manufactured, marketed, sold products or licensed companies to manufacture, develop and market products using the Company's particle technology. As described later in this prospectus, we continue to own a minority interest in ExypnoTech, Gmbh ("ExypnoTech"), a company that is manufacturing and developing inlay components used in the manufacturing of, among other things, smart labels (often referred to as radio frequency identification tags or "RFID").

     RECENT DEVELOPMENTS

     In connection with our change in business, we recently completed a corporate restructuring consisting of a private placement of a new series of convertible preferred stock, which also resulted in a change of who controls us, a reverse stock split of our common stock, a subsequent increase in our authorized capital and we changed our name from NanoPierce Technologies, Inc. to Vyta Corp.

THE OFFERING

     This offering includes 17,092,184 shares of our common stock, including:

          -    16,345,467 shares outstanding as of the date of this prospectus

          - 746,717 shares issuable upon the exercise of warrants owned by the stockholders identified later in this prospectus

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock offered by this prospectus. Some of the shares of common stock that are being offered by this prospectus are issuable upon exercise of warrants owned by the stockholders identified later in this prospectus. We will receive proceeds from the exercise of these warrants. See "USE OF PROCEEDS" for more information.

RISK FACTORS

     Your investment in our common stock offered by this prospectus involves a high degree of risk. See "RISK FACTORS" beginning on page 5.

SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table presents our summary consolidated historical financial information for the periods indicated (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus). You should read this information together with the consolidated financial statements for the fiscal year ended June 30, 2005, our unaudited quarterly financial statements for the six months ended December 31, 2005 and related notes and the information under "FINANCIAL STATEMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS" included elsewhere in this prospectus.

                                                              SIX MONTHS ENDED
                                                                 DECEMBER 31,            YEAR ENDED JUNE 30,
                                                         --------------------------  -------------------------
                                                             2005          2004
                                                         (UNAUDITED)   (UNAUDITED)      2005          2004
                                                         ------------  ------------  -----------  ------------

               Revenues                                  $         -   $         -   $        -   $    34,258
                                                         ------------  ------------  -----------  ------------
               Operating expenses:
               Research and development                            -             -            -        41,849
               General and administrative                    441,027       391,260      872,203     1,312,519
               Selling and marketing                               -             -            -        37,033
               Impairment of intellectual property(1)              -             -            -       608,061
                                                         ------------  ------------  -----------  ------------
                                                            (441,027)     (391,260)    (872,203)   (1,999,462)
                                                         ------------  ------------  -----------  ------------
               Loss from operations                         (441,027)     (391,260)    (872,203)   (1,965,204)
                                                         ------------  ------------  -----------  ------------

               Other income (expense):
               Other income                                   28,585        10,508       10,618             -
               Interest income                                 8,350         6,187       17,672         2,550
               Extinguishment of liabilities (2)                   -             -            -        52,500
               Equity losses of affiliates (3)              (389,654)      (49,297)    (144,323)      (99,922)
               Loss on revaluation of derivative
                 warrant liability(4)                         (4,158)            -            -             -
               Interest expense                             (235,131)            -       (9,301)       (1,683)
               Interest expense, related party                  (219)            -          (79)       (1,206)
                                                         ------------  ------------  -----------  ------------
                                                            (592,227)      (32,602)    (125,413)      (47,761)
                                                         ------------  ------------  -----------  ------------
               Loss from continuing operations            (1,033,254)     (423,862)    (997,616)   (2,012,965)
                                                         ------------  ------------  -----------  ------------

               Discontinued operations,
               income from operations
               of subsidiary (5)                                   -             -            -       454,882
                                                         ------------  ------------  -----------  ------------

               Net loss                                  $(1,033,254)  $  (423,862)  $ (997,616)  $(1,558,083)
                                                         ============  ============  ===========  ============

               Basic and diluted loss per share:
               Loss from continuing operations           $     (0.16)  $     (0.09)  $    (0.22)  $     (0.54)
               Income from discontinued operations       $         -   $         -   $        -   $      0.12
                                                         ------------  ------------  -----------  ------------
               Net loss per share, basic and diluted(6)  $     (0.16)  $     (0.09)  $    (0.22)  $     (0.42)
                                                         ============  ============  ===========  ============
               Weighted average number of
                 common shares outstanding (6)             6,327,884     4,525,670    4,544,980     3,755,836
                                                         ============  ============  ===========  ============

     __________
     1 See Note 1 to our consolidated financial statements for the fiscal year ended June 30, 2005 in "FINANCIAL STATEMENTS."
     2 See Note 7 to our consolidated financial statements for the fiscal year ended June 30, 2005 in "FINANCIAL STATEMENTS."
     3 See Notes 3 and 6 to our consolidated financial statements for the fiscal year ended June 30, 2005 and our unaudited quarterly financial statements for the six months ended December 31, 2005 in "FINANCIAL STATEMENTS."
     4 See Note 5 to our unaudited quarterly financial statements for the six months ended December 31, 2005 in "FINANCIAL STATEMENTS."
     5 See Note 3 to our consolidated financial statements for the fiscal year ended June 30, 2005 in "FINANCIAL STATEMENTS."
     6 Rounded to the nearest share. See Note 1 to our consolidated financial statements for the fiscal year ended June 30, 2005 and our unaudited quarterly financial statements for the six months ended December 31, 2005 in "FINANCIAL STATEMENTS."

                                  RISK FACTORS

     An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described in this prospectus and the documents that are incorporated by reference into this prospectus. The risks discussed in this prospectus could materially adversely affect our business, financial condition and results of operations and cause the trading price of our common stock to decline significantly. If this occurs, you may lose all or part of your investment.

Risks Relating to Our Business

We have a history of losses

     We expect that developing and marketing beta-glucan for feed in the poultry industry will be expensive. We recently have incurred increased operating expenses without any increase in revenues. We reported a net loss of $997,616, $1,558,083 and $4,017,785 for our fiscal years ended June 30, 2005, 2004 and 2003, respectively, and a net loss of $1,033,254 for the six-month period ended December 31, 2005.

We may not be able to continue as a going concern

     Our independent auditors' report on our consolidated financial statements as of June 30, 2005 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. As a result of this going concern modification in our auditor's report on our financial statements, we may have a difficult time obtaining significant additional financing. If we are unable to secure significant additional financing, we may be obligated to seek protection under the bankruptcy laws and our shareholders may lose their investment.

Our joint venture investments could be adversely affected by our lack of sole-decision-making authority, our reliance on co-venturers' financial condition and disputes between our co-venturers and us

     Our primary business is our 50% interest in BioAgra, LLC and our 49%
interest in Exypnotech.    Investments in joint ventures may involve risks not
present were a third party not involved, including the possibility that our co-venturer Justin Holdings, Inc. (as assignee of Xact Resources International which assigned its interest in BioAgra in February 2006) with respect to BioAgra, LLC and TagStar Systems, GmbH with respect to Exypnotech (each of which an entity over which we have no control) might become bankrupt, fail to fund their share of required capital contributions or fail to perform their responsibilities under our agreements with them. Our co-venturers also may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to make decisions or to take actions that are contrary to our preferences, policies, or objectives. We do not have sole-decision making control regarding either the BioAgra or the Exypnotech joint ventures. With respect to BioAgra, in which we have a 50% interest, we have the potential risk of impasses on decisions, such as the use and enforcement of the license to produce AgraStim held by BioAgra or a sale of the joint venture, because neither we nor Justin Holdings, Inc. would have full control over the joint venture. In the Exypnotech joint venture, in which we have a minority interest, decisions may be made or actions taken contrary to our objections. Disputes between us and our co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort exclusively on our business. Consequently, actions by or disputes with our co-venturers might result in subjecting properties owned by the joint ventures to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

License to Agrastim is limited

     BioAgra has a license agreement with Progressive Bioactives, Inc. for AgraStim, the license is limited in geographic area and function. Under the license, BioAgra was granted the right and license to produce, process, make or otherwise manufacture and sell the licensed products in the United States and holds a right of first refusal to build and operate any new plant intended to manufacture the licensed product in the United States. The license is also limited in function to the consumption of animal products, which limits BioAgra's ability to expand into new areas, such as the production of beta glucan for human consumption.

Bioagra may lose the license to Agrastim or have its rights under the license limited if it fails to satisfy the minimum production standards required by the license

     The license requires BioAgra to meet certain minimum production standards, which will begin on the first year anniversary after BioAgra produces its first successful batch of the licensed product, which yields a sufficient quantity of product made available for sale. If BioAgra fails to satisfy the minimum production standards provided in the license, BioAgra may lose its right of first refusal to build and operate any new manufacturing plants in the United States, and may be deemed in material breach of the license causing the licensor to terminate the license.

If Agrastim does not satisfy certain governmental regulations, Bioagra may be unable to obtain regulatory approval or may be required to obtain multiple licenses to sell Agrastim

     BioAgra is in the process of applying for a "generally recognized as safe"
(GRAS) designation from the U.S. Food and Drug Administration for the AgraStim beta-glucan product to be produced by BioAgra. A GRAS designation would exempt AgraStim from the regulations of the U.S. Department of Agriculture and the U.S. Department of Agriculture and would permit the sale of AgriStim anywhere in the United States without obtaining a license. BioAgra believes that it will receive GRAS designation for AgraStim based, in part, upon the fact that the GRAS designation has been given to other products whose main ingredients are also based upon all organic, natural, non-toxic substances such as the yeast from which beta-glucan is derived. If a GRAS designation is not obtained, AgraStim would be required to be sold as a food additive by obtaining a license to sell from each individual state in which sales would occur. At this time, BioAgra has applied and obtained licenses from the States of Georgia and North Carolina and is preparing licenses in other states. There is no assurance that BioAgra will be able to successfully obtain or maintain licenses in all states in which sales are expected to be made or that the costs of obtaining and maintaining these licenses will not limit BioAgra's ability to sell AgraStim.

Operations of Bioagra may be delayed or cost more than we anticipate

     It was previously anticipated that the plant would commence operations in January 2006, however operations did not commence until March 2006. There can be no assurances that there will not be further delays in operations, including the time before we are able start operating on a full-scale capacity or that the average cost to operate the plant will not be higher than anticipated.

We cannot guarantee the quality, performance or reliability of Bioagra's products

     We have no prior experience in taking AgraStim or any other product to the manufacturing or production stage. We are relying upon the skill and experience of BioAgra's managers and our co-joint venturer to timely and cost effectively manufacture AgraStim. We expect that the customers of BioAgra will demand quality, performance and reliability. We cannot assure you that we or our co-joint venturer will be able to meet the quality control standards that may be established by the poultry industry within which we are currently concentrating our business activities. BioAgra intends to assure their customers that AgraStim will contain at least 80% pure beta glucan.

There may be insufficient demand for Agrastim

     The market acceptance of fairly new products and technologies, including AgraStim, is subject to a number of factors, including the ability of the product to meet potential customers' needs more effectively or more efficiently than current products. Antibiotics and growth hormone supplements are widely used in animal, poultry and other feeds. BioAgra must convince their potential customers that their beta-glucan product is safe and effective as a feed additive and can be manufactured efficiently and cost-effectively before the poultry industry, or other animal producers will be willing to use their product rather than existing products such as antibiotics and growth hormone supplements. To create this consumer demand, BioAgra will have to successfully market and sell their product. Even after these efforts, their beta-glucan product may not be viewed by consumers as an improvement over existing products and may not achieve commercial acceptance.

We may be unable to meet our ongoing needs for additional capital

     We cannot accurately predict how much funding we will need to implement our strategic business plan or to continue operations. Our future capital requirements, the likelihood that we can obtain money and the terms of any financing will be influenced by many different factors, including:

     -    our revenues and the revenues of our joint venture;

     -    the status of competing products in the marketplace;

     -    our performance in the marketplace;

     -    our overall financial condition;

     -    our business prospects;

     - the perception of our growth potential by the public, including potential lenders;

     - our ability to enter into joint venture or licensing relationships to achieve a market presence; and

     -    the progress of BioAgra in developing, marketing and selling
          AgraStram.

     If we cannot obtain adequate financing or if the terms on which we are able to acquire financing are unfavorable, our business and financial condition could be negatively affected. We may have to delay, scale back or eliminate some or all of our development and marketing programs, if any. We may also have to go to third parties to seek financing, and in exchange, we may have to give up rights to some of our technologies, patents, patent applications, potential products or other assets.

We may be unable to hire and retain key personnel

     Our future success depends on our ability to attract qualified personnel. We may be unable to attract or retain these necessary personnel. If we fail to attract or retain skilled employees, or if a key employee fails to perform in his or her current position, we may be unable to bring AgraStim to the marketplace and to generate sufficient revenues to offset our operating costs.

We may be unable to obtain and retain appropriate patent, copyright and trademark protection of our products or manufacturing process

     We protect our intellectual property rights through patents, trademarks, trade names, trade secrets and a variety of other measures. However, these measures may be inadequate to protect our intellectual property or other proprietary information.

     - TRADE SECRETS MAY BECOME KNOWN BY THIRD PARTIES. Our trade secrets or proprietary information may become known or be independently developed by competitors.

     - RIGHTS TO PATENTS AND TRADE SECRETS MAY BE INVALIDATED. Disputes may arise with third parties over the ownership of our intellectual property rights. Our patents may be invalidated, circumvented or challenged, and the rights granted under those patents that provide us with a competitive advantage may be nullified.

     - PROBLEMS WITH FUTURE PATENT APPLICATIONS. Our pending or future patent applications may not be approved, or the scope of the granted patent may be less than the coverage sought.

     - INFRINGEMENT CLAIMS BY THIRD PARTIES. Infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification may be asserted by third parties in the future. If any claims or actions are asserted against us, we can attempt to obtain a license for that third party's intellectual property rights. However, the third party may not provide a license under reasonable terms, or may not provide us with a license at all.

     - THIRD PARTIES MAY DEVELOP SIMILAR PRODUCTS OR MANUFACTURING PROCESS. Competitors may develop similar products, duplicate our products or may design around the patents that are owned by us. Competitors may develop a similar manufacturing process, duplicate our manufacturing process or may design around any patents that are owned by us in relation to the manufacturing process.

     - LAWS IN OTHER COUNTRIES MAY INSUFFICIENTLY PROTECT INTELLECTUAL PROPERTY RIGHTS ABROAD. Foreign intellectual property laws may not adequately protect our intellectual property rights abroad. Our failure to protect these rights could adversely affect our business and financial condition.

     - LITIGATION MAY BE REQUIRED TO PROTECT INTELLECTUAL PROPERTY RIGHTS. Litigation may be necessary to protect our intellectual property rights and trade secrets, to determine the validity of and scope of the rights of third parties or to defend against claims of infringement or invalidity by third parties. This litigation could be expensive, would divert resources and management's time from our sales and marketing efforts, and could have a materially adverse effect on our business, financial condition and results of operations and on our ability to enter into joint ventures or partnerships with others.

Economic factors outside our control may have an adverse affect on Bioagra's revenues and our income

     Our income may be impacted by economic factors that are beyond our control such as fluctuations in price of poultry feed, outbreaks of poultry diseases, and demand for poultry products. Because Bio Agra's initial focus for AgraStim is the poultry industry, the poultry industry will be a significant component of their revenues. Rising poultry feed prices, increase production costs of commercial poultry producers may cause them to reduce production, which, in turn, could adversely impact BioAgra's revenues. An outbreak of disease, such as avian influenza, could result in increased government regulation of the poultry industry, a serious drop in demand for poultry products, and adverse publicity materially affecting the poultry industry for a significant period of time, which could adversely impact BioAgra's business, revenues, prospects, financial condition, and results of operation. In general, reduced demand for poultry products could adversely impact BioAgra's revenues and therefore our income.

The market for feed additives is competitive

     The feed additive market is competitive. BioAgra will compete with producers of artificial antibiotic and growth hormone products, many of which are large companies with vast resources allocated to the protection of brand recognition and market share of their products. BioAgra may also compete with companies producing beta-glucan for other purposes, and companies that produce existing alternatives to antibiotic and growth hormone products, such as organic acids, plant extracts, and mannoproteins. BioAgra is disadvantaged competing against some of these competitors in several different areas, including:

     -    financial resources;

     -    manufacturing capabilities;

     -    diversity of revenue sources and business opportunities;

     -    personnel and human resources; and

     -    research and development capabilities.

Larger companies have long term advantages over BioAgra in research and new product development and have a greater ability to withstand periodic downturns in the feed additive market because they have diverse product lines that can provide revenue even when there is a downturn in the feed additive market.

If Bioagra was unable to use their manufacturing facility, they may not be able to manufacture Agrastim for an extended period of time

     BioAgra manufactures at a single location in Georgia with a single production line. Manufacturing products at a single site presents risks because a disaster, such as a fire or hurricane, may interrupt our manufacturing capability. In such an event, they will have to resort to alternative sources of manufacturing that could increase their costs as well as result in significant delays. Any increase in costs, slowdowns or shutdowns could have a material adverse affect on our future business, financial condition and results of operations.

Bioagra's use of a single manufacturing facility may restrict their ability to attract customers

     Poultry farms require a steady source of feed additives. BioAgra's use of a single manufacturing plant and a single production line may restrict their ability to attract large customers who require certainty in the production process. If BioAgra is successful, they expect to expand manufacturing operations, but there is no assurance that BioAgra will have the financial resources required to expand their production facilities.

Manufacturing capacity restraints and limited experience may have an adverse affect on Bioagra

     BioAgra has limited manufacturing capacity and experience. We may encounter some difficulties, such as significant unexpected costs and delays, in scaling up the manufacturing operations of BioAgra to produce quantities required for us to achieve profitability. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income. We believe that BioAgra has adequate capacity to meet anticipated demand for 2006. However, in the event the demand for AgraStim rapidly increases or spikes in a certain period, BioAgra may not have the manufacturing ability to fulfill demand, either in their our own facilities or through agreements with third parties. This lack of manufacturing capacity may materially affect BioAgra's and our reputation, prospects, revenue, income and results of operation.

Replacing Bioagra's sole source of suppliers for key materials could result in unexpected delays and expenses

     BioAgra obtains some key materials and services for AgraStim from sole source suppliers, primarily with respect to spent brewer's or baker's yeast.
All of these materials are commercially available elsewhere. If these materials or services were no longer available at a reasonable cost from existing suppliers, BioAgra would need to purchase substitute materials from new suppliers. If BioAgra needed to locate a new supplier, the substitute or replacement materials may need to be tested for equivalency. The process of locating a new supplier and any testing of materials, if necessary, may cause a delay in production of the product and may cause BioAgra to incur additional expense.

Risks Relating to This Offering and Ownership of Our Common Stock

This offering and the sale of securities by current stockholders could cause dilution of existing holders of our common stock by decreasing the price of our common stock

     The market price of our common stock could be adversely affected by sales of substantial amounts of common stock in the public market as a result of this offering, by the perception that those types of sales could occur or by the fact or perception of events which would have a dilutive effect on the market for our common stock. As of May 1, 2006, we had 22,493,512 shares of our common stock outstanding, including shares of our common stock issued as described under "THE COMPANY." If all of our outstanding options and warrants were exercised and all of our reserved shares of common stock were issued, we could have up to 29,353,494 shares of common stock outstanding. Future transactions with other investors could further depress the price of our common stock because of additional dilution. See "DESCRIPTION OF COMMON STOCK."

Common stock price could be effected by the ability of holders of our common stock to sell their stock

     The market price of our common stock will be influenced by the ability of common stock holders to sell their stock. As of May 1, 2006, approximately 5,718,859 shares of our common stock were freely transferable and constitute the "float" in the public market for our common stock. If all of our outstanding options and warrants were exercised and all of our reserved shares were issued, the "float" for our common stock could increase to a total of 24,039,683 shares (including the shares of our common stock registered under the registration statement to which this prospectus relates). As of May 1, 2006, approximately 16,774,653 shares of our common stock were "restricted" or "control" securities within the meaning of Rule 144 under the Securities Act of 1933. These restricted securities cannot be sold unless they are registered under the Securities Act of 1933, or unless an exemption from registration is otherwise available, including the exemption that is contained in Rule 144. If all of our outstanding options and warrants were exercised and all of our reserved shares were issued, the number of "restricted" or

"control" shares of our common stock could increase to a total of 5,313,811 shares (excluding the shares of our common stock registered under the registration statement to which this prospectus relates that would otherwise be restricted or control shares).

We could issue preferred stock that could adversely effect the rights of our common stockholders

     We are authorized to issue up to 5,000,000 shares of our preferred stock, $.0001 par value per share. Our articles of incorporation gives our board of directors the authority to issue preferred stock without approval of our common stockholders. We may issue preferred stock to finance our operations. We may authorize the issuance of our preferred stock in one or more series. In addition, we may set several of the terms of the preferred stock, including:

     -    dividend and liquidation preferences,

     -    voting rights,

     -    conversion privileges,

     -    redemption terms, and

     -    other privileges and rights of the shares of each authorized series.

     The issuance of large blocks of preferred stock could have a dilutive effect on our existing shareholders and it can negatively impact our existing stockholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to third parties as a method of discouraging, delaying or preventing a change in control in our present management.

The resale of our common stock by you may be limited because of its low price which could make it more difficult for broker/dealers to sell our common stock

     The Securities Enforcement and Penny Stock Reform Act of 1990, as amended, requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations enacted by the SEC generally define a penny stock as an equity security that has a market price of less than $5.00 per share, subject to some exceptions. Unless an exception applies, a disclosure schedule explaining the penny stock market and the risks associated with investing in penny stocks must be delivered before any transaction in penny stock can occur.

     Our common stock is not a reported security and is currently subject to the Securities and Exchange Commission's "penny stock" rules and it is anticipated that trading in our common stock will continue to be subject to the penny stock rules for the foreseeable future.

     Until such time as our common stock meets an exception to the penny stock regulations cited above, trading in our securities is covered by Rule 15g-2 and Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under Rule 15g-2, before a broker/dealer can consummate a trade in penny stock, the broker/dealer must send an additional disclosure, receive a written acknowledgement of such disclosure from the purchaser of the penny stock, and wait two business days from the date the additional disclosure was sent. Under Rule 15g-9, broker/dealers who recommend penny stocks to persons who are not established customers or accredited investors must make a special determination in writing for the purchaser that the investment is suitable, and must also obtain the purchaser's written agreement to a transaction before the sale.

     The regulations could limit the ability of broker/dealers to sell our securities and thus the ability of purchasers of our securities to sell their securities in the secondary market for so long as our common stock has a market price of less than $5.00 per share.

We do not expect to pay dividends in the foreseeable future

     We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

                                USE OF PROCEEDS

     The shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. Therefore, any proceeds from the sale of our common stock will be received by the related selling stockholders for their own account, and we will not receive any proceeds from the sale of our common stock offered by this prospectus.

     With respect to the shares of our common stock offered by this prospectus, we previously received $1,500,000 ($400,000 in cash and an unsecured promissory note for the remaining $1,100,000) from the sale of series A preferred stock
described in "THE COMPANY."   All of these shares were converted into shares of
our common stock and we did not receive any additional proceeds upon conversion.

     We are registering shares of our common stock that will be issued to investors upon exercise of warrants issued to a number of selling stockholders described in "SELLING STOCKHOLDERS." Assuming that all of these warrants were exercised, we expect to receive an additional $746,717, substantially all of which we expect to use for general working capital purposes, to acquire a revenue generating company or to acquire technology complimentary to our current technology, our ownership interests in ExypnoTech and any other licensing agreements or joint venture agreements that we may enter in the future.
However, no assurance can be given that any of these warrants will be exercised.

     We will incur all of the costs associated with the registration of the shares of our common stock offered by this prospectus other than underwriting discounts and selling commissions, if any. See "PLAN OF DISTRIBUTION."

                        DETERMINATION OF OFFERING PRICE

     The selling stockholders may sell all or a portion of their shares of our stock in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. See "PLAN OF DISTRIBUTION."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION AND HOLDERS OF OUR COMMON STOCK

     Our common stock is presently quoted on the over-the-counter bulletin board maintained by the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "VYTC." Our common stock is also traded on the Berlin Stock Exchange, the Frankfurt Stock Exchange, the Munich Stock Exchange and the Xetra Stock Exchange under the symbols indicated in the table below:

               FOREIGN EXCHANGE             TRADING SYMBOL
               ----------------             --------------

               Berlin Stock Exchange        NPI1.BE
               Frankfurt Stock Exchange     NPI1.F
               Munich Stock Exchange        NPI1.MU
               Xetra Stock Exchange         NPI1.DE



     The following table sets forth the range of high and low quotations for the common stock of each full quarterly period during the fiscal year or equivalent period for the fiscal periods indicated below (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus). The quotations were obtained from information published by the NASD and reflect interdealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

          2004 FISCAL YEAR       HIGH       LOW
          ----------------       -----     -----

          September 30, 2003     $5.40     $4.20
          December 31, 2003       5.80      5.00
          March 31, 2004          6.80      6.20
          June 30, 2004           3.40      3.00

          2005 FISCAL YEAR
          ----------------

          September 30, 2004      2.40      2.20
          December 31, 2004       3.40      3.20
          March 31, 2005          2.20      2.00
          June 30, 2005           2.00      1.80

          2006 FISCAL YEAR
          ----------------

          September 30, 2005      1.60      1.20
          December 31, 2005       1.20      1.20
          March 31, 2006          1.05      1.05

     As of May 1, 2006, there were approximately 399 holders of record of the Company's common stock.

DIVIDENDS

     Our board of directors determines any payment of dividends. We have not paid any cash dividends on our common stock in the past and we do not anticipate paying any dividends in the foreseeable future. Earnings, if any, are expected to be retained to fund our future operations. There can be no assurance that we will pay dividends at any time in the future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of June 30, 2005 (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus) regarding compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance. No class of our securities other than our common stock or options to purchase our common stock is authorized for issuance under any of our equity compensation plans.

                                                                                 Number of securities
                                  Number of securities    Weighted-average     remaining available for
                                    to be issued upon     exercise price of     future issuance under
                                       exercise of           outstanding      equity compensation plans
                                  outstanding options,    options, warrants     (excluding securities
Plan Category                      warrants and rights       and rights        reflected in column (a)

                                           (a)                   (b)                     (c)
Equity compensation plans
approved by security holders                0                     -                       0

Equity compensation plans not
approved by security holders (1)         396,350         $      20.00                  3,712,476
Total                                    396,350         $      20.00                  3,712,476


(1) The material features of the plans not approved by the security holders are described herein under "MANAGEMENT-Compensation of Executive Officers-Stock Option Plans."


                                   THE COMPANY

     We were incorporated on June 22, 1996 as a Nevada corporation. Our corporate offices are located at 370 - 17th Street, Suite 3640, Denver, Colorado 80202, and our telephone number is (303) 592-1010. We maintain a website at www.nanopierce.com, and are in the process of constructing a new website at
------------------
www.vytacorp.com, which is not incorporated in and is not a part of this
----------------
prospectus.

BUSINESS

     GENERAL

     In 2004, we instituted steps to change our business from semiconductor technology to biotechnology. In August 2005, we purchased a 50% equity interest in BioAgra, LLC, a Georgia limited liability company ("BioAgra") for approximately $905,000 in cash and a note payable of $595,000, which was paid in full on September 15, 2005. BioAgra is located in Hinesville, Georgia. The remaining 50% was purchased by Xact Resources International (now Justin Holdings, Inc. as a result of a subsequent assignment by Xact Resources) for the contribution of rights, a license, intellectual properties, purchase orders and similar items. BioAgra holds a license for the production of AgraStim, a natural, all organic, non-toxic beta glucan feed additive used to replace artificial antibiotics which are currently in use. The license is described in more detail later in this prospectus. BioAgra plans to initially manufacture, market and sell AgraStim in the poultry industry.

     We also continue to own a minority interest in ExypnoTech, Gmbh ("ExypnoTech"), a company that is manufacturing and developing inlay components used in the manufacturing of, among other things, smart labels (often referred to as radio frequency identification tags or "RFID"). ExypnoTech, in addition to the inlay components, plans to manufacture and sell other types of RFID components. In December 2003 ExypnoTech sold a controlling 51% interest in ExypnoTech to TagStar Systems, GmbH for $98,000 in cash. As a result of this sale, we have only a 49% interest in ExypnoTech and are entitled to 49% of any net income generated by ExypnoTech or any dividends paid and share 49% of any net losses.

     As a result of our acquisition of an interest in BioAgra, we have largely discontinued our involvement in semiconductor technology. On February 26, 1998, we acquired the intellectual property rights related to our patented Particle Interconnect Technology (the "particle technology") from Particle Interconnect Corporation, a Colorado corporation, a wholly owned subsidiary of Intercell Corporation (now known as Intercell International Corporation), a Nevada corporation that was our affiliate at the time of the acquisition. We acquired the particle technology to pursue a more focused, strategic application and development of the particle technology, subsequently referred to as the NanoPierce Connection System ("NCS(TM)"). NCS is an alternative method of providing temporary or permanent electrical connections between different flexible, rigid, metallic and non-metallic surfaces. Through the use of the particle technology, we can also attach semi-conductors directly to various surfaces. We have trademarked this process as WaferPierce(TM). We were commercializing our particle technology as NCS(TM) and focused on providing the electronics industry with possible solutions to their "connection" problems. At this time we do not plan to continue efforts to manufacture or develop products that utilize our particle technology. To date, we have not successfully manufactured, marketed, sold products or licensed companies to manufacture, develop and market products using our particle technology.

     As a result of our change in business, we have several inactive or discontinued subsidiaries and investments, including:

     - EXYPNOTECH, LLC ("ExypnoTech, LLC"). On June 18, 2004, we organized ExypnoTech, LLC for the purpose of marketing, primarily in the United States of America, the RFID components manufactured by ExypnoTech. ExypnoTech, LLC during the calendar year ended December 31, 2005, did not have active operations.

     - NANOPIERCE CARD TECHNOLOGIES, GMBH ("NanoPierce Card"). Established in January 2000, NanoPierce Card was located in Hohenbrunn, Germany. NanoPierce Card was responsible for the marketing of the Company's technology, services and products on an international basis. On April 1, 2003, NanoPierce Card filed for insolvency with the Courts of Munich, Germany. The insolvency was necessary in order to comply with specific German legal requirements. The Company completed a plan of self-liquidation and the German court legally dissolved NanoPierce Card on June 8, 2004.

     - NANOPIERCE CONNECTION SYSTEMS, INC. ("NanoPierce Connection"). NanoPierce Connection, a Nevada corporation, was located in Colorado Springs, Colorado, USA. Beginning business in January 2002, NanoPierce Connection was the center for research and development activities. In September 2003, the Company entered into a joint venture with Scimaxx, LLC in order to further the marketing of the services previously offered by NanoPierce Connection. During the fiscal year ended June 30, 2005, NanoPierce Connection had no operations.

     - SCIMAXX SOLUTIONS, LLC ("Scimaxx Solutions"). On September 15, 2003, the Company entered into a joint venture with Scimaxx, LLC (Dr. Neuhaus, a director of the Company is a part owner of Scimaxx, LLC - See "RELATIONSHIPS AND RELATED TRANSACTIONS"). In April 2005, Scimaxx Solutions ceased operations. The purpose of the joint venture was to provide the electronics industry with technical solutions to manufacturing problems based on the need for electrical connectivity. The Company received a 50% interest in the joint venture in exchange for a contribution of the equipment owned by NanoPierce Connection. The Company also granted Scimaxx Solutions a ten-year, non-exclusive, non-royalty bearing worldwide license to use the Company's intellectual property. The Company and Scimaxx, LLC have formally terminated Scimaxx Solutions, and the license has terminated.

     BIOAGRA

     Business Strategy

     Governments are currently urging or directing, and consumers are demanding producers to remove artificial antibiotics from the human food chain supply to reduce the development in humans of increasingly powerful and virulent strains of antibiotic resistant bacteria, which makes treatment for illnesses and diseases more difficult and expensive. In addition, food service providers are demanding natural, organic, antibiotic free foods.

     Animals in the cattle, poultry, swine and seafood industries are currently fed artificial antibiotics, in order to prevent the spread of bacterial and viral infections and steroids to promote growth. BioAgra holds a license for the production of AgraStim (formerly marketed as YBG-2000), a natural, all organic, non-toxic beta glucan feed additive used to replace artificial antibiotics that are currently in use. BioAgra is initially targeting customers in the poultry processing industry as an alternative to artificial antibiotics. BioAgra is initially targeting the poultry industry because of the size of the poultry industry inside and outside of the United States as described later in this section of the prospectus. AgraStim, in the poultry industry, is designed to enhance the avian immune system to fight bacterial and viral infections more effectively and efficiently, and to promote accelerated growth.

     Assuming BioAgra can successfully sell to the poultry producing industry, BioAgra intends to market and sell to other industries such as the swine and seafood processing industries. While BioAgra may switch markets or enter into new markets for AgraStim, BioAgra cannot guarantee that it will be successful or earn a profit in any market in which it enters.

     Background on AgraStim and Need for Alternatives to Antibiotics and Steroids

     AgraStim is a beta glucan feed additive produced from spent brewer's or baker's yeast. The additive is a combination of bioactive nutrients and B-glucans that are extracted from the cell walls of the yeast using steam injection and a centrifuging extraction process. The beta glucan additive is a natural, all organic, non-toxic product that has been shown by an independent test the results of which were published in an article titled "The Influence of B-Glucan on Immune Responses in Broiler Chicks" (Immunopharmacology and Immunotoxicology, Volume 25, 2003 (Marcel Dekker)), to stimulate immune systems, thereby eliminating the usage of antibiotics and growth hormone supplements in animal, poultry and other feeds. AgraStim is designed to enhance the immune system and to promote accelerated growth.

     Antibiotics have been added to animal feed in an effort to produce healthier animals. Scientists, however, now believe that this practice may lead to unforeseen and unwanted effects. Some studies and articles indicate that the antibiotics that are contained in feeds may accumulate in the animal body and can cause harm to humans, including causing allergic and abnormal reactions.

     The excessive use of antibiotics in animal feed may convert some bacteria into antibiotic resistant strains of bacteria that can infect humans through the consumption of meat products. When a human becomes infected with a resistant strain of bacteria, it becomes difficult and expensive to treat due to the bacteria's resistance to antibiotics. The use of antibiotics in animal feed has already affected many countries in Europe, which have banned the use of certain antibiotics in animal feed. It is expected that the United States may also begin to ban or discourage the use of certain antibiotics in animal feed.

     Alternatives to antibiotics, including AgraStim are increasing in demand by animal farmers and other producers because they lack the drawbacks of antibiotics and other chemical compounds. AgraStim is a natural, all organic, non-toxic product that has been proven to stimulate immune systems, thereby eliminating the usage of antibiotics and growth hormone supplements in animal, poultry and other feeds. AgraStim is designed to enhance the immune system and to promote accelerated growth. AgraStim, we believe, can resolve the harmful effects of antibiotics that could be toxic to humans, and can produce safe and healthy animal foods that may be claimed as "drug-free."

     Poultry Industry

     The poultry industry has been initially targeted because of the size of the market inside and outside of the United States. Poultry is the largest worldwide source of protein food for human consumption. Poultry is depended upon by humans for eggs, meat and other products. In addition, poultry can be raised in small geographical areas. In the United States, approximately 8 billion chickens and 275 million turkeys are farmed for "broiler" production and processing each year. Each broiler chicken consumes approximately an average of 10 pounds of feed during their life of approximately 42 days for a total of approximately 40 million tons for all the broiler chickens in the United States. Each turkey consumes approximately 50 kilograms of feed for a total of 13.75 million tons of feed. In addition, there are approximately 450 million egg producing chickens grown in the United States each year, which consume approximately 60 kilograms of feed over a period of 1.5 years for a total of 27 million tons of feed.

     Manufacturing of AgraStim

     Raw Materials. Production of AgraStim requires spent brewer's or baker's yeast. Brewer's yeast is used in the production of alcoholic beverages. Currently, yeast and other raw materials utilized in the production of AgraStim are purchased from Biorigin in Brazil, South America pursuant to invoices documenting each separate purchase that will be consistent with BioAgra's production needs and such arrangements are not subject to any volume limitations or import restrictions. Arrangements are being made with additional commercial firms that purchase and distribute these types of yeast. We believe that there is an adequate supply of these raw materials for the foreseeable future for BioAgra's proposed activities. We intend to purchase these raw materials from any other available worldwide suppliers that provide us with a cost efficient source of high quality raw materials that permit us to produce AgraStim that is at least 80% pure beta glucan.

     Production Plant. BioAgra's production plant is located at 103 Technology Drive, Hinesville, Georgia 31313. BioAgra has leased the facility from the Liberty County Industrial Authority pursuant to an Industrial Lease Agreement, dated March 1, 2005 for a period of 120 calendar months at a price of $12,000 per month. At the expiration of the lease term BioAgra has the option to purchase the leased premises (real estate and improvement) for $500,000. The facility is approximately 30,000 square feet which consists of both office space and a production area and is also expected to include a research and development laboratory. The production area has enough space to hold three separate production lines in its current configuration, although as of this date, we only have the equipment for a single production line. The facility is located on approximately 7.29 acres.

     The plant commenced operations in March of 2006. It is anticipated that the plant will go through a shakedown period in which we will begin to evaluate and understand the controls and efficiencies of the plant. It is expected that by the quarter ended June 30, 2006, we will be able to start operating on a full-scale capacity. The average cost for production and operations of the plant on a month-to-month basis is expected to be approximately $200,000.

     Production Process. In manufacturing AgraStim, the cell walls of the bakers or brewers yeast is exposed to high temperatures using steam injection. The mixture is then separated into solid and liquid portions by a centrifuge, and the liquid portion is discarded. The solid portion is thoroughly washed with water and then exposed to elevated temperatures using stream injection extracting a residue. The residue is separated again into solid and liquid portions by a centrifuge and the liquid portion is discarded. Finally, the solid portion is thoroughly washed with water and the residue is spray dried, which results in the AgraStim product.

     Pure AgraStim is a concentrate in which many animal farmers or producers will not have the ability to mix with the feed in the required proportions. Therefore, BioAgra expects to produce specialized pre-mixes and mixes containing AgraStim and vitamins and/or mannoproteins. Mannoproteins are purified from the yeast during the manufacturing process. This will enable BioAgra to sell to a broader array of customers.

     Employees. BioAgra intends to hire administrative staff and production staff. It expects to initially hire 12 production employees for a two-shift production cycle beginning April 2006.

     Marketing and Distribution

     BioAgra intends to initially market AgraStim and other AgraStim products to the poultry industry. BioAgra is initially targeting their efforts inside the United States in the State of Georgia and the surrounding four-state area in which the vast majority of poultry producers in the United States are located. BioAgra is developing marketing plans and strategies for AgraStim. The initial marketing strategy is to penetrate the poultry producing industry by utilizing existing industry distributors or direct sales on a national and international basis. BioAgra has begun to market its presence in the industry by attendance at various poultry related conventions and expects to continue to be represented at future conventions. BioAgra has begun to make contact with potential customers, though no formal agreements have been signed.

     Customers

     BioAgra is in the initial stages of marketing and contacting potential customers for the purchase of AgraStim. Initial customers are expected to be poultry producers located in the United States and abroad. BioAgra is targeting a broad range of customers consisting of both small and large poultry producers both nationally and internationally to avoid dependency on one or a small number of customers. BioAgra currently has no formal commitments from producers to purchase AgraStim.

     Management

     Managers and Officers. BioAgra is a manager-managed Georgia limited liability company. The managers and officers of BioAgra are as follows:

                         NAME                        POSITION
               -----------------------     ----------------------------

               Neal Bartoletta (59)        Manager, President and Chief
                                           Executive Officer

               Paul H. Metzinger (66)      Manager and Executive Vice
                                           President

               Kristi J. Kampmann (33)     Chief Financial Officer,
                                           Secretary


     Biographical Information. Biographical information regarding Mr. Metzinger and Ms. Kampmann is set forth in "MANAGEMENT-Biographical Information on Officers, Directors and Significant Employees." The following is biographical information about Mr. Bartoletta:

     Mr. Bartoletta serves as the President and a Manager of BioAgra since December 2004. From 1980 to 1991, Mr. Bartoletta served as the President of Bart Warehousing Corp in South Kearny, New Jersey. From 1978 to 1999, as the President of N.J. Bart Corp, Elizabeth, New Jersey. From 1998 to present he has served as the President of Xact Resource International, Inc. of Boca Raton, Florida. In 2006, Mr. Bartoletta was appointed the President of Justin Holdings, Inc. of Boca Raton, Florida. Justin Holdings in the owner of the other 50% equity interest in BioAgra. Mr. Bartolleta is a gradate of the Academy of Advanced Traffic.

     Joint Venture Partner

     As described elsewhere in this prospectus, we own a 50% interest in BioAgra. The remaining 50% of BioAgra is owned by Justin Holdings, Inc., a Florida corporation. Justin Holdings, Inc. is a holding company that currently has no other investments and no other substantial business activities other its ownership interest in BioAgra. All of the outstanding capital stock of Justin Holdings is owned by Neal Bartoletta, who also is the sole officer and director of Justin Holdings and holds the positions in BioAgra set forth above under the heading "-Management." Justin Holdings acquired a 50% ownership interest in BioAgra as the result of the assignment by Xact Resources of its membership interest in BioAgra in February of 2006.

     EXYPNOTECH

     ExypnoTech is involved in manufacturing and developing inlay components used in the manufacturing of, among other things, smart labels (often referred to as radio frequency identification tags or "RFID").

     RFID Components. RFID components are used to identify objects, by short-range radio over a few millimeters to distances as great as a meter. RFID inlays consist of a small transponder chip bonded onto a metal foil antenna on an exceptionally thin and small plastic or paper sheet. NCS or Ultrasonic bondingcan be used to provide the connection between the transponder chip and the antenna. In addition, NCS can be used to connect the chip to the chip module in contact smart cards or the chip module to the antenna in the case of contactless smart cards. There are many different applications for RFID components, but the application being focused on by ExypnoTech is smart labels. ExypnoTech currently offers RFID components using a method of ultrasonic bonding originally developed by us.

     Raw Materials. Production of RFID components requires computer chips, antennas and laminates. ExypnoTech current obtains its supply of chips from Phillips, Infineon and other suppliers and its antennas and laminates from many sources.

     Production Process. The production process for a smart label is a form of "welding" at the molecular level, bonding a chip to the antenna using ultrasonic energy and applying the assembled circuitry into laminates printed with customer designed information. A continuous feed high speed die bonder extracts a chip from the wafer, flips the chip, applies a high speed non conductive adhesive to the antenna contact pads, which are fed into the die bonder on a tape, presses the chip down onto the antenna pads. Customers can then print designated information to the laminate enveloping the assembled circuitry.

     Distribution Methods. Smart labels will be sold directly by ExypnoTech and through selected industry distributors and partners.

     Customers. There are a wide range of potential customers for RFID components. ExypnoTech has two recent customer contracts in the gaming and transportation industry.

     Management. The managers of ExypnoTech are Bernhard Maier, Michael Kober and Peter Hahn.

RESEARCH AND DEVELOPMENT

     The Company anticipates that a substantial level of research and development activities will occur at BioAgra. The expected activities include testing AgraStim for quality control and the development of new products. BioAgra expects to build an extensive research and development laboratory at its main facility and has adequate space at the facility to build such a laboratory. The laboratory is currently in the design stages. The research and development laboratory is expected to be funded by BioAgra.

     The Company's research and development activities were formerly conducted through NanoPierce Connection, with additional activities occurring at ExypnoTech. During the last year, minimal research and development activities were conducted at Scimaxx Solutions. For the fiscal years ended June 30, 2005 and June 30, 2004, the Company incurred $0 and $41,849, respectively, in research and development expenses.

COMPETITION

     BioAgra. Competition for beta glucan products in the market targeted by BioAgra is currently limited. The United States and many other countries in the world are in the process of eliminating or plan to eliminate the usage of antibiotics in the feed of animals in the human food chain supply. There are a limited number of alternatives to antibiotics. Such alternatives include organic acids, plant extracts (ex. oregano oil), and mannoproteins. These alternatives have not experienced a great success rate to date.

     Other potential competitors include those already producing beta glucan for human consumption. This type of "purified" beta glucan is considered too expensive to use in markets other than for direct human consumption. Other competitors are those producing beta glucan with a 60% or less purity level for the markets addressed by BioAgra. Based upon data provided to the Company beta glucan having less than 80% purity is not effective in the markets chosen by BioAgra. BioAgra intends to produce beta glucan with at least 80% purity and expects to make representations as to this percentage to its customers.

     Competition will also consist of established producers of artificial antibiotic growth promotion products. These are large companies with vast resources allocated to the protection of the brand recognition and market share of their products. Success will require people switching from the artificial antibiotic growth products to AgraStim.

     We are also aware of one company, Fibona Health Products GmbH, that is promoting yeast beta-glucan products in Europe and the United Kingdom. We do not believe their products will compete with AgraStim.

     Exypnotech. Competition in the electronic connector market is fierce. The principal competitive factors are product quality, performance, price and service. The Company and its licensees face competition from well-established firms with other interconnect technologies. We will face competition from the development of existing and future competing technologies. There currently exists approximately 28 different technologies that can be used to create interconnect solutions, including dendrite crystals, gold dot technology, anisotropic technology (technologies using materials whose behavior differs in the up/down and left/right directions), elastomerics (rubber-like synthetic materials) and Z-axis conductive adhesives. These technologies currently are produced by materials and chemical suppliers, flexible and rigid printed circuit board manufacturers, as well as electronics manufacturers who produce their own materials and interconnect systems.

INTELLECTUAL PROPERTY

     AGRASTIM LICENSE

     BioAgra holds a license for the production of AgraStim, which is a natural beta glucan feed additive used to replace artificial antibiotics currently in use. Under the license, BioAgra was granted the right and license to produce, process, make or otherwise manufacture and sell the licensed beta glucan product for consumption by animal livestock in the United States and has the right of first refusal to build and operate any new plant in the United States intended to manufacture the licensed product. The license also grants BioAgra the right to use any other technologies or information held by the licensor necessary to manufacture and sell the licensed product, and to use certain trademarks of the licensor in marketing and promotional materials. The licensor will further provide BioAgra with specific services, such as a basic engineering package and support and training for the start-up of the initial and any new manufacturing plants.

     For each manufacturing plant, including the initial plant, BioAgra pays a
flat license fee of $100,000.  BioAgra also pays a royalty fee of 7   % of gross
sales on a quarterly basis, and pays the taxes, tariffs and fees, except income taxes, imposed on the licensor as a result of the royalty fee received by the licensor.

     The license, dated April 18, 2005, has a term expiring October 18, 2024, and may be terminated prior to expiration by mutual consent, for an uncured material breach of the license, or for a change in control of BioAgra. Under the license, BioAgra must build a production plant that, within 10 months of April 18, 2005, is capable of producing a specified amount of the licensed product. The production plant commenced operations and the current status of the plant is described under the section of this "THE COMPANY-Business-BioAgra-Manufacturing of AgraStim-Production Plant." BioAgra must also meet certain minimum production standards, which will begin on the first year anniversary after BioAgra produces its first successful batch of the licensed product, which yields a sufficient quantity of product made available for sale. If BioAgra fails to satisfy the minimum production standards for a certain period of time, BioAgra will lose the right of first refusal for new manufacturing plants in the United States, and may be deemed to be in material breach of the license.

     THE NCS(TM) TECHNOLOGY

     NCS(TM) is a method where metallized, hard, microscopic particles are deposited onto one of two contact surfaces, through electrolytic or electro-less plating methods or other methods. When the two surfaces are pressed together, the conductive particles penetrate the second contact surface and create an electrical connection. Bonding of the contact surfaces can be achieved using nonconductive adhesives or ultrasonic welding.

     NCS can be used with many different substrates (flexible, rigid, metallic and non-metallic), allowing NCS to replace more conventional methods of making electrical contacts, such as soldering, spring-loading, pin-in-hole connections and conventional "flip chip" attachment. In addition, NCS can be used to form either temporary or permanent connections.

     NCS provides advantages to potential users among which are; lower costs through the usage of less expensive materials; the elimination of manufacturing steps; improved thermal and electrical properties; elimination of special environments for application; decreased production time; easy integration into existing production lines; increased design miniaturization; adaptability for specific applications and RF (radio frequency) performance.

     The Company has extended NCS to permit the direct attachment of semiconductor chips to a substrate, a process called WaferPierce(TM). WaferPierce is comprised of two parts: (1) the electroless application of NCS to the contact pads of chips while still in wafer form; and (2) a proprietary chip attachment process in which chips are bonded to a substrate face down using the core NCS method.

     OTHER INTELLECTUAL PROPERTY

     The Company currently holds 13 patents with the U.S. Patent and Trademark Office. Further, the Company has filed several patent applications both in the United States and internationally in order to continue to protect its intellectual property. To reduce expenses, during the fiscal years ended June 30, 2005 and 2004, the Company abandoned several of its patent applications. The Company also holds several trademarks with the U.S. Patent and Trademark Office, in connection with the Company's former name, logo and services.

GOVERNMENT REGULATION

     The Company believes that it is in compliance with all federal and state laws and regulations governing its limited operations. Further, the Company believes that it is in compliance with all German laws and regulations governing its limited operations in Germany. Compliance with federal and state environmental laws and regulations did not have a material effect on the Company's capital expenditures, earnings or competitive position during the fiscal year ended June 30, 2005 or the six months ended December 31, 2005.

     BioAgra has applied for a "generally recognized as safe" (GRAS) designation from the U.S. Food and Drug Administration for the AgraStim beta-glucan product to be produced by BioAgra. A GRAS designation would exempt AgraStim from the regulations of the U.S. Department of Agriculture and the U.S. Department of Agriculture and would permit the sale of AgriStim anywhere in the United States without obtaining a license. BioAgra believes that it will receive GRAS designation for AgraStim based, in part, upon the fact that the GRAS designation has been given to other products whose main ingredients are also based upon all organic, natural, non-toxic substances such as the yeast from which beta-glucan is derived. If a GRAS designation is not obtained, AgraStim would be required to be sold as a food additive by obtaining a license to sell from each individual state in which sales would occur. At this time, Bioagra has applied and obtained licenses from the States of Georgia and North Carolina and is preparing licenses in other states. There is no assurance that BioAgra will be able to successfully obtain or maintain licenses in all states in which sales are expected to be made or that the costs of obtaining and maintaining these licenses will not limit BioAgra's ability to sell AgraStim.

EMPLOYEES

     On March 31, 2006, the Company and its subsidiaries had three employees. Mr. Metzinger and Ms. Kampmann, key officers of the Company and the only two key employees of the Company, have signed employment agreements with the Company. See "MANAGEMENT - Executive Officers and Directors." None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement. The Company believes that its relations with its employees are excellent.

PROPERTIES

     The Company's corporate headquarters are located at 370 17th Street, Suite 3640, Denver, Colorado 80202. The Company moved into its current office space on June 27, 2001 and has a 5-year lease on the property, expiring in September 2006. The base rent is $4,850 per month for the remaining term of the lease, plus certain occupancy costs.

     NanoPierce Connection was located at 4180 Center Park Drive, Colorado Springs, Colorado 80916. NanoPierce Connection had a 3-year lease on the property, which expired in March 2006. As of March 2006, we had no further obligation under this lease.

LEGAL PROCEEDINGS

     HARVEST COURT LITIGATION

     In connection with a financing obtained in October 2000, the Company filed various actions in the United States District Court for the District of Colorado against, among others, Harvest Court, LLC, Southridge Capital Investments, LLC, Daniel Pickett, Patricia Singer and Thomson Kernaghan, Ltd. for violations of federal and state securities laws, conspiracy, aiding and abetting and common law fraud among other claims. As a result of various procedural rulings, in January 2002, the United States District Court for the District of Colorado transferred the case to the United States District Court for the Southern District of New York, New York City, New York.

     In this litigation, Harvest Court, LLC filed counterclaims against the Company, Mr. Metzinger, Ms. Kampmann, Dr. Neuhaus, Dr. Shaw and a number of unrelated third parties. The counterclaims allege violations of federal securities laws and other laws. Harvest Court, LLC is seeking various forms of relief including compensatory and punitive damages. Responsive pleadings have been filed and the litigation is currently in the discovery stage.

     In May 2001, Harvest Court, LLC filed suit against the Company in the Supreme Court of the State of New York, County of New York. The suit alleges that the Company breached an October 20, 2000 Stock Purchase Agreement, by not issuing 370,945 free trading shares of the Company's common stock in connection with the reset provisions of the Purchase Agreement due on the second reset date and approximately 227,265 shares due in connection with the third reset date. Harvest Court, LLC is seeking the delivery of such shares or damages in the alternative. In August 2001, the Supreme Court of the State of New York, County of New York issued a preliminary injunction ordering the Company to reserve and not transfer the shares allegedly due to Harvest Court, LLC. In February 2006, in connection with the reverse stock split of our common stock of the Company described elsewhere in this prospectus, the Supreme Court of the State of New York, County of New York issued an injunction ordering the Company to reserve 3.7% of the Company's issued and outstanding common stock (832,290 shares at February 13, 2006). The Company has set aside these shares. The Company has filed counterclaims seeking various forms of relief against Harvest Court, LLC.

     DEPOSITORY TRUST LAWSUIT

     In May 2004, the Company filed suit against the Depository Trust and Clearing Corporation ("DTCC"), the Depository Trust Company ("DTC"), and the National Securities Clearing Corporation ("NSCC") in the Second Judicial District Court of the County of Washoe, State of Nevada. The suit alleges multiple claims under the Nevada Revised Statutes 90.570, 90.580, 90.660 and 598A.060 and on other legal bases. The complaint alleges, among other things, that the DTCC, DTC and NSCC acted in concert to operate the "Stock Borrow Program," originally created to address short term delivery failures by sellers of securities in the stock market. According to the complaint, the DTCC, NSCC and DTC conspired to maintain significant open fail deliver positions of millions of shares of the Company's common stock for extended periods of time by using the Stock Borrow Program to cover these open and unsettled positions. The Company was seeking damages in the amount of $25,000,000 and treble damages. On April 27, 2005, the court granted a motion to dismiss the lawsuit. The Company has filed an appeal to overturn the motion to dismiss the lawsuit.

     The Company intends to vigorously prosecute all litigation and does not believe the outcome of the litigation will have a material adverse effect on the financial condition, results of operations or liquidity of the Company.
However, it is too early at this time to determine the ultimate outcome of these matters.

     OTHER LITIGATION

     Other than the above mentioned lawsuits, to the knowledge of the management of the Company, there are no material legal proceedings pending or threatened (other than routine litigation incidental to business) to which the Company (or any officer, director, affiliate of beneficial owner of more than 5% of the Company's voting securities) is party, or to which property of the Company is subject.

CORPORATE RESTRUCTURING

     In connection with our change in business described above, we recently completed a corporate restructuring consisting of a private placement of a new series of convertible preferred stock, which also resulted in a change of who controls us, a reverse stock split of our common stock, a subsequent increase in our authorized capital and a we changed our name from NanoPierce Technologies, Inc. to Vyta Corp.

     PRIVATE PLACEMENT

     On January 17, 2006, in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act of 1933"), pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder, we issued to Arizcan Properties, Ltd. a total of 200,000 shares of our newly designated series A convertible preferred stock, par value $0.0001 per share (the "series A preferred stock") for a purchase price of $1,500,000. For purposes of acquiring the shares of our series A preferred stock, Arizcan Properties paid us $400,000 in cash and executed and delivered an unsecured promissory note bearing interest at 7% for the remaining $1,100,000 payable on or before one year from the date the series A preferred stock was
issued.   As of May 1, 2006, the note receivable had an outstanding principal balance of $101,929. Arizcan Properties is wholly owned by Triumphant Partners, LLC, a Colorado limited liability company, that is owned by Stan Richards.

     Each share of series A preferred stock is convertible into 1,500 shares of our common stock, votes as a single class with our common stock and each share is entitled to 1,200 votes. As a result of this private placement, Arizcan Properties acquired approximately 55% of our voting power. Arizcan Properties converted all of the shares of series A preferred stock into 15,000,000 shares of our common stock on February 2, 2006 (the number of shares of our common stock issued upon conversion of each share of series A preferred stock was adjusted downward from 1,500 to 75 as a result of the reverse split described below) and, as a result, holds approximately 51% of our voting power on a fully diluted basis.

     REVERSE SPLIT

     On January 31, 2006, we effected a reverse stock split of our common stock, whereby each twenty (20) shares of our common stock, either issued and outstanding or held as treasury stock was reclassified and changed into one (1) fully-paid and nonassessable share of our common stock. Our authorized capital with respect to our common stock was reduced in like manner from 200,000,000 shares to 10,000,000 shares. Our authorized capital with respect to our preferred stock remained unchanged at 5,000,000 shares. No fractional shares were issued as a result of the reverse split, and any fractional share interests were rounded up to the nearest whole share. The reverse split was approved by our board of directors without shareholder approval in accordance with the requirements of Nevada law.

     INCREASE OF AUTHORIZED CAPITAL

     On January 31, 2006 following the reverse split, our authorized capital with respect to our common stock was increased from 10,000,000 shares to 200,000,000 shares. Our authorized capital with respect to our preferred stock remained unchanged. The increase to our authorized capital was recommended by our board of directors to our shareholders for approval and the shareholders representing at least a majority of the voting power of the Company approved the increase to our authorized capital by written consent in lieu of a special meeting in accordance with the requirements of Nevada law.

     NAME CHANGE.

     Concurrently with the increase to our authorized capital, we changed our name from NanoPierce Technologies, Inc. to Vyta Corp. The name change was approved by the shareholders in the same manner as the increase to our authorized capital. As a result of the name change, our trading symbol changed to "VYTC."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements for the fiscal year ended June 30, 2005, our unaudited quarterly financial statements for the six months ended December 31, 2005 and the related notes included elsewhere in this prospectus. The discussions in this section contain forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed below. See "Risk Factors" and "Forward-Looking Statements" for a discussion of these risks and uncertainties.

RECENT EVENTS

     On January 19, 2006, the Company's Board approved an amendment to our Articles of Incorporation to change the name of the Company effective January 31, 2006 from NanoPierce Technologies, Inc. to Vyta Corp.

     On January 19, 2006 the Company's Board of Directors (the "Board") approved an amendment to our Articles of Incorporation to affect a one-for-twenty reverse stock split of our common stock effective January 31, 2006. All references to shares, options, warrants, exercise and conversion prices in the three and six months ended December 31, 2005 and in prior periods, have been adjusted to reflect the post-reverse split amounts. The Company's common stock now trades on the Over-the-Counter Bulletin Board under the trading symbol "VYTC."

     On January 19, 2006, the Company's Board approved an amendment to the Articles of Incorporation to increase the authorized capital of 10,000,000 common shares to 200,000,000 common shares. The increase to our authorized capital was effective January 31, 2006.

RESULTS OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 2005

     The Company had no revenues during the three and six months ended December 31, 2005 and 2004.

     The Company recognized $28,585 of other income, of which $28,250 represented a gain on the extinguishment of liabilities. The Company recognized $8,350 in interest income during the six months ended December 31, 2005 compared to $6,187 during the six months ended December 31, 2004 ($4,419 and $4,687 for the three months ended December 31, 2005 and 2004, respectively).

     Total general and administrative expenses during the six months ended December 31, 2005 were $441,027 compared to $391,260 for the six months ended December 31, 2004 ($216,188 and $178,186 for the three months ended December 31, 2005 and 2004, respectively). The increase of $49,767 is primarily attributable to a $68,210 increase in commission fees, a $22,720 increase in consulting fees, offset by a $24,581 decrease in public relations expense.

     The Company recognized interest expense of $235,350 for the six months ended December 31, 2005 (no interest expense was recognized in the three months ended December 31, 2005). No interest expense was recorded during the three and six months ended December 31, 2004. Of the $235,350 in interest expense, $219 represented related party interest. The remaining $235,131 was incurred in connection with the issuance of promissory notes, which were discounted at the time of issuance. The resulting discounts ($213,760) were amortized over the term of the promissory notes. The promissory notes were paid in full in August 2005, and at that time the discounts were fully amortized.

     During the six months ended December 31, 2005, the Company recognized a net loss of $1,033,254 compared to a net loss of $423,862 during the six months ended December 31, 2004 ($345,674 and $217,568 for the three months ended December 31, 2005 and 2004, respectively). The increase of $609,392, during the six months ended December 31, 2005, is primarily attributable to the increase of $235,350 in interest expense, as explained above and the increase of $389,654 in losses of equity investments.

FISCAL YEAR ENDED JUNE 30, 2005

     On April 1, 2003, NanoPierce Card filed insolvency with the Courts of Munich, Germany. On June 8, 2004, NanoPierce Card was dissolved by the Courts of Munich, Germany. NanoPierce Card is presented as discontinued operations in the Company's consolidated financial statements for the fiscal year ended June 30, 2005. The Company recognized a gain of $454,882 on the disposal of NanoPierce Card during the year ended June 30, 2004. During the year ended June 30, 2005, the Company did not have any income or loss from discontinued operations.

     During the year ended June 30, 2005, the Company did not recognize any revenues from continuing operations. The Company recognized $34,258 of revenues from continuing operations during the fiscal year ended June 30, 2004. The revenue generated from continuing operations was from the sale of inlays by ExypnoTech ($28,449 through December 2003), and $5,809 from services provided by the Company.

     The Company recognized $17,672 in interest income during the fiscal year ended June 30, 2005 compared to $2,550 during the fiscal year ended June 30, 2004. The increase of $15,122 is due primarily to the interest earned on funds loaned to an unrelated third party.

     Total operating expenses from continuing operations during the fiscal year ended June 30, 2005 were $872,203, compared to $1,999,462 for the fiscal year ended June 30, 2004. The decrease of $1,127,259 is attributable to a decrease in operational activities and spending over the year, as described below.

     General and administrative expenses during the fiscal year ended June 30, 2005 were $872,203 compared to $1,312,519 for the fiscal year ended June 30, 2004. The decrease of $440,316 is mainly attributable to decreases in amortization expenses, consulting expenses, legal expenses and accounting expenses. Selling and marketing expenses during the fiscal year ended June 30, 2005 were $0 compared to $37,033 during the fiscal year ended June 30, 2004.
The decrease of $37,033 was due to a decrease in marketing activities. Research and development expenses during the fiscal year ended June 30, 2005 were $0 compared to $41,849 for the fiscal year ended June 30, 2004. The decrease of $41,849 was primarily attributable to the reduction in research and development activities over the previous fiscal year.

     During the fiscal year ended June 30, 2004, the Company incurred an expense of $608,061 in connection with the impairment of the intellectual property, patent applications and trademarks owned by the Company. The decision to record an impairment of the intellectual property was based primarily on the overall age of the patents and patent applications underlying the intellectual property combined with the Company's current inactive operational status. After the impairment to the intellectual property, patent applications and trademarks, the book value of the aforementioned items was $0.

     During the fiscal year ended June 30, 2005, the Company recognized a net loss of $997,616 compared to a net loss of $1,558,083 during the fiscal year ended June 30, 2005. The decrease of $560,467 mostly resulted from the decrease of $1,127,259 in operating expenses offset by the gain of $454,882 on the disposal of NanoPierce Card during the fiscal year ended June 30, 2004.

LIQUIDITY AND FINANCIAL CONDITION

SIX MONTHS ENDED DECEMBER 31, 2005

     During the six months ended December 31, 2005, the Company was able to raise $537,500 cash through the sale of 671,875 shares of its restricted common stock and warrants to purchase 628,125 shares of its restricted common stock.

     In August 2005, the Company was able to raise $1,535,000 cash through the exercise of 1,535,000 warrants with an exercise price of $1.00 per share.

     In August 2005, the Company purchased a 50% equity interest in BioAgra for $905,000 cash (which includes the $405,000 advanced to Xact Resources during the fiscal year ended June 30, 2005) and a note payable of $595,000 which was paid in full in September 2005. BioAgra plans to manufacture and sell a beta glucan product, AgraStim to be marketed as AgraStim(TM), to be used as a replacement for hormone growth steroids and antibiotics in products such as poultry feed. BioAgra anticipates beginning production and sale of the beta glucan product AgraStim during the quarter ended June 30, 2006.

     Additionally, the Company entered into an agreement with Arizcan Properties, Ltd. ("Arizcan") on August 10, 2005, whereby the Company agreed to pay to Arizcan, 20% of any cash distributions paid to the Company by BioAgra, until such time as Arizcan shall be paid $800,000. On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made by the Company.

     In September 2005, the Company executed a subscription agreement ("Subscription Agreement") to sell shares of the Company's preferred stock to Arizcan. The Subscription Agreement provides for the sale of 200,000 shares of a Class A 8% cumulative and participating preferred shares with a sales price of $7.50 per share. The preferred shares are convertible into 60% of the Company's issued and outstanding post-split shares of the Company's common stock on the date of conversion. In December 2005, the Company received an advance payment of $200,000 in connection with the purchase of the Preferred Shares. On January 19, 2006, the Company completed the sale of 200,000 Preferred Shares for $400,000 cash ($200,000 of which was received in December 2005) and an unsecured corporate promissory note of $1,100,000. The promissory note is due on January 18, 2007. In February 2006, Arizcan converted the 200,000 shares of preferred stock into 15,000,000 shares of the Company's restricted common stock. Upon conversion, Arizcan held approximately 67% of the issued and outstanding common stock of the Company.

     During the six months ended December 31, 2005, the Company used $427,379 in operating activities. Net cash provided by financing activities was $1,459,337; $960,663 was used to pay notes payable, $2,070,500 was received from the exercise of warrants and the issuance of common stock and warrants and $150,000 was received from notes payable. Net cash used in investing activities was $810,881; $500,000 was used to purchase the 51% equity interest in the BioAgra joint venture. The

Company had $247,412 of cash and cash equivalents at December 31, 2005, which is being used to support operations and activities of BioAgra, in which the Company owns a 50% equity interest. During the six months ended December 31, 2004, the Company used $314,126 in operating activities from continuing operations.
During the six months ended December 31, 2004, the Company used $46,052 to pay a note payable.

     As of December 31, 2005, if all existing outstanding warrants issued in a January 2004 private placement were exercised, the Company will be required to issue an additional 1,342,500 shares of common stock, and the Company, on a fully diluted basis (including the reservation of 832,029 shares as required by the court in the Harvest Court, LLC litigation), would have 29,353,494 shares of common stock issued and outstanding.

     If the warrants issued to investors in the private placement described above are all exercised, the Company would receive approximately an additional $2,842,500. However, no assurance can be given that any of these warrants will be exercised. If the warrants are exercised, the Company has decided that it may use the additional funds received from the exercise of these warrants to acquire a revenue generating company or to acquire technology complementary to the current technology of the Company, its ownership interests in ExypnoTech and BioAgra and any other licensing agreements or joint venture agreements that the Company may enter in the future.

FISCAL YEAR ENDED JUNE 30, 2005

     Net cash used in operating activities from continuing operations in 2005 was $544,194, compared to net cash used in operating activities from continuing operations in 2004 of $1,199,214. In 2005, the net cash used represented a net loss of $997,616, adjusted for the depreciation expense of $7,258, equity in losses of affiliates of $144,323, provision for losses on notes receivable of $35,000, and amortization of discount on note payable of $7,272.

     In 2004, the net cash used represented a net loss of $1,558,083, adjusted for the income from discontinued operations of $454,882, amortization and depreciation expense of $169,331, impairment charges of $608,061, equity in losses of affiliates of $99,922, gain on extinguishment of liabilities of $52,500, and provision for a doubtful receivable of $58,074.

     During the fiscal year ended June 30, 2005, the Company loaned $314,000 to an unrelated third party and received a payment of $50,000, which included interest of $11,442 during the same period. The loan was paid in full on February 21, 2006. During the fiscal year ended June 30, 2005, the Company loaned Intercell $35,000. In March 2005, Intercell filed for protection under Chapter 11 of the US Bankruptcy Code. The Company has recorded a provision for this note receivable of $35,000.

     During the fiscal year ended June 30, 2005, in connection with an investment in BioAgra, the Company advanced Xact Resources International $405,000 to be used for the purchase of a 50% equity interest in BioAgra, LLC for $1.5 million cash. The purchase was completed in August 2005.

     During the fiscal year ended June 30, 2004, the Company advanced $50,000 to Scimaxx, which was fully reserved for.

     During the fiscal year ended June 30, 2004, the Company made investments in machinery and equipment of $1,575. During the fiscal year ended June 30, 2004, the Company contributed fixed assets with a book value of $132,000 to the Scimaxx Solutions, LLC as part of the terms of the joint venture.

     During the fiscal year ended June 30, 2005, the Company received $112,800 (net of $7,200 of offering costs) in connection with the exercise of warrants for 60,000 shares of the Company's common stock.

     During the fiscal year ended June 30, 2005, the Company received $41,000 in exchange for an unsecured 5% note payable from Mr. Metzinger, an officer and director of the Company. In August 2005, the note was paid in full.

     During the fiscal year ended June 30, 2005, the Company received $150,000 in exchange for an unsecured 15% per quarter, note payable from an unrelated third party. In connection with the note the Company issued 100,000 shares of its restricted common stock (50,000 shares were issued in June 2005 and the remaining 50,000 shares were issued in July 2005) with a relative fair value of $81,718, to be amortized over the term of the note. The note was repaid in full in September 2005.

     During the fiscal year ended June 30, 2005, the Company received $25,000 in exchange for an unsecured 8% per annum note payable, from an unrelated third party. In connection with the note the Company issued 75,000 shares of its restricted common stock (issued in July 2005) with a relative value of $21,428, to be amortized over the term of the note. The note was paid in full in August 2005.

     During the fiscal year ended June 30, 2004 the Company sold 1,038,462 shares of common stock and granted warrants to purchase 30,000 shares of its common stock at exercise prices ranging from $2.00 to $5.00 for net proceeds of $1,828,000 (net of offering costs of $272,000). The warrants are exercisable through 2008 and contain a cashless exercise provision. The funds were raised to support operations. In addition, the Company issued 192,500 shares of common stock upon the exercise of 192,500 warrants for $347,950 (net of offering costs of $37,050).

     In June 2003, Mr. Metzinger loaned $10,000 to the Company in exchange for an unsecured 7% note payable due in December 2003, the proceeds of which were utilized for operational purposes. In January 2004, the Company paid Mr. Metzinger the outstanding principal balance of this note, together with all accrued interest.

     In September 2003, Mr. Metzinger, the President, Chief Executive Officer and director of the Company loaned the Company $30,000, in exchange for an unsecured 7% note payable due in September 2004. In January, 2004 the Company paid Mr. Metzinger the outstanding principal balance of this note, together with all accrued interest, in full.

     In September 2003, Intercell, an affiliate of the Company at the time, loaned the Company $35,000 in exchange for an unsecured, 7% promissory note due in September 2004. In November 2003, Intercell loaned the Company $100,000 in exchange for a 7% promissory note due in November 2004. This promissory note was collateralized by an assignment of a 51% interest in the proceeds, if any, the Company may have received in connection with the Harvest Court, LLC litigation. In January 2004, the Company paid the $135,000 note plus accrued interest of $2,493.

     In 2004, the Company converted accounts payable of $92,100 into an unsecured non-interest bearing note payable due in March 2005. During the fiscal year ended June 30, 2005, the Company paid the note in full, $61,737 in 2005 and $30,363 in 2004.

PLAN OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 2005

     The Company intends to use the funds raised through recent sales of shares of its restricted common stock and the preferred shares to support the operations of the Company over the next 12 months. Operational plans include a corporate restructuring that occurred in January 2006, as discussed above, and administrative support provided to BioAgra. The Company expects to receive funds from BioAgra in the form of payment of outstanding promissory notes and through payments as specified in the operating agreement for BioAgra. The Company initially plans to use such funds to support administrative activities. The Company continues to evaluate additional merger and acquisition opportunities.

     In addition, in August 2005 the Company entered into an agreement with Arizcan, pursuant to which the Company agreed to pay Arizcan 20% of any cash distributions received by the Company from BioAgra until such time as Arizcan has been paid $800,000. On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made or future payments required to be made by the Company.

FISCAL YEAR ENDED JUNE 30, 2005

     During the year ended June 30, 2005, the Company did not recognize any revenues or income from its equity investment. The Company did not have operations and management of the Company spent a majority of the fiscal year securing funds to purchase a 50% ownership in BioAgra.

     In August 2005, the Company was able to raise $1,535,000 cash through the exercise of 1,535,000 warrants with an exercise price of $1.00 per share. The Company subsequently completed its purchase of a 50% equity investment in the BioAgra, LLC joint venture for $1.5 Million in cash.

     In August 2005, the Company purchased a 50% equity interest in BioAgra (a Georgia limited liability company) for $905,000 cash (which includes the $405,000 advanced to Xact Resources as of June 30, 2005) and a note payable of $595,000 which was paid in full in September 2005. BioAgra plans to manufacture and sell a beta glucan product, AgraStim, to be used as a replacement for hormone growth steroids and antibiotics in products such as poultry feed. BioAgra is currently constructing a production line and expects to finish such construction by the end of December 2005. BioAgra anticipates beginning production and sale of the beta glucan product AgraStim in January 2006. The Company anticipates, but cannot be sure, that prior to the end of the fiscal year 2006 it will receive cash disbursements from BioAgra.

     Additionally, in August 2005 the Company entered into an agreement with Arizcan Properties by which the Company agreed to pay to Arizcan 20% of the cash distributions paid to the Company by BioAgra, until such time as Arizcan shall be paid $800,000. On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made or any future payments required to be paid by the Company.

     In September 2005, the Company executed a Subscription Agreement to sell shares of the Company's Preferred Stock with Arizcan Properties. The Subscription Agreement provides for the sale of 200,000 shares of a Class A 8% cumulative and participating preferred shares with a sales price of $7.50 per share. The Preferred Shares are convertible into 60% of the Company's issued and outstanding post-split shares of the Company's common stock on the date of conversion.

     In September 2003, the Company formed a joint venture with Scimaxx, LLC. The joint venture, Scimaxx Solutions, LLC was entered into for the purpose of marketing the Company's technology. Scimaxx LLC, is owned by an officer and director of the Company and two former employees of the Company. In return for 50% ownership of the Scimaxx Solutions, LLC, the Company contributed a license to utilize its technology and the facilities and equipment of NanoPierce Connections. In April 2005, Scimaxx ceased operations and during the third quarter of the fiscal year ended June 30, 2005, the Company impaired the value of its investment to $0. The Company recognized an impairment charge of $63,544 in equity losses from affiliates.

     On December 11, 2003, TagStar Systems, GmbH, a German entity unrelated to the Company, purchased a controlling 51% equity interest in ExypnoTech in exchange for a capital contribution of $98,000, of which $62,787 has been received as of June 30, 2005. As a result of this transaction, the Company does not have a controlling interest in ExypnoTech and the Company is only entitled to 49% of the revenues generated by ExypnoTech (and 49% of the dividends, if any, paid by ExypnoTech). As a result of the Company's reduced ownership interest and loss of control of ExypnoTech, the Company deconsolidated ExypnoTech as of December 11, 2003, and began accounting for its investment in ExypnoTech under the equity method of accounting. Under the equity method of accounting, the carrying amount of the Company's investment in ExypnoTech ($159,642 at June 30, 2005) is adjusted to recognize the Company's proportionate share of ExypnoTech's income (loss) each period.

     The Company intends to raise additional funds to support operations of the Company during the 2006 fiscal year. Such funds are to be raised through an offering of convertible preferred stock, the terms of which are in the process of being finalized. Additionally, the Company intends to change its corporate name and most likely to institute a reverse split in connection with recent business events.

     To the extent the Company's operations are not sufficient to fund the Company's capital requirements the Company may enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. At the present time the Company does not have a revolving loan agreement with any financial institution nor can the Company provide any assurance that it will be able to enter into any such agreement in the future or be able to raise funds through the further issuance of debt or equity in the Company.

CRITICAL ACCOUNTING POLICIES

SIX MONTHS ENDED DECEMBER 31, 2005

     THE COMPANY'S CRITICAL ACCOUNTING POLICIES DURING THIS PERIOD ALSO INCLUDE THOSE OUTLINED BELOW FOR THE FISCAL YEAR ENDED JUNE 30, 2005.

     ACCOUNTING FOR OBLIGATIONS AND INSTRUMENTS POTENTIALLY SETTLED IN THE COMPANY'S COMMON STOCK:

     The Company accounts for obligations and instruments potentially to be settled in the Company's own stock in accordance with EITF Issue No. 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

     Under EITF 00-19 contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and disclose these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

     The Company's critical accounting policies during this period also include those outlined below for the fiscal year ended June 30, 2005.

FISCAL YEAR ENDED JUNE 30, 2005

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements for the fiscal year ended June 30, 2005, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to deferred revenues; depreciation or fixed assets, valuation of intangible assets such as our intellectual property, financing operations, currency valuations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The Company believes that the following are some of the more significant accounting policies and methods used by the Company:

     -     stock based compensation;

     - valuation of intellectual property, patent and trademark applications and other long-lived assets;

     -     equity method investments;

     -     international operations;

     -     revenue recognition and deferred revenue;

     -     litigation; and

     -     contractual obligations.

STOCK-BASED COMPENSATION

     SFAS No. 123, Accounting for Stock Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value.

     The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, employee compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the provisions of this standard. Depending upon the number of and terms of options that may be granted in future periods, the implementation of this standard could have a significant impact on the Company's financial position and results of operations in future periods.

VALUATION OF INTELLECTUAL PROPERTY, PATENT AND TRADEMARK APPLICATIONS AND OTHER LONG-LIVED ASSETS

     The Company assesses the impairment of long-lived assets and intangible assets such as intellectual property and patent and trademark applications whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important which could trigger an impairment review include negative projected operating performance by the Company and significant negative industry or economic trends. At June 30, 2004, management assessed the carrying value of intellectual and other long-lived assets for impairment, and based on this assessment the Company believed that impairment was necessary in the case of the original intellectual property, the patent applications and the trademarks.

     During 2004, the Company recognized an impairment charge of $608,061 on the intellectual property, patent applications and trademarks. The Company does not believe that there has been any other impairment to long-lived assets as of June 30, 2005.

EQUITY METHOD INVESTMENTS

     Entities where the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a company depends on an evaluation of several factors including, among others, representation on the company's board of directors and ownership level, generally 20% to 50% interest in the voting securities of the company including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the company. Under the equity method of accounting, the Company's share of the earnings or losses of these companies is included in the equity income (loss) section of the consolidated statements of operations.

     A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. During the year ended June 30, 2005, the Company recorded an impairment charge of approximately $64,000 related to one of its equity method investments (Note 6 to our consolidated financial statements for the fiscal year ended June 30, 2005). No impairments were recorded during the six months ended December 31, 2005.

INTERNATIONAL OPERATIONS

     The Company's foreign equity investee (ExypnoTech) operations are located in Germany. ExypnoTech transactions are conducted in currencies other than the U.S. dollar, (the currency into which the subsidiaries' historical financial statements have been translated) primarily the Euro. As a result, the Company is exposed to adverse movements in foreign currency exchange rates. In addition, foreign political and economic environment, trade barriers, managing foreign operations and potentially adverse tax consequences. Any of these factors could have a material adverse effect on the Company's financial condition or results of operations in the future.

REVENUE RECOGNITION AND DEFERRED REVENUE

     The Company's revenue recognition policy is significant because future revenue could be a key component of its results or operations. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause operating results to vary significantly.

LITIGATION

     The Company is involved in certain legal proceedings, as described in "THE COMPANY-Litigation" and Note 9 to the consolidated financial statements for the fiscal year ended June 30, 2005 included elsewhere in this prospectus.

     The Company intends to vigorously prosecute these legal proceedings and does not believe the outcome of these proceedings will have a material adverse effect on the financial condition, results of operations or liquidity of the Company. However, it is too early at this time to determine the ultimate outcome of these matters.

CONTRACTUAL OBLIGATIONS

     For more information on the Company's contractual obligations on operating leases, refer to Note 9 of the consolidated financial statements for the fiscal year ended June 30, 2005 included elsewhere in this prospectus. At June 30, 2005, the Company's commitments under these obligations were as follows:

OPERATING LEASES

          YEAR ENDING JUNE 30,
                 2006              $83,401
                 2007               14,550
                                   -------
                                   $97,951
                                   =======


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

FISCAL YEAR ENDED JUNE 30, 2005

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the provisions of this standard. Depending upon the number of and terms of options that may be granted in future periods, the implementation of this standard could have a significant impact on the Company's financial position and results of operations in future periods.

     In December 2003, the FASB issued Interpretation No. 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46, Consolidation of Variable Interest Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46R also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. FIN 46R became effective for variable interest entities or potential variable interest entities for periods ending after December 15, 2003 for public companies (other than small business issuers), and became effective by the end of the first annual reporting period ending after December 15, 2004 for companies that are small business issuers. FIN 46R did not have an impact on the Company's financial position or results of operations.

                              SELLING STOCKHOLDERS

BACKGROUND

     We are registering the shares of our common stock offered for resale by this prospectus in order to satisfy our obligations to the selling stockholders named below under "-Selling Stockholders Table." The background for the registration for each selling stockholder is set forth below.

          - In January 2006, we sold 200,000 shares of our series A preferred stock to Arizcan Properties as described in "THE COMPANY-Corporate Restructuring." Based on the subscription agreement between us and Arizcan Properties, we are obligated to register for resale under the Securities Act of 1933, a total of 15,000,000 shares of our common stock that were issued to Arizcan Properties upon conversion of all 200,000 shares of our series A preferred stock.

          - Between June 2005 and August 2005, we issued 505,000 shares of our common stock to various business associates as additional consideration for lending us $325,000 in the form of notes payable and we agreed to register these shares for resale by this prospectus.

          - Between October 2005 and December 31, 2005, we issued 43,751 shares of our common stock to various business associates for $35,000 and we agreed to register these shares for resale by this prospectus.

          - Between November 2005 and January 31, 2006, we issued 746,716 shares of our common stock, together with warrants to purchase 746,716 shares of our common stock to various business associates for a total of $572,373 and we agreed to register the shares of our common stock that will be held by each of these stockholders assuming they exercise all of these warrants.

          - In June 2005, we agreed to issue 50,000 shares of our common stock to business associates for a commission on efforts in aiding our capital raising efforts and we agreed to register the shares for resale by this prospectus.

SELLING STOCKHOLDERS TABLE

     The shares of our common stock offered by this prospectus are being sold for the account of the selling stockholders identified in the following table. The information in the following table and footnotes is based solely on information furnished to us by the selling stockholders which, for each selling stockholder, includes:

          (a)     the name and address of the selling stockholder,

          (b) any position, office or other material relationship, if any, which the selling stockholder has had with us, our predecessors or our affiliates within the past three years,

          (c) the number of shares of our common stock currently beneficially owned by the selling stockholder and the percentage that those shares of our common stock represent of all of our outstanding common stock as of May 1, 2006 (on a fully-diluted basis),

          (d) the number of shares of our common stock offered by the selling stockholder, and

          (e) the amount and, if 1% or more, the percentage of shares of our common stock that will be beneficially owned by the selling stockholder after completion of the offering, assuming the sale of all of the shares of our common stock as shown in (d) above.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Each selling stockholder has represented to us that it is not a broker-dealer nor is affiliated with a broker-dealer.

              (a)                         (b)                  (c)                (d)             (e)
                                        MATERIAL         AMOUNT OF COMMON
                                      RELATIONSHIP     STOCK/PERCENTAGE OF                     AMOUNT OF
                                     WITH VYTA CORP      OUR COMMON STOCK      AMOUNT OF     COMMON STOCK
      NAME AND ADDRESS OF          WITHIN THE LAST 3       OWNED BEFORE          COMMON       OWNED AFTER
      SELLING STOCKHOLDER                YEARS               OFFERING        STOCK OFFERED    OFFERING(1)
Arizcan Properties, Ltd.(2)
77 South Adams, Suite 906
Denver, CO 80209                          (2)           15,007,770/51.13%      15,000,000        7,770

Terry Allen
10414 Ashcroft Way
Fairfax, VA 22032                         None           30,000(3)/0.10%       30,000(3)           0

Steve Anderson
6770 E. Exposition Avenue
Denver, CO 80224                          None           250,000(3)/0.85%      250,000(3)          0

Dr. Robert Belihar
912 Saddleview Court
Franklin, TN 37067                        None           12,500(3)/0.04%       12,500(3)           0

Bottom Line Advisors Inc. (4)
13314 Lost Key Place
Bradenton, FL 34202-5002                  None           62,500(3)/0.21%       62,500(3)           0

Dennis Cionetti and Jeanette
Cionetti, JTTEN                           None           25,000(3)/0.09%       25,000(3)           0


                                       37

              (a)                         (b)                  (c)                (d)             (e)
                                        MATERIAL         AMOUNT OF COMMON
                                      RELATIONSHIP     STOCK/PERCENTAGE OF                     AMOUNT OF
                                     WITH VYTA CORP      OUR COMMON STOCK      AMOUNT OF     COMMON STOCK
      NAME AND ADDRESS OF          WITHIN THE LAST 3       OWNED BEFORE          COMMON       OWNED AFTER
      SELLING STOCKHOLDER                YEARS               OFFERING        STOCK OFFERED    OFFERING(1)

334 Clermont Street Parkway
Denver, CO 80220

Vic Cionetti
94 South Rosemary Street
Denver, CO 80230                          None           25,000(3)/0.09%       25,000(3)           0

Zuni Kitchen LLC (5)
450 Dahlia Street
Denver, CO 80220                          None           12,500(3)/0.04%       12,500(3)           0

Jose Davila
2183 Pamplona Court
Escondido, CA 92025                       None             25,000/0.09%          25,000            0

Marty Estes
6753 Norris Farm Road
Trussville, AL 35173                      None             25,000/0.09%          25,000            0

Gerald Dooher
PO Box 2408
Edwards, CO 81635                         None           29,167(3)/0.10%       25,000(3)         4,167

Terrence Dooher
5939 S. Franklin Street
Littleton, CO 80121                       None           26,250(3)/0.09%       25,000(3)         1,250

Dennis Ferraro
11643 Shoshone Way
Denver, CO 80294-2630                     None           69,600(3)/0.24%       62,500(3)         7,100

Christopher Gilbert
2963 Albion Street
Denver, CO 80207                          None           12,500(3)/0.04%       12,500(3)           0

Marty Ida
8776 N. 107th Street, PO Box 94
Longmont, CO 80502-0094                   None           194,000(3)/0.66%      187,500(3)        6,500

Robert Ida
1615 W. 113th Avenue
Denver, CO 80234-2603                     None           187,500(3)/0.64%      187,500(3)          0

Leigh Kalin
541 High Street
Denver, CO 80218                          None           25,000(3)/0.09%       25,000(3)           0

Kent Kloock
82 Glenwood Terrace Ext.
Stuart, VA 24171                          None           131,384(3)/0.45%      118,434(3)       12,950

John Krupa
c/o Mallory Smith
11211 E. Arapahoe Road, Ste. 116
Centennial, CO 80112                      None            112,500/0.38%         100,000         12,500


                                       38

              (a)                         (b)                  (c)                (d)             (e)
                                        MATERIAL         AMOUNT OF COMMON
                                      RELATIONSHIP     STOCK/PERCENTAGE OF                     AMOUNT OF
                                     WITH VYTA CORP      OUR COMMON STOCK      AMOUNT OF     COMMON STOCK
      NAME AND ADDRESS OF          WITHIN THE LAST 3       OWNED BEFORE          COMMON       OWNED AFTER
      SELLING STOCKHOLDER                YEARS               OFFERING        STOCK OFFERED    OFFERING(1)

LZF, LLC (6)
c/o Robert S. Hoover
Krabacher & Sanders, P.C.
201 N. Mill Street, Ste. 201
Aspen, CO 81611-1557                      None           50,000(3)/0.17%       50,000(3)           0

James T. McDonnell
801 Garfield Street
Denver, CO 80206                          None           12,500(3)/0.04%       12,500(3)           0

Jeff Ploen
6590 E. Lake Place
Centennial, CO 80111                      None           107,500(3)/0.37%      107,500(3)          0

John Provazek
6510 50th Avenue Dr. NE
Marysville, WA 98270                      None            126,107/0.43%          50,000         76,107

Blanche Richards
14001 E. Marina Drive
Aurora, CO 80014                          None           78,112(3)/0.27%       57,500(3)        20,612

Irrevocable Trust of Blanche
Richards (7)
PO Box 388
Hudson, CO 80642                          None             60,000/0.20%          60,000            0

Ralph Riggs
1520 Wazee Street
Denver, CO 80202                          None           93,750(3)/0.32%       93,750(3)           0

Dan Rudden
5200 S. Ulster Street, Unit 1319
Englewood, CO 80111                       None           62,500(3)/0.21%       62,500(3)           0

Dr. Ben Sandoval
PO Box 6295
Santa Fe, NM 87502-6295                   None           20,000(3)/0.07%       20,000(3)           0

Allen G. Schroeder
PO Box 1646
Janesville, WI 53547                      None            8,375(3)/0.03%        6,250(3)         2,125

Stephen G. Schroeder
PO Box 1646
Janesville, WI 53547                      None           35,625(3)/0.12%       18,750(3)        16,875

Stephen Seitz
1117 County Highway 5
Otega, NY 13825                           None            129,535/0.44%          62,500         67,035

Michael Sheppard
4229 Warren Road
Franklin, Tennessee 37067                 None            272,500/0.93%         100,000         172,500


                                       39

              (a)                         (b)                  (c)                (d)             (e)
                                        MATERIAL         AMOUNT OF COMMON
                                      RELATIONSHIP     STOCK/PERCENTAGE OF                     AMOUNT OF
                                     WITH VYTA CORP      OUR COMMON STOCK      AMOUNT OF     COMMON STOCK
      NAME AND ADDRESS OF          WITHIN THE LAST 3       OWNED BEFORE          COMMON       OWNED AFTER
      SELLING STOCKHOLDER                YEARS               OFFERING        STOCK OFFERED    OFFERING(1)

Leslie G. Smith and Randy Smith,
JTTEN
3004 N.E. 47th Avenue
Portland, OR 97213                        None           25,000(3)/0.09%       25,000(3)           0

Beverly Sweeney
2400 E. Alameda Avenue
Denver, CO 80209                          None            5,000(3)/0.02%        5,000(3)           0

David Weilage
285 Potato Patch Circle
Evergreen, CO 80439                       None           271,339(3)/0.92%      150,000(3)       121,339

_____________________
(1) There is no assurance that the selling stockholders will exercise all or any of their warrants or that they will sell any or all of their shares of common stock offered by this prospectus.

(2) Arizcan Properties is wholly owned by Triumphant Partners, LLC, a Colorado limited liability company that is owned by Stan Richards. Mr. Richards has voting and dispositive power over the shares of common stock being offered. As a result of the acquisition of our series A preferred stock on January 17, 2006 described in the section of the prospectus titled "THE COMPANY-Corporate Restructuring-Private Placement," which shares of series A preferred stock were all converted into shares of our common stock on February 2, 2006, Arizcan Properties is now our controlling shareholder. The transactions between Arizcan Properties, its principals and us are described elsewhere in this prospectus. See "RELATIONSHIPS AND RELATED TRANSACTIONS," "MANAGEMENT'S DISCUSSION AND ANALYSIS" and "FINANCIAL STATEMENTS."

(3) Assumes the exercise of all of the warrants to purchase shares of our common stock at an exercise price of $1.00 per share expiring on February 2, 2009 issued to the named selling stockholder.

(4) Bottom Line Advisors Inc. is beneficially owned by Bobbi A. Norris.  David
L. Norris and Bobbi A. Norris have voting and dispositive power over the shares of common stock being offered.

(5) Zuni Kitchen LLC is beneficially owned by Todd Coleman, who has voting and dispositive power over the shares of common stock being offered.

(6) LZF, LLC is beneficially owned by Robert S. Hoover, who has voting and dispositive power over the shares of common stock being offered.

(7) The beneficiaries of the Irrevocable Trust of Blanche Richards include Rochelle M. Richards, Danielle Richards, Ethan Smith and Jasper Smith. R. Mark Richards, Trustee, has voting and dispositive power over the shares of common stock being offered.


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, use this prospectus to sell all or a portion of the shares of our common stock offered by this prospectus. These sales and transfers of our common stock may be effected from time to time in one or more transactions on the over-the-counter bulletin board, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means.

     These transfers or sales may occur directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders and/or from purchasers of the common stock for whom they may act as agent. Any or all of the shares of common stock may be sold or transferred from time to time by means of:


          - a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker or dealer as principal and resale by that broker or dealer for its account based on this prospectus;

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          -    the writing of options on the common stock;

          - pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, under those arrangements;

          -    gifts, donations and contributions; and

          -    any other legally available means.

     To the extent required by the Securities Act of 1933, the number of shares of common stock to be sold or transferred, the purchase price, the name of any agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be shown in an accompanying prospectus supplement or post-effective amendment.

     In the event of the transfer by any selling stockholder of shares of our common stock offered by this prospectus to any pledge, donee or other transferee, we will supplement or amend this prospectus (as required by the Securities Act of 1933) and the registration statement of which this prospectus forms a part in order to have the pledge, donee or other transferee included as a selling stockholder.

     If necessary to comply with state securities laws, the common stock will be sold only through registered or licensed brokers or dealers. In addition, the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling stockholders and any brokers, dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any discounts, concessions and commissions received by those brokers, dealers, agents or underwriters and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     No underwriter, broker, dealer or agent has been engaged by us or, to our knowledge, any of the selling stockholders, in connection with the distribution of the common stock.

     We and the selling stockholders will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distributors and we, under certain circumstances, may be a distribution participant, under Regulation M.

     The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of our common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares of our common stock. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares of our common stock covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares of our common stock while the distribution is taking place.

     Any common stock covered by this prospectus which also qualify for sale based on Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than based on this prospectus. There is no assurance that the selling stockholders identified in this prospectus will sell any or all of the common stock. The selling stockholders may transfer, devise or gift common stock by other means not described in this prospectus.

     We will pay all of the expenses incident to the registration of the common stock, other than underwriting discounts and selling commissions, if any. The aggregate proceeds to the selling holders from the sale of the common stock will be the purchase price of that common stock less any of these discounts or commissions.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     Our authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. As of May 1, 2006 we had 22,493,512 shares of common stock and no shares of preferred stock issued and outstanding (as a result of the conversion of the outstanding shares of our series A preferred stock to common stock in February 2006 described in "THE COMPANY-Corporate Restructuring"). We have outstanding warrants, options, and convertible privileges which, if exercised, would total 6,027,692 shares of common stock.
We have also reserved 832,290 shares of our common stock in connection with our ongoing litigation with Harvest Court, LLC described above under "THE COMPANY-Legal Proceedings." Overall, we would have a total of 29,353,494 shares of common stock issued and outstanding if all of our outstanding warrants and options were exercised and all of our reserved shares of common stock were issued.

COMMON STOCK

     Each share of our common stock is entitled to one vote on each matter submitted to a vote of the stockholders and is equal to each other share of our common stock with respect to voting, liquidation and dividend rights. Holders of our common stock are entitled to receive the dividends, if any, as may be declared by our board of directors out of assets legally available therefor and to receive net assets in liquidation after payment of all amounts due to creditors and any liquidation preference due to preferred stockholders. Holders of our common stock have no conversion rights and are not entitled to any preemptive or subscription rights. Our common stock is not subject to redemption or any further calls or assessments. Our common stock does not have cumulative voting rights in the election of directors.

     DIVIDEND POLICY

     While there currently are no restrictions prohibiting us from paying dividends to our stockholders, we have not paid any cash dividends on our common stock in the past and we do not anticipate paying any dividends in the foreseeable future. Earnings, if any, are expected to be retained to fund our future operations. There can be no assurance that we will pay dividends at any time in the future.

     TRADING OF OUR COMMON STOCK

     Our common stock presently is quoted on the over-the-counter bulletin board maintained by the National Association of Securities Dealers, Inc. under the symbol "VYTC." Our common stock also is traded on the Berlin Stock Exchange, the Frankfurt Stock Exchange, the Munich Stock Exchange and the Xetra Stock Exchange under the symbols indicated under "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."

TRANSFER AGENT

     The transfer agent for our common stock is Corporate Stock Transfer, Inc., 3200 South Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

ANTI-TAKEOVER PROVISIONS OF CHARTER PROVISIONS

     One of the effects of the existence of authorized but unissued shares of our common stock or preferred stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. See "RISK FACTORS-We could issue preferred stock that could adversely effect the rights of our common stockholders."

                                   MANAGEMENT

FINANCIAL EXPERT

     Our board of directors has not designated a Financial Expert, as defined by the SEC, due to factors including but not limited to our operational status and the limited number of transactions, accounts and balances that we maintain. Our board of directors has determined that it is not in the best interests of the Company at this time to incur the costs associated with identifying and designating a Financial Expert.

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers, directors and significant employees are as follows:

       NAME AND AGE                   POSITION                    PERIOD
---------------------------  --------------------------  -------------------------

Paul H. Metzinger (67)       Director, President, and    December 1998 to present
                             Chief Executive Officer,
                             General Manager of          January 2000 to June 2003
                             NanoPierce Card
Dr. Herbert J. Neuhaus (44)  Director, Former Executive  January 1999 to present
                             Vice President of
                             Technology & Marketing,
                             President & Chief           January 2002 to September
                             Executive Officer of        2003
                             NanoPierce Connection


                                       43

Kristi J. Kampmann (33)      Chief Financial Officer,    October 1999 to present
                             Secretary                   February 1998 to present
Dr. Robert Shaw (65)         Director                    October 2000 to present
John Hoback (65)             Director                    April 2002 to present

     Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our board of directors elects the officers at its annual meeting immediately following the shareholders annual meeting and hold office until they resign or are removed from office. There are no family relationships that exist between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director of executive officer.

BIOGRAPHICAL INFORMATION ON OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

     PAUL H. METZINGER. Mr. Metzinger was President and Chief Executive Officer of the Company from February 26, 1998 to May 6, 1998 and has served in that same capacity from December 1, 1998 to present. He has been a director of the Company since February 26, 1998. He has served as a Manager and Vice President of BioAgra since August 2005. He served as the General Manager of NanoPierce Card from January 2000 to June 2003. In addition, he served as the President, Chief Executive Officer and a Director of Intercell International Corporation from June 1996 to October 2003 and from September 30, 2004 to March 16, 2005.
In March 2005, Intercell International Corporation filed for protection under Chapter 11 of the United States Bankruptcy Code. Prior to becoming a director and officer of the Company and Intercell International Corporation, Mr. Metzinger served as Intercell's General Counsel and practiced securities law in Denver, Colorado for over 32 years. Mr. Metzinger received his J.D. degree in 1967 from Creighton University Law School and his L.L.M. from Georgetown University in 1969.

     HERBERT J. NEUHAUS, PH.D. Dr. Neuhaus has been the Executive Vice President of Marketing and Technology and a Director of the Company since January 1, 1999. He has been the President and Chief Executive Officer of NanoPierce Connection since January 2002. Dr. Neuhaus previously served as the Managing Director of Particle Interconnect Corporation from August 18, 1997 to November 1, 1997. From August 1989 to August 1997, he was associated with the Electronic Material Venture Group in the New Business Development Department of Amoco Chemical Company, Naperville, Illinois. While associated with Amoco Chemical Company he held among other positions: Business Development Manger/Team Leader; Project Manager --High Density Interconnect; Product Manager MCM Products and as a research scientist.

     Dr. Neuhaus received his Ph.D. degree in Physics from the Massachusetts Institute of Technology, Cambridge, Massachusetts in 1989 and his BS in Physics from Clemson University, Clemson, South Carolina in 1980.

     KRISTI J. KAMPMANN. Ms. Kampmann was appointed the Chief Financial Officer of the Company on October 15, 1999. Ms. Kampmann has been Secretary of the Company since February 1998. Ms. Kampmann has served as the Chief Financial Officer of BioAgra since August 2005. Ms. Kampmann has served as a manager of ExypnoTech, LLC since June 2004. She has served as the Chief Financial Officer of Intercell International Corporation since October 1, 2003 and as Secretary of Intercell International Corporation since July 28, 1999. In March 2005, Intercell International Corporation filed
for protection under Chapter 11 of the United States Bankruptcy Code.   Since
June 1997, she has been the administrative assistant to the Chief Executive Officer and Chief Financial Officer; in addition, during the same period she served in the same capacity to the Chief Executive Officer of Intercell. From April 1996 to June 1997, she served as a paralegal and administrative assistant for Paul H. Metzinger, P.C. Ms. Kampmann received an MBA from the University of Colorado, Denver in December 2001. Ms. Kampmann graduated from the Denver Paralegal Institute in 1996 and received a B.A. from the University of Minnesota in Morris in 1995, majoring in Political Science with a minor in Business Management.

     DR. ROBERT SHAW. Dr. Shaw has been a director of the Company since October 31, 2000. Dr. Shaw currently is a Tenured Professor of Physics at Farleigh Dickinson University with joint appointments in the Departments of Math and Computer Science, where he has served on the faculty since September 1988. Dr. Shaw also performs professional research in his academic areas of specialty, and has held, among others, the positions of Research Chemist at the American Cyanamid Research Laboratories, Stamford; Senior Research Physicist at Exxon Research and Engineering Company; Manager of New Business Development at Exxon Enterprises, Exxon Corporation, New York, NY; and President of Robert Shaw Associates, Inc., Chatham, NJ.

     Dr. Shaw received his Ph.D. in Solid State Physics from Cambridge University, Cambridge, England. He was among the first to conduct academic research on electronic conduction mechanisms in amorphous semiconductors. He received a B.S. in Inorganic Chemistry with a minor in Nuclear Physics from North Carolina State University, Raleigh, NC.

     JOHN HOBACK. Mr. Hoback has been a director of the Company since April 2002. Mr. Hoback currently serves as the President of Z&H Enterprises Solutions, Ltd., which position he has held since September 1999. Z&H Enterprise Solutions is a consulting firm specializing in assisting small entrepreneurial companies in business plans, product development and securing financing. Among other positions, Mr. Hoback was the Director of Marketing and Sales of CTS from 1999 to 2000 and was the Venture Manager of Electronics with Amoco Chemical from 1988 to 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has established audit, incentive compensation and nominating committees, consisting of the independent directors.

CODE OF ETHICS

     The Company in January 2004 adopted a Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and those employees performing similar functions.

COMPENSATION OF DIRECTORS

     The Company holds quarterly meetings of the board of directors. Although we do not have any standard arrangements pursuant to which our directors are compensated for any services provided as a director or for attendance at meetings of the board of directors, if the financial situation of the Company is adequate, we compensate directors $1,000 per meeting, plus reasonable travel expenses. During the fiscal year ended June 30, 2005, the officers and directors were not compensated for attendance at board meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer and the Company's three most highly compensated executive officers for the fiscal years ended June 30, 2005, 2004 and 2003 (the "Named Executive Officers") (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus):

                                        SUMMARY COMPENSATION TABLE
                                        --------------------------
                               ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                         ------------------------------                -----------------------------------
                                                                         AWARDS                  PAYOUTS
                                                                       -----------             -----------
                                               OTHER                   SECURITIES
                                               ANNUAL     RESTRICTED   UNDERLYING     LTIP      ALL OTHER
NAME & PRINCIPAL          SALARY     BONUS   COMPENSA-      STOCK       OPTIONS/     PAYOUTS    COMPENSA-
POSITION           YEAR     ($)       ($)       TION      AWARDS ($)    SARS (#)       ($)        TION
Paul H.
Metzinger,
Director,          2005  $ 136,785  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
President &        2004  $ 114,583  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
CEO (1)            2003  $ 132,500  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-

Dr. Herbert J.
Neuhaus,
Director, Ex. VP
of Technology &    2005  $   -0-    $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
Marketing, Pre &   2004  $  16,668  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
CEO of             2003  $ 148,333  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
NanoPierce
Connection (2)

Dr. Michael E.
Wernle,
Director, Ex. VP   2005  $   -0-    $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
of Strategic       2004  $   -0-    $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
Business Dvlpmt,   2003  $ 128,000  $ -0-    $   -0-     $   -0-         18,250     $  -0-     $   -0-
Pres & CEO of
ExypnoTech (3)

Kristi J.
Kampmann, Chief
Financial          2005  $  80,625  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
Officer &          2004  $  37,492  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-
Secretary (4)      2003  $  58,125  $ -0-    $   -0-     $   -0-           -0-      $  -0-     $   -0-

____________________
(1) Paul Metzinger has served as President & CEO since December 1998. He is compensated pursuant to a written Employment Agreement, dated March 15, 2004 at an annual salary of $150,000. Over the three year period Mr. Metzinger has taken salary cuts when necessary.
(2) Dr. Neuhaus has served as the Executive Vice President of Technology and Marketing since January 1999. He served as the President and CEO of NanoPierce Connection from January 2002 to September 2003. He was compensated pursuant to a written Employment Agreement, dated January 2002 at an annual salary of $200,000. This employment agreement was terminated in September 2003 and Dr. Neuhaus is no longer a paid employee of the Company and/or its subsidiaries.
(3) Dr. Wernle served as the Executive Vice President of Strategic Business Development until September 2003. He served as the

President & CEO of NanoPierce Card from January 2000 until May 2003. He served as the President & CEO of ExypnoTech, from February 2002 to August 2003. He was compensated pursuant to a written Employment Agreement with NanoPierce Card, dated February 1, 2000, at an annual salary of $160,000 (181,000 Euros). As of August 2003, Dr. Wernle no longer is a paid employee of the Company and/or its subsidiaries.
(4) Kristi Kampmann has served as the Chief Financial Officer since October 1999. She is compensated pursuant to a written Employment Agreement, dated March 15, 2004. During the year ended June 30, 2005, Ms. Kampmann received a gross monthly salary of $7,500 for 7 months, in March 2005 it was reduced to $6,250 per month.

     The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

     OPTION/SAR GRANTS TABLE

     There were no grants of stock options to the Company's executive officers during the fiscal year ended June 30, 2005.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information relating to the exercise of stock options during the fiscal year ended June 30, 2005 by the Company's executive officers and the 2005 fiscal year-end value of unexercised options (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus).

                SHARES       VALUE    NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
             ACQUIRED ON   REALIZED      UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SAR
   NAME      EXERCISE (#)     ($)                AT FY-END                    AT FY-END ($)

                                         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                                      -------------------------------  ---------------------------

Paul H.           0            0                 125,000/0                     $237,500/0
Metzinger

Dr. Herbert       0            0                 67,500/0                      $128,250/0
J. Neuhaus

Kristi            0            0                 16,250/0                       $30,875/0
J. Kampmann

____________________
(1) The average of the closing bid and asked price of our common stock on June 30, 2005 (after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006) ($1.90) was used to calculate the option value.
(2) In December 2005 and January 2006, Mr. Metzinger agreed to cancel options exercisable for 40,000 shares of our common stock. On January 2006, Mr. Metzinger owned options exercisable for 85,000 shares.
(3) In December 2005, Ms. Kampmann agreed to cancel options exercisable for 6,250 shares of our common stock.

     STOCK OPTION PLANS

     The Company has two Stock Option Plans. As of June 30, 2005, 352,376 options are outstanding under the 1998 Compensatory Stock Option Plan and 87,000 options are outstanding under the 2000 Compensatory Stock Option Plan, for a total of 439,377 options outstanding. A total of 431,877 options are exercisable at June 30, 2005, under these plans. During the fiscal year ended June 30, 2005, the Company did not grant any options. The Company has reserved 375,000 shares of common stock for issuance under the 1998 Compensatory Stock Option Plan. In January 2002, the Company's Board of Directors passed a resolution closing the 1998 Compensatory Stock Option Plan for issuance of new options. The Company has reserved 5,000,000 shares of common stock for issuance under the 2000 Compensatory Stock Option Plan.

     During the fiscal year ended June 30, 2005, there was no action taken to reprice any options held by any officers, directors or employees.

     In December 2005, officers and a director of the Company agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 31,250 shares of the Company's common stock. In January 2006, an officer and director of the Company agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 15,000 shares of the Company's common stock. The officers and director did not receive any consideration in return for the cancellations.

EMPLOYMENT AGREEMENTS

     On March 15, 2004, the Company entered into an employment agreement with Paul H. Metzinger to serve as President and Chief Executive Officer of the Company. The employment agreement with Mr. Metzinger expires March 14, 2008. Pursuant to his employment agreement, the Company agreed to pay Mr. Metzinger an annual salary of $150,000. In March 2005, Mr. Metzinger took a salary cut to receive an annual salary of $105,000.

     On March 15, 2004, the Company entered into an employment agreement with Kristi J. Kampmann to serve as the Chief Financial Officer of the Company. The employment agreement with Ms. Kampmann expires on March 14, 2008. Pursuant to her employment agreement, the Company agreed to pay Ms. Kampmann an annual salary of $30,000. During the year ended June 30, 2005, Ms. Kampmann received a salary increase for an annual salary of $90,000, but in March 2005 took a salary cut to receive an annual salary of $75,000.

     In connection with the Employment Agreements, generally, the Company or the employee may terminate the Employment Agreement at any time with or without cause. In the event the Company terminates an Employment Agreement for cause or the employee terminates his or her Employee Agreement without cause, all of such employee's rights to compensation would cease upon the date of such termination. If the Company terminates an Employment Agreement without cause, then such employee terminates his or her Employment Agreement for cause, or in the event of a change in control, the Company is required to pay to such employee all compensation and other benefits that would have accrued and/or been payable to that employee during the full term of the Employment Agreement.

     A change of control is considered to have occurred when, as a result of any type of corporate reorganization, execution of proxies, voting trusts or similar arrangements, a person or group of persons (other than incumbent officers, directors and principal shareholders of the Company) acquires sufficient control to elect more than a majority of the Company's Board of Directors, acquires 50% or more of the voting shares of the Company, or the Company adopts a plan of dissolution of liquidation. The Employment Agreement also include a non-compete and nondisclosure provisions in which each employee agrees not to compete with or disclose confidential information regarding the Company and its business during the term of the Employment Agreement and for a period of one year thereafter.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of outstanding shares of the Company's common stock as of May 1, 2006 on a fully diluted basis, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of common stock, (b) the Company's directors, Chief Executive Officer and executive officers named in "MANAGEMENT - Compensation of Executive Officers," and (c) all directors and executive officers of the Company as a group (in each case after giving effect to the reverse stock split of our common stock that occurred on January 31, 2006 that is described elsewhere in this prospectus).

    NAME, ADDRESS & NATURE OF
        BENEFICIAL OWNER            TITLE OF CLASS       AMOUNT      PERCENT OF CLASS(8)
----------------------------------  ---------------  --------------  -------------------
Arizcan Properties, Ltd.             Common Stock    15,007,700 (1)        51.00%
77 South Adams, Suite 906
Denver, CO 80209

The Paul H. Metzinger Trust          Common Stock     186,585 (2)           0.64%
Paul H. Metzinger, President &
CEO, Director  370 17th Street,
Suite 3640 Denver, CO 80202

The Cheri L. Metzinger Trust         Common Stock     186,585 (3)           0.64%
Cheri L. Metzinger, Wife of Paul
H. Metzinger
3236 Jellison Street
Wheatridge, CO 80033

Dr. Herbert J. Neuhaus, Director,    Common Stock      67,500 (4)           0.23%
770 Maroonglen Court
Colorado Springs, CO 80906

Kristi J. Kampmann, Chief            Common Stock      10,955 (5)           0.04%
Financial Officer & Secretary
370 17th Street, Suite 3640
Denver, CO 80202

Dr. Robert E. Shaw, Director          Options to       20,000 (6)           0.07%
8 Nicklaus Court                    purchase Common
Florham Park, NJ 07932                   Stock

John Hoback, Director                 Options to       20,000 (7)           0.07%
20 White                            purchase Common
Heron Lake                               Stock
East Stroudsburg, PA 18301

All Officers & Directors as a        Common Stock       305,616             1.04%
Group (5 persons)

____________________
(1) Arizcan Properties is wholly owned by Triumphant Partners, LLC, a Colorado limited liability company, that is owned by Stan Richards. Includes 15,000,000 common shares held directly and beneficially and 7,770 common shares that are held by Stan Richards.
(2) Includes 53,697 common shares held directly and beneficially; 47,888 common shares that Mr. Metzinger owns beneficially though his wife and options held by Mr. Metzinger consisting of options to purchase 10,000 shares exercisable at $10.40 per share and options to purchase 75,000 shares exercisable at $6.50 per share.
(3) Cheri L. Metzinger is the wife of Mr. Paul H. Metzinger, the Chief Executive Officer and President of the Company. This includes 47,888 shares held directly and beneficially and 53,697 common shares and 85,000 common shares subject to options owned beneficially by her husband.
(4) Based on options to purchase 25,000 shares exercisable at $42.50 per share, options to purchase 5,000 shares exercisable at $55.00 per share, options to purchase 12,500 shares exercisable at $10.40 per share and options to purchase 25,000 shares exercisable at $4.00 per share.
(5) Based on 954 common shares and options to purchase 5,000 shares exercisable at $16.80 per share, options to purchase 2,500 shares exercisable at $10.40 per share and options to purchase 2,500 shares exercisable at $6.50 per share.
(6) Based on options to purchase 12,500 shares exercisable at $19.40 per share, options to purchase 2,500 shares exercisable at $13.40 per share, and options to purchase 5,000 shares exercisable at $40.00 per share.
(7) Based on options to purchase 15,000 shares exercisable at $14.00 per share and options to purchase 5,000 shares exercisable at $14.00 per share.
(8) Based on 22,493,512 shares of common stock issued and outstanding on May 1, 2006, assuming exercise of all 396,350 presently exercisable options and exercise of 5,631,342 outstanding warrants, and the issuance of 832,290 shares of common stock reserved for the Harvest Court litigation there would be 29,353,494 shares outstanding. Mr. Metzinger's and Mrs. Metzinger's stock ownership are not duplicated in this computation.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 2005, the Company executed a subscription agreement with Arizcan to sell shares of the Company's preferred stock. The subscription agreement provides for the sale of 200,000 shares of Class A 8% cumulative and participating preferred shares for $7.50 per share. In January 2006, Arizcan purchased 200,000 shares of the Company's Series A Convertible Preferred Stock for $400,000 cash and an unsecured promissory note for $1,100,000. The promissory note bears interest at 8% per annum and is due in January 2007. In February 2006, Arizcan converted the 200,000 shares of preferred stock into 15,000,000 shares of the Company's restricted common stock. In February 2006, Arizcan made a payment of $11,281.90, of which $7,956 was applied to accrued interest and $3,326 was applied to the outstanding principal. At May 1, 2006, the outstanding balance of the note was $101,929.

     In November 2004, the Company loaned $314,000 to Arizcan. In exchange for the loan, the Company received an unsecured, 7% promissory note, which was due on October 31, 2005. The funds were loaned to facilitate Arizcan's purchase of an option from certain of the Company's warrant holders, to initiate the exercise of certain existing warrants to purchase up to 785,000 shares of the Company's common stock. The note was paid in full in February 2006.

     The Company entered into an agreement with Arizcan on August 10, 2005, whereby the Company agreed to pay to Arizcan, 20% of any cash distributions paid to the Company by BioAgra, until such time as Arizcan shall be paid $800,000.
On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made by the Company.

     In July 2005, the Company entered into an agreement with Mr. Richards to engage his services as a financial consultant for a monthly fee of $3,000. Mr. Richards is the sole officer and director of Arizcan, the Company's controlling shareholder. The agreement has a term of 12 months and will expire in June 2006. The Company has paid Mr. Richards $27,000.

     In December 2005, Mr. Metzinger, agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 25,000 shares of the Company's common stock. Mr. Metzinger did not receive any consideration in return for the cancellations.

     In December 2005, Ms. Kampmann agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 5,000 shares of the Company's stock. Ms. Kampmann did not receive any consideration in return for the cancellations.

     In January 2006, Mr. Metzinger, agreed to cancel options under the Company's Compensatory Stock Option Plan exercisable for 15,000 shares of the Company's stock. Mr. Metzinger did not receive any consideration in return for the cancellations.

     In June 2005, Mr. Metzinger loaned the Company $41,000, in exchange for an unsecured 5% note payable due December 31, 2005. In August 2005, the Company paid the outstanding principal balance of this note and all accrued interest thereon in full.

     In March 2004, the Company entered into employment agreements, as previously discussed, with Mr. Metzinger, the President and Chief Executive Officer and a Director of the Company, and with Ms. Kampmann, the Chief Financial Officer and Secretary of the Company.

     In September 2003, the Company entered into a joint venture agreement with Scimaxx, LLC to support the marketing of the Company's technology. The owners of Scimaxx, LLC include Dr. Neuhaus, a director and a former officer of the Company and several former employees of the Company.

     In June 2003, Mr. Metzinger loaned the Company $10,000, in exchange for an unsecured 7% note payable due in December 2003. In January 2004, the Company paid Mr. Metzinger the outstanding principal balance of this note and all accrued interest thereon in full.

     In September 2003, Mr. Metzinger, the President, Chief Executive Officer and director of the Company loaned the Company $30,000, in exchange for an unsecured 7% note payable due in September 2004. In January, 2004 the Company paid Mr. Metzinger the outstanding principal balance of this note, together with all accrued interest, in full.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

     The General Corporation Law of the State of Nevada and our articles of incorporation provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our articles of incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     EXPERTS

     Our consolidated financial statements for the two year period ended June 30, 2005 included in this prospectus and registration statement have been audited by GHP Horwath, P.C., an independent registered public accounting firm ("GHP"), for the periods and to the extent set forth in their report, which describes an uncertainty related to our ability to continue as a going concern, appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

     With respect to the unaudited financial information for the periods ended December 31, 2005 and 2004, GHP has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States). However, as stated in their separate report included in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their report on such information should be restricted. GHP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report in not a "report" or a "part" of the Registration Statement prepared or certified by GHP within the meaning of Section 7 and 11 of the 1933 Act.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in compliance with this act, file periodic reports and other information with the Securities and Exchange Commission ("SEC"). These reports and the other information we file with the SEC can be inspected and copied at the public reference room facilities maintained by the SEC in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like the company that file electronically with the SEC at the following Internet address:
(http://www.sec.gov).  The SEC's telephone number is (800) SEC-0330.

     We have filed with the SEC in Washington, D.C. a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of our common stock offered by this prospectus.

                             ADDITIONAL INFORMATION

     We file annual, quarterly and other reports, and other information with the SEC. You may read and copy the materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1 800 SEC 0330 for further information on the operation of the Public Reference Rooms. Our SEC filings are also available to the public from the SEC's World Wide Web site on the Internet at http://www.sec.gov. This site
                                             ------------------
contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our commission file number is 033-19598-D.

     We maintain a site on the World Wide Web at www.nanopierce.com, and are in
                                                 ------------------
the process of constructing a new website at www.vytacorp.com.  The information
                                             ----------------
contained in our website is not part of this prospectus and you should not rely on it in deciding whether to invest in our common stock.

                              FINANCIAL STATEMENTS

                           VYTA CORP AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     On January 19, 2006 the Company's Board of Directors approved an amendment to our Articles of Incorporation to affect a one-for-twenty reverse stock split of our common stock effective January 31, 2006. All references to shares, options, warrants and conversion and exercise prices in the three and six months ended December 31, 2005 and in prior periods in the Financial Statements have been adjusted to reflect the post-reverse split amounts.

AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2005 AND 2004                             PAGE

Report of Independent Registered Public Accounting Firm . . . . . . .  F-1
Consolidated Financial Statements:
Consolidated Balance Sheet-June 30, 2005. . . . . . . . . . . . . . .  F-2
Consolidated Statements of Operations -
  Years ended June 30, 2005 and 2004. . . . . . . . . . . . . . . . .  F-3
Consolidated Statements of Comprehensive Loss -
  Years ended June 30, 2005 and 2004. . . . . . . . . . . . . . . . .  F-4
Consolidated Statements of Changes in Shareholders' Equity -
  Years ended June 30, 2005 and 2004. . . . . . . . . . . . . . . . .  F-5
Consolidated Statements of Cash Flows -
  Years ended June 30, 2005 and 2004. . . . . . . . . . . . . . . . .  F-7
Notes to Consolidated Financial Statements. . . . . . . . . . . . . .  F-9

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004          PAGE

Report of Independent Registered Public Accounting Firm . . . . . . .  F-25
Condensed Consolidated Balance Sheet -
  December 31, 2005 . . . . . . . . . . . . . . . . . . . . . . . . .  F-26
Condensed Consolidated Statements of Operations  -
  Six and three months ended December 31, 2005 and 2004 . . . . . . .  F-27
Condensed Consolidated Statements of Comprehensive Loss -
  Six and three months ended December 31, 2005 and 2004 . . . . . . .  F-28
Condensed Consolidated Statement of Changes in Shareholders' Equity -
  Six months ended December 31, 2005. . . . . . . . . . . . . . . . .  F-29
Condensed Consolidated Statements of Cash Flows -
  Six months ended December 31, 2005 and 2004 . . . . . . . . . . . .  F-30

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Nanopierce Technologies, Inc.
Denver, Colorado

     We have audited the accompanying consolidated balance sheet of Nanopierce Technologies, Inc. and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, comprehensive loss, changes in shareholders' equity and cash flows for each of the years in the two-year period ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nanopierce Technologies, Inc. and subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $997,616 for the year ended June 30, 2005, and an accumulated deficit of $23,629,319 as of June 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP HORWATH, P.C.

Denver,  Colorado
September 26, 2005, except for the second paragraph of Note 1, as to which the date is February 11, 2006

                  NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEET
                                   JUNE 30, 2005


                                   ASSETS
Current Assets:
  Cash and Cash Equivalents                                          $     25,835
  Interest Receivable                                                       3,823
  Notes Receivable, Net (Note 5)                                          275,442
  Prepaid Expenses                                                         91,306
                                                                     -------------
    Total Current Assets                                                  396,406
                                                                     -------------
Property and Equipment:
  Office Equipment and Furniture                                           66,356
  Less Accumulated Depreciation                                           (50,514)
                                                                     -------------
Other Assets:                                                              15,842
                                                                     -------------
  Advances Receivable (Note 5)                                            405,000
  Deposits and Other                                                       19,285
  Investments in Affiliates (Note 6)                                      159,642
                                                                     -------------
                                                                          583,927
                                                                     -------------
    Total Assets                                                     $    996,175
                                                                     =============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                                   $    214,891
  Accrued Liabilities                                                      18,227
  Other Liability(Note 8)                                                  90,000
  Notes Payable, Net of Discount of $95,874 (Note 7)                      119,690
                                                                     -------------
    Total Liabilities (All Current)                                       442,808
                                                                     -------------

Commitments and Contingencies (Notes 4, 7 and 9)

Shareholders' Equity (Notes 7 and 8):
  Preferred Stock; $0.0001 Par Value; 5,000,000 Shares Authorized;
    None Issued and Outstanding
  Common Stock; $0.0001 Par Value; 200,000,000 Shares Authorized;
    4,662,952 Shares Issued and Outstanding                                   466
  Additional Paid-In Capital                                           24,059,377
  Accumulated Other Comprehensive Income                                  122,843
  Accumulated Deficit                                                 (23,629,319)
                                                                     -------------
    Total Shareholders' Equity                                            553,367
                                                                     -------------
      Total Liabilities and Shareholders' Equity                     $    996,175
                                                                     =============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 2005 AND 2004


                                                        2005          2004
Revenues                                             $        -   $    34,258
                                                     -----------  ------------
  Operating Expenses:
    General and Administrative                          872,203     1,312,519
    Research and Development                                  -        41,849
    Selling and Marketing                                     -        37,033
    Impairment of Intellectual Property (Note 1)              -       608,061
                                                     -----------  ------------
                                                        872,203     1,999,462
                                                     -----------  ------------
Loss from operations                                   (872,203)   (1,965,204)
                                                     -----------  ------------

Other Income (Expense):
  Other Income                                           10,618             -
  Interest Income                                        17,672         2,550
  Extinguishment of Liabilities (Note 7)                      -        52,500
  Equity Losses of Affiliates (Note 6)                 (144,323)      (99,922)
  Interest Expense                                       (9,301)       (1,683)
  Interest Expense, Related Party                           (79)       (1,206)
                                                     -----------  ------------
                                                       (125,413)      (47,761)
                                                     -----------  ------------
Loss From Continuing Operations                        (997,616)   (2,012,965)
                                                     -----------  ------------

Discontinued Operations; Income From Operations of            -       454,882
  Subsidiary (Note 3)                                -----------  ------------

Net Loss                                             $ (997,616)  $(1,558,083)
                                                     ===========  ============
Basic and diluted loss per share:
Loss from continuing operations                      $    (0.22)  $     (0.54)
Income from Discontinued Operations                  $        -   $      0.12
                                                     -----------  ------------
Net Loss Per Share, Basic and Diluted                $    (0.22)  $     (0.42)
                                                     ===========  ============
Weighted Average Number of Common Shares              4,544,980     3,755,836
  Outstanding                                        ===========  ============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                       YEARS ENDED JUNE 30, 2005 AND 2004


                                              2005         2004
Net Loss                                   $(997,616)  $(1,558,083)
  Change in Unrealized Loss on Securities       (379)         (141)
  Change in Foreign Currency Translation
    Adjustments                                    -       (66,727)
                                           ----------  ------------
  Comprehensive Loss                       $(997,995)  $(1,624,951)
                                           ==========  ============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.


                                         NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                               YEARS ENDED JUNE 30, 2005 AND 2004


                                                 COMMON STOCK
                                              ------------------
                                                                                  ACCUMULATED
                                                                   ADDITIONAL        OTHER                           TOTAL
                                                                    PAID-IN      COMPREHENSIVE    ACCUMULATED    SHAREHOLDERS'
                                               SHARES    AMOUNT     CAPITAL         INCOME          DEFICIT         EQUITY
Balances, July 1, 2003                        3,252,737  $   325  $21,573,987   $      190,090   $(21,073,620)  $      690,782
  Common Stock and Warrants Issued for
    Cash (Net of offering Costs of $272,000)  1,038,462      104    1,827,896                -              -        1,828,000
  Common Stock Issued In Satisfaction of
    Payable                                      10,000        1        3,634                -              -            3,635
  Common Stock Issued Upon Exercise of
    Warrants (Net of offering Costs of
    $37,050)                                    192,500       19      347,931                -              -          347,950
  Common Stock Issued Upon Cashless
    Exercise of Warrants                          9,253        1           (1)               -              -                -
Net Loss                                              -        -            -                -     (1,558,083)      (1,558,083)
Other Comprehensive Loss
  Change in Unrealized Gain on Securities             -        -            -             (141)             -             (141)
  Foreign Currency Translation Adjustments            -        -            -          (66,727)             -          (66,727)
                                              ---------  -------  ------------  ---------------  -------------  ---------------
Balances, June 30, 2004                       4,502,952  $   450  $23,753,447   $      123,222   $(22,631,703)  $    1,245,416
                                              =========  =======  ============  ===============  =============  ===============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.

                                   NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                         YEARS ENDED JUNE 30, 2005 AND 2004


                                      COMMON STOCK
                                   ------------------
                                                                      ACCUMULATED
                                                       ADDITIONAL        OTHER                           TOTAL
                                                         PAID-IN     COMPREHENSIVE    ACCUMULATED    SHAREHOLDERS'
                                    SHARES    AMOUNT     CAPITAL        INCOME          DEFICIT         EQUITY
Balances, July 1, 2004             4,502,952  $   450  $23,753,447  $      123,222   $(22,631,703)  $    1,245,416
  Common Stock Issued Upon
    Exercise of Warrants (Net of
    offering Costs of $7,200)         60,000        6      112,794               -              -          112,800
  Common Stock Issued for
    Deferred Consulting Costs         50,000        5       89,995               -              -           90,000
  Common Stock Issued Upon
    Issuance of Note Payable          50,000        5      102,891               -              -          102,896
  Common Stock to be Issued                -        -          250               -              -              250
Net Loss                                            -            -               -       (997,616)        (997,616)
Other Comprehensive Loss:
  Change in Unrealized Gain on
    Securities                             -        -            -            (379)             -             (379)
                                   ---------  -------  -----------  ---------------  -------------  ---------------
Balances, June 30, 2005            4,662,952  $   466  $24,059,377  $      122,843   $(23,629,319)  $      553,367
                                   =========  =======  ===========  ===============  =============  ===============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.

                              NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    YEARS ENDED JUNE 30, 2005 AND 2004


                                                                                    2005          2004
Cash Flows From Operating Activities:
  Net Loss                                                                       $ (997,616)  $(1,558,083)
                                                                                 -----------  ------------
  Adjustments To Reconcile Net Loss to Net Cash Used in Operating Activities
    From Continuing Operations:
  Income From Discontinued Operations                                                     -      (454,882)
    Amortization Expense                                                              7,500       158,674
    Depreciation Expense                                                              7,258        10,657
    Equity Losses of Affiliates                                                     144,323        99,922
    Gain On Extinguishment of Liabilities                                                 -       (52,500)
    Provision for Losses On Receivables                                              35,000        58,074
    Amortization of Discount On Note Payable                                          7,272             -
    Amortization of Deferred Consulting Costs                                             -       122,459
    Impairment of Intellectual Property and Equipment                                     -       608,061
    Changes in Operating Assets and Liabilities:
    Decrease (Increase) in Accounts Receivable                                        1,986       (11,883)
    Decrease in Prepaid Expenses                                                     35,921         8,646
    Increase (Decrease) in Accounts Payable                                         105,935      (188,359)
    Increase in Accrued Liabilities                                                  18,227             -
    Increase in Other Liability                                                      90,000             -
                                                                                 -----------  ------------
      Total Adjustments                                                             453,422       358,869
                                                                                 -----------  ------------
        Net Cash Used in Operating Activities From Continuing Operations           (544,194)   (1,199,214)
                                                                                 -----------  ------------
Cash Flows From Investing Activities:
  Advances to Equity Investee                                                             -       (50,000)
  Increase in Notes Receivable                                                     (349,000)            -
  Repayment of Note Receivable                                                       38,558             -
  Increase in Advances Receivable                                                  (405,000)            -
  Increase in Patent and Trademark Applications                                           -       (68,189)
  Purchases of Property and Equipment                                                     -        (1,575)
  Cash Effect of Exypnotech Deconsolidation                                               -      (115,151)
                                                                                 -----------  ------------
    Net Cash Used in Investing Activities From Continuing Operations               (715,442)     (234,915)
                                                                                 -----------  ------------
Cash Flows From Financing Activities:
  Exercise of Warrants and Common Stock Issued for Cash                             112,800     2,175,950
  Payment of Notes Payable                                                          (61,737)     (205,700)
  Proceeds From Issuance of Notes Payable and Common Stock                          216,000       165,000
                                                                                 -----------  ------------
    Net Cash Provided by Financing Activities From Continuing Operations            267,063     2,135,250
                                                                                 -----------  ------------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                              -       127,038
                                                                                 -----------  ------------
Net Cash Used in Discontinued Operations                                                  -       (10,492)
                                                                                 -----------  ------------
Net (Decrease) Increase in Cash and Cash Equivalents                               (992,573)      817,667
                                                                                 -----------  ------------
Cash and Cash Equivalents, Beginning                                              1,018,408       200,741
                                                                                 -----------  ------------
Cash and Cash Equivalents, Ending                                                    25,835     1,018,408
                                                                                 -----------  ------------

                                      F-7

Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest                                                                 17         2,851
                                                                                 ===========  ============
  Supplemental Disclosure of Non-Cash Investing and Financing Activities:
  Issuance of Common Stock and Common Stock To Be Issued in Connection
    with Notes Payable                                                           $  103,146   $         -
                                                                                 ===========  ============
  Issuance of Common Stock in Exchange for deferred Consulting Costs             $   90,000   $         -
                                                                                 ===========  ============
  Offering Costs Recorded in Accounts Payable                                    $    7,200   $         -
                                                                                 ===========  ============
  Issuance of Common Stock in Satisfaction of Payable                            $        -   $     3,635
                                                                                 ===========  ============
  Investment in Joint Venture in Exchange for Equipment                          $        -   $   132,000
                                                                                 ===========  ============
  Issuance of Note Payable in Exchange for Accounts Payable                      $        -   $    92,100
                                                                                 ===========  ============
  Patent Costs Incurred on Behalf of Equity Investee in Exchange for Receivable  $        -   $     8,074
                                                                                 ===========  ============

_______________
See notes to consolidated financial statements for the fiscal year ended June 30, 2005.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

1.   BASIS OF PRESENTATION, BUSINESS, AND SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES

BASIS OF PRESENTATION

     The accompanying consolidated financial statements for the fiscal year ended June 30, 2005 include the accounts of NanoPierce Technologies, Inc., a Nevada corporation (the Company), its wholly-owned subsidiaries, NanoPierce Connection Systems, Inc., a Nevada corporation (NCOS) which was incorporated in November 2001, ExypnoTech, LLC (ET LLC), a Colorado limited liability company, which was formed in June 2004, and through December 11, 2003, ExypnoTech, GmbH (EPT, formed in February 2002) (Note 6). Through June 30, 2004, the consolidated financial statements for the fiscal year ended June 30, 2005 also included the wholly-owned foreign subsidiary, NanoPierce Card Technologies GmbH,
(NCT). NCT was dissolved in June 2004, and is presented as discontinued operations (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

     On January 19, 2006, the Company's Board of Directors (the "Board") approved an amendment to the Company's Articles of Incorporation to effect a one-for-twenty reverse stock split of the Company's common stock effective January 31, 2006. All references to shares, options, warrants, exercise and conversion prices as of June 30, 2005 and for each of the years ended June 30, 2005 and 2004, have been adjusted to reflect the post-reverse split amounts. As a result of the reverse split, the Company's authorized capital was reduced from 200,000,000 shares to 10,000,000 shares. As part of the reverse split, the Company amended and restated its Articles of Incorporation to increase the authorized capital of the Company to 200,000,000 shares.

BUSINESS

     The Company was engaged in the design, development and licensing of products using its intellectual property, the PI Technology through its subsidiaries and joint venture arrangements. The PI Technology consists of patents, pending patent applications, patent applications in preparation, trade secrets, trade names, and trademarks. The Company has designated its PI Technology as the NanoPierce Connection System (NCS(TM)) and marketed the PI Technology to companies in various industries for a wide range of applications, specifically RFID applications. As discussed below, the Company made a decision to abandon its PI Technology during the year ended June 30, 2004.

     Through June 30, 2005, NCOS had no operational activities. Through June 30, 2005, EPT, an equity investment, had activities primarily consisting of manufacturing inlay components used in, among other things, Smart Labels, which is a paper sheet holding a chip-containing module that is capable of memory storage and/or processing. Scimaxx Solutions, LLC, which is an equity investment (Note 6), was primarily involved in research and development and marketing functions through April 2005, at which time it ceased operations. ET LLC business activities included the marketing and sales of RFID (Radio Frequency Identification) products in North America. ET LLC had no revenues or operations through June 30, 2005.

     In August 2005, the Company entered into a joint venture with Xact Resources International, Inc. ("Xact Resources"), a privately held company. The Company purchased a 50% equity interest in the joint venture, BioAgra, LLC ("BioAgra") (a Georgia limited liability company) for $905,000 in cash (which includes the $405,000 advanced to Xact Resources as of June 30, 2005) and a note payable of $595,000, which was paid in full on September 15, 2005. BioAgra is to manufacture and sell a beta glucan product, AgraStim, to be used as a replacement for hormone growth steroids and antibiotics in products such as poultry feed.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

     Additionally, in August 2005, the Company entered into an agreement with Arizcan Properties, Ltd. ("Arizcan") by which the Company agreed to pay to Arizcan 20% of the cash distributions paid to the Company by and from BioAgra, until such time as Arizcan shall be paid $800,000. On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made by the Company.

     Currently, BioAgra is in the process of constructing the production line. BioAgra expects to begin producing and shipping product at the beginning of 2006. As the production line is being completed, management of BioAgra is developing marketing plans for the sale and distribution of the product, marketing strategies and hiring administrative and manufacturing staff.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of the Company's cash and cash equivalents, notes receivable, accounts payable, other liabilities and notes payable approximate their carrying amounts due to the short maturities of these instruments.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

DEFERRED CONSULTING COSTS

     In June 2005, the Company entered into a twelve-month consulting services agreement with a third party, in which this party agreed to provide public and investor relation services and general business services for the twelve-month term of the agreement. Compensation consisted of 50,000 shares of the Company's restricted common stock with a market value of approximately $90,000 (based on the closing market price of $1.80 per share at the date the transaction was entered into). The deferred cost is being amortized on a straight-line basis over the twelve-month period from the date of the agreement. During the year ended June 30, 2005, $7,500 was expensed.

AVAILABLE FOR SALE SECURITIES

     Available for sale securities consist of 1,180 shares of common stock of Intercell International Corporation ("Intercell"). These securities are carried at estimated fair value ($12 at June 30, 2005) based upon quoted market prices, and are included in other long-term assets in the Company's June 30, 2005 consolidated balance sheet.

     Unrealized gains and losses are computed on the basis of specific identification and are reported as a separate component of comprehensive income
(loss), included as a separate item in shareholders'

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

equity. The Company reported a decrease in the unrealized loss on available for sale securities of $379 in 2005 and $141 in 2004.

     At June 30, 2005, the unrealized loss on available for sale securities was $12. Realized gains, realized losses, and declines in value, judged to be other-than-temporary, are included in other income (expense). During the years ended June 30, 2005 and 2004, the Company did not sell any available for sale securities.

IMPAIRMENT OF INTELLECTUAL PROPERTY RIGHTS
AND PATENT AND TRADEMARK APPLICATIONS

     During the year ended June 30, 2004, the Company had recorded intellectual property rights and patent and trademark applications. During the year ended June 30, 2004, the intellectual property was amortized using a useful life of
2.5 years, which was consistent with the remaining average patent protection period of the remaining intellectual property.

     During the fourth quarter ended June 30, 2004, the Company made a decision to abandon its intellectual property rights, patents and patent applications, and trademarks. This decision was based on factors including the Company's evaluation of past and current operating results, and potential changes in the Company's business plan, which involve investigating potential acquisition candidates outside of the technology industry (Note 2). As a result of this decision, the Company recorded an impairment charge of $608,061 in the fourth quarter ended June 30, 2004.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation expense is provided by use of accelerated and straight-line methods over the estimated useful lives of the assets, which range from five to seven years.

REVENUE RECOGNITION

     Revenues from the sales of product are recognized at time of shipment. Revenues are deferred if significant future obligations are to be fulfilled or if collection is not probable. At June 30, 2005, there were no deferred revenues related to contract services in progress.

     The Company grants credit, without collateral, to its customers. Management reviews trade receivables on an ongoing basis to determine if any receivables will potentially be uncollectible. The Company includes trade receivable balances that are determined to be uncollectible in an overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

RESEARCH AND DEVELOPMENT

     The Company includes in research and development expense: payroll, facility rent, lab supplies and other expense items directly attributable to research and development. The Company does not contract its research and development work, nor does it, at this time, perform research and development work for others.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation, allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to continue accounting for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has chosen to continue to account for employee stock-based compensation using APB 25.

     Had compensation cost for the Company's stock plans been determined based on fair value at the grant dates for awards under the plans consistent with the method prescribed under SFAS No. 123, the Company's net loss and net loss per share would have changed to the pro forma amounts indicated below:

                                                               2005         2004

Net Loss, as Reported                                       $(997,616)  $(1,558,083)
Total Stock-Based Employee Compensation Expense Determined
  Under Fair Value Based Method for all Awards                      -             -
                                                            ----------  ------------
Net Loss, Pro Forma                                         $(997,616)  $(1,558,083)
                                                            ==========  ============
Net Loss Per Share as Reported                              $   (0.22)  $     (0.42)
Net Loss Per Share Pro Forma                                $   (0.22)  $     (0.42)

No options were granted during the years ended June 30, 2005 and 2004.

FOREIGN CURRENCY TRANSLATION

     The financial statements of the Company's foreign equity investments (subsidiaries in 2004) are measured using the local currency (the Euro) as the functional currency. Assets and liabilities of the entities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the period. The resulting cumulative translation adjustments have been recorded as a component of comprehensive income (loss), included as a separate item in shareholders' equity.

     The cumulative translation adjustment was approximately $123,000 at June 30, 2005 and 2004. In June 2004, a $74,814 reduction of other comprehensive income to net income was recorded and recognized as a component of gain on discontinued operations as a result of the liquidation of NCT.

FOREIGN CURRENCY TRANSACTIONS

     Gains and losses from foreign currency transactions are included in net income (loss). Foreign currency transaction gains and losses were not significant during the years ended June 30, 2005 and 2004.

COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, Reporting Comprehensive Income, requires the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains and losses on the Company's foreign currency translation adjustments to be included in comprehensive income (loss).

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

LOSS PER SHARE

     SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (EPS) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     Loss per share of common stock is computed based on the average number of common shares outstanding during the year. Stock options and warrants are not considered in the calculation, as the impact of the potential common shares (3,809,089 shares at June 30, 2005 and 3,869,089 shares at June 30, 2004) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), Share-Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the provisions of this standard. Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a significant impact on the Company's financial position and results of operations in future periods.

     In December 2003, the FASB issued Interpretation No. 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46, Consolidation of Variable Interest Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN 46R also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. FIN 46R became effective for variable interest entities or potential variable interest entities for periods ending after December 15, 2003 for public companies (other than small business issuers), and became effective by the end of the first annual reporting period ending after December 15, 2004 for companies that are small business issuers. FIN 46R did not have an impact on the Company's financial position or results of operations.

2.   GOING CONCERN AND MANAGEMENT'S PLANS

     The Company's financial statements for the year ended June 30, 2005 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $997,616 for the year ended June 30, 2005, and an accumulated deficit of $23,629,319 as of June 30, 2005. The Company did not recognize revenues from its PI technology during the year ended June 30, 2005. The Company's subsidiary NCT was dissolved in June 2004 and in December 2003, the Company sold a controlling 51% interest in EPT. In addition, the Company has abandoned and recorded an impairment to its intellectual property.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

     These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     In August 2005, the Company was able to raise $1,535,000 through the exercise of 1,535,000 warrants with an exercise price of $1.00 per share. The Company subsequently purchased a 50% equity investment in the BioAgra joint venture for $905,000 cash (which includes the $405,000 advanced to Xact Resources as of June 30, 2005) and a note payable of $595,000, which was paid in full in September 2005. The Company also entered into an agreement with Arizcan by which the Company agreed to pay to Arizcan 20% of the cash distributions paid to the Company by and from BioAgra, until such time as Arizcan shall be paid $800,000. On March 10, 2006, Arizcan and the Company terminated this agreement without any such payments being made by the Company.

     In September 2005, the Company executed a subscription agreement to sell shares of the Company's preferred stock with Arizcan. The sole director of Arizcan is related to a board member of Intercell. The Subscription Agreement provides for the sale of 200,000 shares of a Class A 8% cumulative and participating preferred shares with a sale's price of $7.50 per share. The preferred shares are convertible into 60% of the Company's issued and outstanding post-split shares of the Company's common stock on the date of conversion.

     Additionally, the Company intends to change its corporate name and most likely to institute a reverse split in connection with recent business events.

     Currently, the Company does not have a revolving loan agreement with any financial institution, nor can the Company provide any assurance it will be able to enter into any such agreement in the future, or be able to raise funds through a further issuance of debt or equity in the Company.

3.   DISCONTINUED OPERATIONS

     On April 1, 2003, NCT filed insolvency with the Courts of Munich, Germany. The insolvency filing was necessary in order to comply with specific German legal requirements. In June 2004, NCT completed its plan of self-liquidation, and the German court legally dissolved NCT.

     At June 30, 2005, NCT has no remaining assets or liabilities. NCT's revenues for the years ended June 30, 2005 and 2004 as reported in discontinued operations, were $0. The Company recorded a $454,882 gain on the disposal of NCT in 2004, which was primarily due to the extinguishment of NCT liabilities and gains recognized from the sales of equipment. NCT did not incur any income taxes during the periods presented.

4.   RISK CONSIDERATIONS

BUSINESS RISK

     The Company is subject to risks and uncertainties common to technology-based companies, including rapid technological change, dependence on principal products and third party technology, new product introductions and other activities of competitors, dependence on key personnel, and limited operating history.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

INTERNATIONAL OPERATIONS

     The Company's foreign equity investment (EPT) operations are located in Germany. EPT transactions are conducted in currencies other than the U.S. dollar (the currency into which EPT's historical financial statements have been translated) primarily the Euro. As a result, the Company is exposed to adverse movements in foreign currency exchange rates.

     In addition, the Company is subject to risks including adverse developments in the foreign political and economic environment, trade barriers, managing foreign operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on the Company's financial condition or results of operations in the future.

5.   NOTES AND ADVANCES RECEIVABLE

     Through June 30, 2005, the Company advanced a total of $405,000 to Xact Resources, which was applied to the August 2005 purchase of the 50% equity interest in the joint venture, BioAgra with Xact Resources.

     In December 2004, the Company loaned $35,000 to Intercell in return for an unsecured, 7% promissory note, due in December 2005. The loan was made in order to assist Intercell in its efforts to support operations. From September 30, 2004 to March 17, 2005, Mr. Metzinger, the President and Chief Executive Officer of the Company, served as the Chief Executive Officer of Intercell. The Company's Chief Financial Officer also serves as the Chief Financial Officer of Intercell. On March 16, 2005, Intercell filed for protection under Chapter 11 of the U.S. Bankruptcy Laws. The Company does not believe that it will be able to fully collect this receivable and during the third quarter of the year ended June 30, 2005, recorded an allowance of $35,000 in connection with the note receivable.

     In November 2004, the Company loaned $314,000 to Arizcan. In exchange for the loan, the Company received an unsecured, 7% promissory note, due on October 31, 2005. The funds were loaned to facilitate Arizcan's purchase of an option from certain of the Company's warrant holders, to initiate the exercise of certain existing warrants to purchase up to 785,000 shares of the Company's common stock. The warrants were initially issued as part of a January 2004 equity placement (Note 8). In June 2005, the Company received a payment of $50,000, which included interest of $11,442. In August 2005, Arizcan exercised its option on all 785,000 shares (Note 8). The note was paid in full in February 2006.

6.   INVESTMENTS IN AFFILIATES

INVESTMENT IN EPT

     On December 11, 2003, a German entity, formed by former employees of EPT, purchased a controlling 51% equity interest in EPT in exchange for $98,000, of which $62,787 has been received through June 30, 2005. No gain or loss was incurred by the Company as a result of this transaction. As a result of the Company's reduced ownership interest and loss of control of EPT, the Company deconsolidated EPT as of December 11, 2003, and began accounting for its investment in EPT under the equity method of accounting at that time. Under the equity method of accounting, the carrying amount of the Company's investment in EPT ($159,642 at June 30, 2005) is adjusted to recognize the Company's proportionate share of EPT's income (loss) each period.

     Financial information of EPT as of June 30, 2005, and for the year ended June 30, 2005 and the period from December 11, 2003 through June 30, 2004 is as follows:

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                            JUNE 30, 2005
Assets:
  Current Assets (1)                        $      302,189
  Equipment                                        188,622
                                            --------------
    Total Assets                            $      490,811
                                            ==============
Liabilities and Members' Equity:
  Current Liabilities (2)                   $      362,496
  Members' Equity                                  128,315
                                            --------------
    Total Liabilities and Members' Equity   $      490,811
                                            ==============

_______________
(1) Current assets include receivables in the amount of $177,372 due from the 51% owner of EPT.
(2)  Current liabilities include a payable of $60,723 to the 51% owner of EPT.

                                DECEMBER 11, 2003
                YEAR ENDED           THROUGH
               JUNE 30, 2005      JUNE 30, 2004
Revenues (1)  $      586,480   $           42,143
Expenses (2)        (676,222)            (144,094)
              ---------------  -------------------
  Net loss    $      (89,742)  $         (101,951)
              ===============  ===================

______________
(1) Revenues include $570,584 and $32,180, respectively, of sales to the 51% owner of EPT for each period presented.
(2) Expenses include $60,723 and $0, respectively, of charges paid to the 51% owner of EPT for each period presented.

     Pro forma results of the Company's operations for the fiscal year ended June 30, 2004, assuming the deconsolidation of EPT occurred as of July 1, 2003, are as follows:

          Revenues                      $     5,809
          Operating expenses            $(1,869,029)
            Net loss                    $(1,427,650)


INVESTMENT IN JOINT VENTURE INTEREST

     On September 15, 2003, the Company entered into a joint venture agreement with Scimaxx, LLC, an entity related to the Company in that a member of Scimaxx, LLC is a director of the Company. The name of the joint venture was Scimaxx Solutions, LLC (Scimaxx Solutions, a Colorado Limited Liability company formed in September 2003). The purpose of the joint venture was to provide the electronics industry with technical solutions to manufacturing problems based on the need for electrical connectivity.

     The Company received a 50% interest in the joint venture in exchange for a contribution of NCOS equipment with a carrying value of approximately $132,000 at September 15, 2003. The Company also granted Scimaxx Solutions a ten-year, non-exclusive, non-royalty bearing worldwide license to use the Company's intellectual property. Scimaxx, LLC was to invest $50,000 cash, of which $22,900 was received. The Company has a 49% voting interest in the joint venture. The Company determined that Scimaxx LLC was the controlling financial interest holder and therefore, the Company has accounted for its investment in Scimaxx Solutions as an equity method investment.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

     During the third quarter of the fiscal year ended June 30, 2005, the Company made the decision to impair the value of its investment in Scimaxx Solutions to $0. In performing the quarterly assessment, management considered the operational history and status of the joint venture, combined with cash flow projections and other operating information. As a result of this decision, the Company recorded an impairment charge of $63,544, which is included in equity losses of affiliates.

     Unaudited financial information of Scimaxx Solutions as of June 30, 2005, and for the year ended June 30, 2005 and the period from September 15, 2003 (inception) through June 30, 2004, is as follows:

                                                       JUNE 30, 2005
          Assets:
            Current assets                            $           76
            Equipment                                         70,455
                                                      ---------------
              Total Assets                            $       70,531
                                                      ===============
          Liabilities and Members' Deficit:
            Current Liabilities                       $       73,295
            Members' Deficit                                  (2,764)
                                                      ---------------
              Total Liabilities and Members' Deficit  $       70,531
                                                      ===============


                                                  SEPTEMBER 15, 2003
                                   YEAR ENDED          THROUGH
                                 JUNE 30, 2005      JUNE 30, 2004
          Revenues              $        5,773   $            17,458
          Expenses                     (80,781)             (245,850)
                                ---------------  --------------------
            Net loss            $      (75,008)  $          (228,392)
                                ===============  ====================


7.   NOTES PAYABLE

RELATED PARTIES

     In June 2005, an officer/director of the Company loaned $41,000 to the Company in exchange for an unsecured, 5% note payable due in December 2005. In June 2005, the Company paid $336 plus accrued interest of $17. In August 2005, the Company paid the remaining $40,664 plus accrued interest of $298.

     In June 2003, an officer/director of the Company loaned $10,000 to the Company in exchange for an unsecured, 7% note payable due in December 2003. In September 2003, the same officer/director loaned the Company $30,000 in exchange for an unsecured, 7% promissory note, due in September 2004. In January 2004, the Company paid the $40,000 plus accrued interest of $1,247.

     In September 2003, Intercell, an affiliate of the Company at the time, loaned the Company $35,000 in exchange for an unsecured, 7% promissory note due in September 2004. In November 2003, Intercell loaned the Company $100,000 in exchange for a 7%, promissory note due in November 2004. This promissory note was collateralized by an assignment of a 51% interest in the proceeds, if any, the Company may have received in connection with the Financing Agreement litigation (Note 9). In January 2004, the Company paid the $135,000, plus accrued interest of $2,493.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

OTHER

     In June 2005, an unrelated third party loaned the Company $150,000 in exchange for an unsecured, promissory note due in September 2005 with interest at 15% per quarter and 100,000 shares of the Company's restricted common stock (50,000 shares were issued in June 2005 and the remaining 50,000 shares were issued in July 2005). At the date of issuance, the common stock had a market value of $180,000 (based on the closing market price of $1.80 per share on the date of the transaction). The relative fair value of the common stock, ($81,718) was accounted for as a discount applied against the face amount of the note.
The discount is being amortized over the term of the promissory note. The effective interest rate on this note is 54%. On June 30, 2005, the Company recognized $2,000 of accrued interest and amortized $7,272 of the discount as additional interest expense. On September 8, 2005, the Company paid the $150,000, plus accrued interest of $22,500. At that time the remaining discount of $74,446 was fully amortized to interest expense.

     On June 30, 2005, an unrelated third party loaned the Company $25,000 in exchange for an unsecured, 8% promissory note due in December 2005 and 75,000 shares of the Company's restricted common stock which were issued in July 2005. At the date of issuance, the common stock had a market value of $150,000 (based on the closing market price of $2.00 per share on the date of the transaction). The relative fair value of the common stock ($21,428) was accounted for as a discount against the face amount of the note. The discount is being amortized over the term of the promissory note as additional interest expense. The effective interest rate on this note is 85%. As the promissory note was issued on June 30, 2005, the Company did not recognize any interest expense. On August 8, 2005, the Company paid the $25,000, plus accrued interest of $208. At that time the discount of $21,428 was fully amortized to interest expense.

     In July and August 2005, unrelated parties loaned the Company a total of $150,000 in exchange for unsecured, 8% promissory notes due in December 2005 and 330,000 shares of the Company's restricted common stock. The common stock had an aggregate market value of $574,000 (based on the closing market prices which ranged from $1.60 to $1.80 per share at the date of the transaction). The relative fair value of the common stock ($117,786) was accounted for as a discount applied against the amount of the over the promissory notes and is to be amortized over the terms of the notes. On August 8, 2005, the Company paid the $150,000 plus accrued interest of $1,132. At that time the discounts totaling $117,786 were fully amortized to interest expense. The approximate effective interest rates on these notes is 79%.

     In 2004, the Company converted vendor payables of $92,100 into an unsecured, non-interest bearing note payable which was repaid in March 2005. This vendor along with one other vendor agreed to forgive $52,500 of the liabilities owed, and as a result the Company recognized a gain on the extinguishment of liabilities in 2004.

8.   SHAREHOLDERS' EQUITY

COMMON STOCK

     2005 TRANSACTIONS

     In November 2004, the Company issued 60,000 shares of common stock upon the exercise of warrants. The Company received cash proceeds of $112,800 (net of $7,200 of offering costs).

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

     In June 2005, the Company issued 50,000 shares of its restricted common stock as consideration for a twelve-month consulting agreement. These shares of common stock had a market value of $90,000.

     In June 2005, in connection with the issuance of a $150,000 promissory note, the Company agreed to issue 100,000 shares of its restricted common stock, valued at $81,718, of which 50,000 shares were issued in June 2005, and 50,000 shares were issued in July 2005.

     In June 2005, in connection with the issuance of a $25,000 promissory note, the Company agreed to issue 75,000 shares of its restricted common stock, which were issued in July 2005. The shares were valued at $21,428.

     In June 2005, in connection with the Company's financing efforts, the Company committed to issuing 50,000 shares of its restricted common stock to an unrelated third party. The market value of the shares was $90,000 (based on a closing market price of $1.80 per share at the date of the transaction). The Company recognized $90,000 of expense in June 2005 and recorded a liability of $90,000 at June 30, 2005. The shares were issue din July 2005.

     In July and August 2005, the Company issued a total of 330,000 shares of its restricted common stock in connection with the issuance of promissory notes totaling $150,000. These shares were valued at $117,786.

     In August 2005, the Company issued 1,535,000 shares of its common stock in connection with the exercise of warrants for $1,535,000 in cash. (Note 8 - Warrants).

2004 TRANSACTIONS

     On January 20, 2004, the Company sold 1,000,000 units at a price of $2.00 per unit for $1.8 million in cash, pursuant to a Securities Purchase Agreement (net of $272,000 of offering costs, discussed below). A unit consists of (i) one share of the Company's common stock, (ii) a warrant to purchase one share of common stock at an exercise price of $2.00 per share, and (iii) a warrant to purchase two shares of the Company's common stock at an exercise price of $5.00 per share. All warrants have an expiration date of January 20, 2009. As a result of the sale, the Company issued 1,000,000 shares of its common stock, warrants to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share, and warrants to purchase 2,000,000 shares of common stock at an exercise price of $5.00 per share.

     In connection with the sale of the units, the placement agent received a fee consisting of a cash payment equal to 3% of the gross proceeds from the transaction ($60,000) and warrants to purchase 3% of the total number of shares of common stock issued to the investors on the closing date. The Company issued to the placement agent warrants to purchase 30,000 shares of common stock with an exercise price of $2.00 per share. The warrants expire on January 20, 2009. The placement agent is also entitled to receive an additional cash payment equal to 3% of the gross proceeds, if any, received by the Company as a result of the exercise of the $2.00 warrants and additional warrants to purchase 3% of the total number of shares issued as a result of the exercise of the $2.00 warrants. The Company also paid a $200,000 finders fee to a third party (the "finder") and issued warrants to purchase 100,000 shares of common stock with an exercise price of $2.00 per share. The warrants expire on January 20, 2009. This third party is also entitled to receive an additional cash payment of 10% of the gross proceeds, if any, received by the Company as a result of the exercise of the $2.00 warrants and additional warrants to purchase 10% of the total number of shares issued as a result of the exercise of the $2.00 warrants. The Company also incurred an additional $12,000 of offering costs, primarily legal costs.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

     During the year ended June 30, 2004, the Company issued 192,500 shares of its common stock upon the exercise of 192,500 warrants, which included 50,000 of the warrants issued to the finder as described above. The Company received $347,950 cash (net of $37,050 of offering costs, of which $11,050 is accrued at June 30, 2004) for the exercise. As described above, the Company granted to the placement agent and finder, warrants purchasing an additional 18,525 shares.
The warrants are exercisable at $2.00 per share and expire January 20, 2009. The Company also issued 9,254 of its common stock upon the cashless exercise of 20,167 warrants.

     During the year ended June 30, 2004, the Company also sold 38,462 shares of restricted common stock for cash of $100,000, and the Company issued 10,000 shares of restricted common stock in satisfaction of a $3,635 payable.

STOCK OPTIONS AND WARRANTS

     STOCK OPTIONS

     The Company has established two Compensatory Stock Option Plans (the "Option Plans") and has reserved 625,000 shares of common stock for issuance under the Option Plans. Vesting provisions are determined by the Board of Directors. All stock options expire 10 years from the date of grant.

     A summary of the Option Plans is as follows:

                                           2005                        2004
                                --------------------------  --------------------------
                                         WEIGHTED AVERAGE            WEIGHTED-AVERAGE
                                SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
Outstanding, Beginning of Year  439,377  $     20.00        439,377  $     20.00
  Granted                             -          -                -          -
  Expired                             -          -                -          -
  Exercised                           -          -                -          -
Outstanding, End of Year        439,377        20.00        439,377        20.00
Options Exercisable at End of
  Year                          431,377        20.00        426,877        20.00

     The following table summarizes information about stock options outstanding as of June 30, 2005:

                             OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                -----------------------------------------------  ----------------------------
                           WEIGHTED-AVERAGE
  RANGE OF                     REMAINING
  EXERCISE      NUMBER OF     CONTRACTUAL     WEIGHTED-AVERAGE   NUMBER OF  WEIGHTED-AVERAGE
   PRICES        OPTIONS     LIFE (YEARS)      EXERCISE PRICE     OPTIONS    EXERCISE PRICE
 4.00-10.00       162,750        3.37         $      6.40          162,750  $      6.40
 10.20-20.00      124,777        7.11               13.40          127,777        12.80
 20.20-40.00       43,000        5.45               30.60           32,500        31.60
 40.20-60.00      108,350        3.74               45.60          108,350        45.60
100.20-120.00         500        4.67              120.00              500       120.00
                ---------  -----------------  -----------------  ---------  -----------------
                  439,377        5.67         $     20.00          431,877  $     20.00
                =========  =================  =================  =========  =================

WARRANTS

     At June 30, 2005, the following warrants to purchase common stock were outstanding:

     NUMBER OF COMMON
SHARES COVERED BY WARRANTS  EXERCISE PRICE       EXPIRATION DATE

           1,000            $   25.00        August to September 2005
          76,301                 6.00-51.60  October to December 2005
           3,750                 6.00-7.20   January 2006
          10,000                13.00        May 2006
          10,000                25.00        January 2007
         172,000                10.00-12.00  October to November 2007
          66,667                 3.00        April 2008
         877,500                 2.00        January 2009
       2,000,000                 3.00        January 2009
          22,500                12.00        January 2010
--------------------------
       3,239,718 *
==========================

     _______________
* Does not include 130,000 of warrants that are issuable pursuant to the securities purchase agreement described above.

     No warrants were issued during the year ended June 30, 2005.

     During the year ended June 30, 2005, warrants to purchase 60,000 shares of common stock were exercised for net cash proceeds of $112,800 (net of commission of $7,200).

     In August 2005, warrants to purchase 1,535,000 shares of common stock were exercised for cash proceeds of $1,535,000 in exchange for 1,535,000 shares of common stock. The proceeds were used to purchase a 50% equity interest in the BioAgra joint venture. The warrants exercise price was lowered from $2.00 and $3.00 per share to $1.00 per share in connection with the exercise.

     In August and September 2005, warrants to purchase 1,000 shares of common stock expired.

     During the year ended June 30, 2004, warrants to purchase 192,500 shares of common stock were exercised for net cash proceeds of $347,950 (net of commission of $37,050) in exchange for 192,500 shares of common stock. In addition, warrants to purchase 20,167 shares of common stock were exercised on a cashless basis in exchange for 9,254 shares of common stock.

     During the year ended June 30, 2004, warrants to purchase 36,625 shares of common stock with exercise prices ranging from $6.00 to $56.20 per share expired.

9.   COMMITMENTS AND CONTINGENCIES

LITIGATION

     DEPOSITORY TRUST SUIT

     In May 2004, the Company filed suit against the Depository Trust and Clearing Corporation ("DTCC"), the Depository Trust Company ("DTC"), and the National Securities Clearing Corporation

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

("NSCC") in the Second Judicial District Court of the County of Washoe, State of Nevada. The suit alleges multiple claims under the Nevada Revised Statutes 90.570, 90.580, 90.660 and 598A.060 and on other legal bases. The complaint alleges, among other things, that the DTCC, DTC and NSCC acted in concert to operate the "Stock Borrow Program," originally created to address short term delivery failures by sellers of securities in the stock market. According to the complaint, the DTCC, NSCC and DTC conspired to maintain significant open fail deliver positions of millions of shares of the Company's common stock for extended periods of time by using the Stock Borrow Program to cover these open and unsettled positions. The Company was seeking damages in the amount of $25,000,000 and treble damages. Responsive pleadings were filed by the defendants. On April 27, 2005, the court granted a motion to dismiss the lawsuit. The Company has filed an appeal to overturn the motion to dismiss the lawsuit.

FINANCING AGREEMENT SUIT

     In connection with a financing obtained in October 2000, the Company filed various actions in the United States District Court for the District of Colorado against, among others, Harvest Court, LLC, Southridge Capital Investments, LLC, Daniel Pickett, Patricia Singer and Thomson Kernaghan, Ltd. for violations of federal and state securities laws, conspiracy, aiding and abetting and common law fraud among other claims. As a result of various procedural rulings, in January 2002, the United States District Court for the District of Colorado transferred the case to the United States District Court for the Southern District of New York, New York City, New York. In this litigation, Harvest Court, LLC filed counterclaims against the Company and certain officers and former board members of the Company, and a number of unrelated third parties. The counterclaims allege violations of federal securities laws and other laws. Harvest Court, LLC is seeking various forms of relief including compensatory and punitive damages. Responsive pleadings have been filed and the litigation is currently in the discovery stage.

     In May 2001, Harvest Court, LLC filed suit against the Company in the Supreme Court of the State of New York, County of New York. The suit alleges that the Company breached an October 20, 2000 Stock Purchase Agreement, by not issuing 370,945 free trading shares of the Company's common stock in connection with the reset provisions of the Purchase Agreement due on the second reset date and approximately 225,012 shares due in connection with the third reset date. Harvest Court, LLC is seeking the delivery of such shares or damages in the alternative. In August 2001, the Supreme Court of the State of New York, County of New York issued a preliminary injunction ordering the Company to reserve and not transfer the shares allegedly due to Harvest Court, LLC. The Company has filed counterclaims seeking various forms of relief against Harvest Court, LLC.

     The Company intends to vigorously prosecute all litigation and does not believe the outcome of the litigation will have a material adverse effect on the financial condition, results of operations or liquidity of the Company.
However, it is too early at this time to determine the ultimate outcome of these matters.

LEASES

     The Company has entered into certain facilities and equipment leases. The leases are non-cancelable operating leases that expire through September 30, 2006. Future minimum lease payments under these operating leases are as follows:

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                      YEAR ENDING JUNE 30,     AMOUNT
                            2006               $83,401
                            2007                14,550
                                               -------
                                               $97,951
                                               =======

     Aggrgate rental expense in continuing operations under operating leases was $113,380 and $96,969 for the years ended June 30, 2005 and 2004, respectively.

10.  INCOME TAXES

     The Company and its subsidiaries did not incur income tax expense for the years ended June 30, 2005 and 2004. The reconciliation between taxes computed at the statutory federal tax rate of 34% applied to the loss from continuing operations and the effective tax rate for the years ended June 30, 2004 and 2003 is as follows:

                                       2005           2004
Expected Income Tax Benefit         $(339,000)     $(684,000)
Increase in Valuation Allowance       339,000        684,000
                                    ----------     ----------
                                    $       -      $       -
                                    ==========     ==========

The tax effects of temporary differences that give rise to substantially all deferred tax assets at June 30, 2005 are as follows:

Deferred Tax Assets:
  Net Operating Loss                 $ 4,623,000
  Intangible Assets                      207,000
  Allowance for Receivables               32,000
  Less Valuation Allowance            (4,862,000)
                                     ------------
  Net Deferred Tax Assets            $         -
                                     ============

     As of June 30, 2005, the Company has net operating loss carry forwards of approximately $14,300,000, which expire between 2013 and 2025. The Company's net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

11.  FOREIGN AND DOMESTIC OPERATIONS

     Operating results and long-lived assets of continuing operations as of June 30, 2005 and for the years ended June 30, 2005 and 2004, by geographic area, are presented in the table below. There were no revenues in 2005 from continuing operations and no significant amounts of transfers between geographic areas in 2005 or 2004.

                 NANOPIERCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                               UNITED STATES         GERMANY        TOTAL
Revenues for year ended        $        5,809        28,449        34,258
June 30, 2004

Long-lived assets at           $       15,842              -        15,842
June 30, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Vyta Corp

     We have reviewed the accompanying condensed consolidated balance sheet of Vyta Corp (formerly known as NanoPierce Technologies, Inc.) and subsidiaries as of December 31, 2005, the related condensed consolidated statements of operations and comprehensive loss for the three-month and six-month periods ended December 31, 2005 and 2004, the condensed consolidated statements of cash flows for the six-month periods ended December 31, 2005 and 2004, and the condensed consolidated statement of changes in shareholders' equity for the six-month period ended December 31, 2005. These interim condensed consolidated financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.
It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.



/s/ GHP HORWATH, P.C.

Denver, Colorado
February 11, 2006

                                    VYTA CORP AND SUBSIDIARIES
                         (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                               CONDENSED CONSOLIDATED BALANCE SHEET
                                         DECEMBER 31, 2005
                                            (UNAUDITED)


                                              Assets
                                              ------
Current assets:
    Cash and cash equivalents                                                      $    247,412
    Interest receivable                                                                     929
    Note receivable, net (Note 2)                                                       186,323
    Prepaid expenses                                                                     44,976
                                                                                   -------------
        Total current assets                                                            479,640
                                                                                   -------------
Property and equipment:
    Office equipment and furniture                                                       66,357
    Less accumulated depreciation                                                       (53,367)
                                                                                   -------------
                                                                                         12,990
                                                                                   -------------
Other assets:
    Deposits and other                                                                   19,285
    Notes receivable, affiliate (Note 2)                                                400,000
    Investments in affiliates (Note 3)                                                1,269,988
                                                                                   -------------
                                                                                      1,689,273
                                                                                   -------------

            Total assets                                                           $  2,181,903
                                                                                   =============
                                Liabilities and Shareholders' Equity
                                ------------------------------------

Current liabilities:
    Accounts payable                                                               $    160,054
    Accrued liabilities                                                                  10,427
    Derivative warrant liability (Note 5)                                               154,098
    Other liabilities (Note 6)                                                        1,000,000
                                                                                   -------------
        Total liabilities  (all current)                                              1,324,579
                                                                                   -------------
Commitments and contingencies (Notes 4 and 8)
Shareholders' equity (Note 7):
    Preferred stock; $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding

    Common stock; $0.0001 par value; 200,000,000 shares authorized; 7,247,327 shares issued and outstanding
                                                                                            725
    Additional paid-in capital                                                       25,396,315
    Accumulated other comprehensive income                                              122,857
    Accumulated deficit                                                             (24,662,573)
                                                                                   -------------
        Total shareholders' equity                                                      857,324
                                                                                   -------------
            Total liabilities and shareholders' equity                             $  2,181,903
                                                                                   =============

See notes to condensed consolidated financial statements for six months ended December 31, 2005.

                                         VYTA CORP AND SUBSIDIARIES
                             (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (UNAUDITED)

                                                 Three Months Ended               Six Months Ended
                                                    December 31,                    December 31,
                                          -------------------------------  ------------------------------
                                               2005            2004             2005            2004
                                          --------------  ---------------  --------------  --------------
Revenues                                  $           -                -               -               -
                                          --------------  ---------------  --------------  --------------
General and administrative expense             (216,188)        (178,186)       (441,027)       (391,260)
                                          --------------  ---------------  --------------  --------------
Loss from operations                           (216,188)        (178,186)       (441,027)       (391,260)
                                          --------------  ---------------  --------------  --------------
Other income (expense):
    Other income                                      -              322          28,585          10,508
    Interest income                               4,419            4,687           8,350           6,187
    Equity losses of affiliates (Note 3)       (129,747)         (44,391)       (389,654)        (49,297)
    Loss on revaluation of derivative
        warrant liability (Note 5)
                                                 (4,158)               -          (4,158)              -
    Interest expense                                  -                -        (235,131)              -
    Interest expense, related party                   -                -            (219)              -
                                          --------------  ---------------  --------------  --------------
                                               (129,486)         (39,382)       (592,227)        (32,602)
                                          --------------  ---------------  --------------  --------------

Net loss                                  $    (345,674)        (217,568)     (1,033,254)       (423,862)
                                          ==============  ===============  ==============  ==============
Net loss per share, basic and diluted
    (Note 1)                              $       (0.05)           (0.05)          (0.16)          (0.09)
                                          ==============  ===============  ==============  ==============

Weighted average number of
    common shares outstanding
    (Note 1)                                  6,855,418        4,548,386       6,327,884       4,525,670
                                          ==============  ===============  ==============  ==============

See notes to condensed consolidated financial statements for six months ended December 31, 2005.

                                VYTA CORP AND SUBSIDIARIES
                    (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                       (UNAUDITED)


                                      Three Months Ended           Six Months Ended
                                          December 31,               December 31,
                                  --------------------------  -------------------------
                                      2005          2004         2005          2004
                                  ------------  ------------  -----------  ------------
Net loss                          $  (345,674)     (217,568)  (1,033,254)     (423,862)
    Change in unrealized loss on
        securities                          -           (47)         (14)         (295)
                                  ------------  ------------  -----------  ------------
Comprehensive loss                $  (345,674)     (217,615)  (1,033,268)     (424,157)
                                  ============  ============  ===========  ============

See notes to condensed consolidated financial statements for six months ended December 31, 2005.

                                            VYTA CORP AND SUBSIDIARIES
                                 (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                        CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                        SIX MONTHS ENDED DECEMBER 31, 2005
                                                    (UNAUDITED)


                                                                        Accumulated
                                    Common stock                           other                        Total
                                 ------------------    Additional     comprehensive  Accumulated    shareholders'
                                  Shares    Amount   paid-in capital      income        deficit         equity
                                 ---------  -------  ----------------  -------------  ------------  --------------
Balances, July 1, 2005 (Note 1)  4,662,952  $   466       24,059,377         122,843  (23,629,319)        553,367
Common stock issued upon
  exercise of warrants, net
  of offering costs (Notes 6
  and 7)                         1,535,000      154          734,846               -            -         735,000
Common stock issued upon
  issuance of notes payable
  (Notes 4 and 7)                  455,000       46          117,840               -            -         117,886
Common stock and warrants
  issued for cash (Notes 5
  and 7)                           544,375       54          316,107               -            -         316,161
Common stock and warrants
  to be issued                           -        -           71,400               -            -          71,400
Common stock issued as
  payment of commission             50,000        5           89,995               -            -          90,000
Forgiveness of accrued payroll
  owed to
  officer/shareholder                    -        -            8,750               -            -           8,750
Receivable for issuance of
  common stock (Note 7)                  -        -           (2,000)              -            -          (2,000)
Net loss                                 -        -                -               -   (1,033,254)     (1,033,254)
Other comprehensive loss:
  Change in unrealized gain
  on securities                          -        -                -              14            -              14
                                 ---------  -------  ----------------  -------------  ------------  --------------
Balances,
  December 31, 2005              7,247,327  $   725       25,396,315         122,857  (24,662,573)        857,324
                                 =========  =======  ================  =============  ============  ==============

See notes to condensed consolidated financial statements for six months ended December 31, 2005.

                                          VYTA CORP AND SUBSIDIARIES
                               (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (UNAUDITED)


                                                                                       Six Months Ended
                                                                                         December 31,
                                                                                ----------------------------
                                                                                     2005           2004
                                                                                --------------  ------------
Cash flows from operating activities:
    Net loss                                                                    $  (1,033,254)     (423,862)
                                                                                --------------  ------------
Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization expense                                                               45,370             -
    Depreciation expense                                                                2,853         3,628
    Equity losses of affiliates                                                       389,654        49,297
    Amortization of discounts on notes payable                                        213,760             -
    Loss on revaluation of derivative warrant liability (Note 5)                        4,158             -
    Changes in operating assets and liabilities:
        Decrease in interest receivable                                                 2,894         2,061
        Decrease in prepaid expenses                                                      960        42,254
        (Decrease) increase in accounts payable and accrued liabilities               (53,774)       12,496
                                                                                --------------  ------------
Total adjustments                                                                     605,875       109,736
                                                                                --------------  ------------
        Net cash used in operating activities                                        (427,379)     (314,126)
                                                                                --------------  ------------
Cash flows from investing activities:
    Increase in notes receivable                                                     (400,000)     (349,000)
    Increase in advance receivable                                                          -      (150,000)
    Payment on note receivable                                                         89,119             -
    Investment in joint venture (Note 3)                                             (500,000)            -
                                                                                --------------  ------------
        Net cash used in investing activities                                        (810,881)     (499,000)
                                                                                --------------  ------------
Cash flows from financing activities:
    Exercise of warrants and common stock and warrants issued for cash              2,070,500       112,801
    Proceeds to be applied to preferred stock purchase (Note 6)                       200,000             -
    Payment of notes payable                                                         (960,663)      (46,052)
    Proceeds from issuance of notes payable and common stock                          150,000             -
                                                                                --------------  ------------
        Net cash provided by financing activities                                   1,459,837        66,749
                                                                                --------------  ------------
Net increase (decrease) in cash and cash equivalents                                  221,577      (746,377)
Cash and cash equivalents, beginning                                                   25,835     1,018,408
                                                                                --------------  ------------
Cash and cash equivalents, ending                                               $     247,412       272,031
                                                                                ==============  ============

                                   (Continued)

                                   VYTA CORP AND SUBSIDIARIES
                        (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (UNAUDITED)
                                            CONTINUED


                                                                                       Six Months Ended
                                                                                         December 31,
                                                                                ----------------------------
                                                                                     2005           2004
                                                                                --------------  ------------
Supplemental disclosure of cash flow information:
    Cash paid for interest                                                      $       1,069             -
                                                                                ==============  ============
Supplemental disclosure of non-cash investing and financing activities:
      Issuance of common stock in connection with notes payable                 $     117,886             -
                                                                                ==============  ============
      Issuance of common stock in exchange for accrued commissions              $      90,000             -
                                                                                ==============  ============
      Advances receivable applied to equity investment                          $     405,000             -
                                                                                ==============  ============
      Equity investment acquired in exchange for note payable                   $     595,000             -
                                                                                ==============  ============
      Liability recorded for offering costs of common stock issuance            $     800,000             -
                                                                                ==============  ============
      Forgiveness of accrued payroll owed to officer/shareholder                $       8,750             -
                                                                                ==============  ============
      Issuance of common stock in exchange for receivable                       $       2,000             -
                                                                                ==============  ============

See notes to condensed consolidated financial statements for six months ended December 31, 2005.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

1.   BUSINESS, ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Presentation of Interim Information:

     The accompanying condensed consolidated financial statements for six months ended December 31, 2005 include the accounts of NanoPierce Technologies, Inc., a Nevada corporation, which on January 31, 2006 changed its name to Vyta Corp (the Company), its wholly-owned subsidiaries, NanoPierce Connection Systems, Inc., a Nevada corporation (NCOS), and ExypnoTech, LLC (ET LLC), a Colorado limited liability company, which was formed in June 2004. All significant intercompany accounts and transactions have been eliminated in consolidation.

     On January 19, 2006, the Company's Board of Directors (the "Board") approved an amendment to the Company's Articles of Incorporation to effect a one-for-twenty reverse stock split of our common stock effective January 31, 2006. All references to shares, options, warrants, exercise and conversion prices in the three and six months ended December 31, 2005 and in prior periods, have been adjusted to reflect the post-reverse split amounts. The Company's common stock now trades on the Over-the-Counter Bulletin Board under the trading symbol "VYTC."

     As a result of the reverse split, the Company's authorized capital was reduced from 200,000,000 shares to 10,000,000 shares. As part of the reverse split, the Company amended and restated its Articles of Incorporation to increase the authorized capital of the Company to 200,000,000 shares.

     In the opinion of the management of the Company, the accompanying unaudited condensed consolidated financial statements for six months ended December 31, 2005 include all material adjustments, including all normal and recurring adjustments, considered necessary to present fairly the financial position and operating results of the Company for the periods presented. The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005. It is the Company's opinion that when the interim financial statements are read in conjunction with the June 30, 2005 Annual Report on Form 10-KSB, the disclosures are adequate to make the information presented not misleading. Interim results are not necessarily indicative of results for a full year or any future period.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

MANAGEMENT'S PLANS:

     In the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern. The Company's interim financial statements for the six and three months ended December 31, 2005 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $1,033,254 for the six months ended December 31, 2005, and an accumulated deficit of $24,662,573 as of December 31, 2005. The Company has not recognized any revenues from its business operations.

     These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     Currently, the Company does not have a revolving loan agreement with any financial institution, nor can the Company provide any assurance it will be able to enter into any such agreement in the future, or be able to raise funds through a further issuance of debt or equity in the Company.

RECENT EVENTS:

     In August 2005, the Company was able to raise $1,535,000 through the exercise of 1,535,000 warrants with an exercise price of $1.00 per share. The Company used $1,095,000 of the funds to complete its purchase of a 50% equity investment in a joint venture, BioAgra, LLC, a Georgia limited liability company ("BioAgra")(Note 3), and the Company used approximately $366,000 to pay outstanding notes payable (Note 4). The remaining $75,000 was used to support operations.

     In September 2005, the Company executed a subscription agreement with Arizcan Properties, Ltd. ("Arizcan") to sell shares of the Company's preferred stock. The sole director of Arizcan is related to a board member and officer of Intercell International Corporation ("Intercell"), in which the Company has a nominal interest. Ms. Kampmann, the Company's Chief Financial Officer, has served as the Chief Financial Officer of Intercell since October 2003 and Mr. Metzinger, the Company's Chief Executive Officer, served as the Chief Executive Officer of Intercell from September 2004 until March 2005.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     The subscription agreement provides for the sale of 200,000 shares of Class A 8% cumulative and participating preferred shares for $7.50 per share. In January 2006, Arizcan purchased 200,000 shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock") for $400,000 cash and an unsecured promissory note for $1,100,000. The promissory note bears interest at 8% per annum and is due in January 2007. In February 2006, Arizcan converted the 200,000 shares of preferred stock into 15,000,000 shares of the Company's restricted common stock. Upon the conversion, Arizcan held approximately 67% of the issued and outstanding common stock of the Company. The conversion feature was deemed beneficial and accordingly resulted in a beneficial conversion feature of $1,500,000. The intrinsic value of the beneficial conversion feature is limited to the total amount of the proceeds received.

DEFERRED CONSULTING COSTS:

     In June 2005, the Company entered into a twelve-month consulting services agreement with a third party, in which this party agreed to provide public and investor relation services and general business services for the twelve-month term of the agreement. Compensation consisted of 50,000 shares of the Company's restricted common stock with a market value of approximately $90,000 (based on the closing market price of $1.80 per share at the date of the transaction).
The deferred cost is being amortized on a straight-line basis over the twelve-month period from the date of the agreement. During the six months ended December 31, 2005, $45,370 was expensed.

LOSS PER SHARE:

     Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, requires dual presentation of basic and diluted earnings or loss per share (EPS) with a reconciliation of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period. Stock options and warrants are not considered in the calculation, as the impact of the potential common shares (1,926,877 shares at December 31, 2005 and 3,809,094 shares at December 31, 2004) would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

ACCOUNTING FOR OBLIGATIONS AND INSTRUMENTS POTENTIALLY SETTLED IN THE COMPANY'S COMMON STOCK:

     The Company accounts for obligations and instruments potentially to be settled in the Company's stock in accordance with EITF Issue No. 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's stock.

     Under EITF 00-19, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and disclose these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

STOCK-BASED COMPENSATION:

     SFAS No. 123, Accounting for Stock Based Compensation, allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to continue accounting for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has chosen to continue to account for employee stock-based compensation using APB 25.

     No options were granted to employees during the six months ended December 31, 2005 or 2004.

RECENTLY ISSUED ACCOUNTING STANDARD:

     In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the beginning of the next annual reporting period that begins after December 15, 2005. Management is currently evaluating the provisions of this standard. Depending upon the number of and terms of options that may be granted in future periods, the implementation of this standard could have a significant impact on the Company's financial position and results of operations in future periods.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

2.   NOTES AND ADVANCES RECEIVABLE:

     In December 2005, the Company loaned $400,000 to BioAgra (Note 3). In exchange for the loan, the Company received a secured, 7.5% promissory note, due on June 30, 2006. The funds were loaned to facilitate BioAgra's completion of its first production line and the purchase of inventory for production. The promissory notes are collateralized by all equipment, furnishings, present and future accounts, collateral securing such accounts, tangible and intangible personal property and any proceeds from any of the foregoing located on BioAgra's premises. Additionally, the promissory notes are to be paid in full prior to any disbursements being made to the members of the joint venture. During January 2006, the Company loaned an additional $200,000 to BioAgra with the same terms as the original promissory notes. During February 2006, the Company loaned BioAgra an additional $100,000, with the same terms as the original promissory notes.

     In November 2004, the Company loaned $314,000 to Arizcan. In exchange for the loan, the Company received an unsecured, 7% promissory note, which was due on October 31, 2005. The funds were loaned to facilitate Arizcan's purchase of an option from certain of the Company's warrant holders, to initiate the exercise of certain existing warrants to purchase up to 785,000 shares of the Company's common stock (Note 6). In June 2005, the Company received a payment of $50,000, which included interest of $11,442. In December 2005, the Company received a payment of $100,000, which included interest of $10,881. During February 2006, the Company received a payment of $100,000, which included interest of $2,073. The note was paid in full in February 2006.

     In October and November 2004, the Company advanced a total of $150,000 to Xact Resources International, Inc. ("Xact Resources"), which was applied to the purchase of a 50% equity interest in BioAgra on August 15, 2005 (Note 3).

     In December 2004, the Company loaned $35,000 to Intercell in return for an unsecured, 7% promissory note, due in December 2005. The loan was made in order
to assist Intercell in its efforts to support operations.    In March 2005,
Intercell filed for protection under Chapter 11 of the U.S. Bankruptcy Code. During the fiscal year ended June 30, 2005, the Company deemed the debt uncollectible and created an allowance for the receivable of $35,000.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

3.   INVESTMENTS IN AFFILIATES:

INVESTMENT IN EXYPNOTECH, GMBH:

     In December 2003, TagStar Sytems, Gmbh, a German entity formed by former employees of ExypnoTech, Gmbh ("EPT"), purchased a controlling 51% equity interest in EPT in exchange for $98,000, of which $62,787 has been received through December 31, 2005. The Company accounts for its investment in EPT under the equity method of accounting. Under the equity method of accounting, the carrying amount of the Company's investment in EPT ($112,404 at December 31, 2005) is adjusted to recognize the Company's proportionate share of EPT's income
(loss) each period.

     Unaudited financial information of EPT as of December 31, 2005, and for the six and three-month periods ended December 31, 2005 and 2004 are as follows:

                                                              December 31, 2005
                                                              ------------------
Assets:
    Current assets(1)                                         $          381,042
    Equipment                                                            135,336
                                                              ------------------
    Total assets                                              $          516,378
                                                              ==================
Liabilities and members' equity:
    Current liabilities(2)                                    $          438,301
    Members' equity                                                       78,077
                                                              ------------------
Total liabilities and members' equity                         $          516,378
                                                              ==================

(1) Current assets include receivables of $44,117 due from the 51% owner of EPT.
(2) Current liabilities include a payable of $14,412 due to the 51% owner of EPT.

                         Three Months Ended               Six Months Ended
                             December 31,                   December 31,
                    -----------------------------  -----------------------------
                         2005           2004            2005            2004
                    --------------  -------------  ---------------  ------------
Revenues(1)         $     645,460         60,434        1,045,196       144,859
Expenses(2)              (707,287)      (121,487)      (1,141,600)     (197,839)
                    --------------  -------------  ---------------  ------------
Net loss            $     (61,827)       (61,053)         (96,404)      (52,980)
                    ==============  =============  ===============  ============


(1) Revenues include $1,045,122 and $9,562 of sales to the 51% owner of EPT for the six months ended December 31, 2005 and 2004, respectively ($272,327 and $9,562 for the three months ended December 31, 2005 and 2004, respectively).
(2) Expenses include $45,671 and $19,070, respectively of charges paid to the 51% owner of EPT for the six months ended December 31, 2005 and 2004, respectively ($37,756 and $19,070 for the three months ended December 31, 2005 and 2004, respectively).

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     EPT operations are located in Germany. EPT transactions are conducted in currencies other than the U.S. dollar, (the currency into which the subsidiaries' historical financial statements have been translated) primarily the Euro. As a result, the Company is exposed to adverse movements in foreign currency exchange rates.

     In addition, the Company is subject to risks including adverse developments in the foreign political and economic environments, trade barriers, managing foreign operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on the Company's financial condition or results of operations in the future.

INVESTMENT IN BIOAGRA:

     On August 15, 2005, the Company entered into a joint venture with Xact Resources, a privately held company. The Company purchased a 50% equity interest in the joint venture, BioAgra, for $905,000 in cash (which includes $405,000 previously advanced to Xact Resources as of June 30, 2005) and a note payable of $595,000, which was paid in full on September 15, 2005. BioAgra is to manufacture and sell a beta glucan product, AgraStim also known as AgraStimTM, to be used as a replacement for hormone growth steroids and antibiotics in products such as poultry feed.

     BioAgra (a development stage company) is in the process of constructing a production line. BioAgra expects to begin producing and shipping product during the quarter ending March 31, 2006.

     As consideration for Arizcan's efforts to assist the Company with its efforts to obtain equity financing, the Company entered into an agreement with Arizcan, in which the Company is to pay to Arizcan 20% of any cash distributions paid to the Company by and from BioAgra, until such time as Arizcan shall be paid $800,000 (Note 6).

     The terms of the joint venture provide for the Company to share in 50% of joint venture net income, if any, or net losses. The Company is accounting for its investment in BioAgra as an equity method investment. At December 31, 2005, the Company's investment in BioAgra is $1,157,584.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     Unaudited financial information of BioAgra as of December 31, 2005 and for the three month period ended December 31, 2005 and the period from August 15, 2005 through December 31, 2005, is as follows:

                                                              December 31, 2005
                                                              ------------------
Assets:
    Current assets                                            $          137,417
    Equipment, net                                                     1,222,047
    Land and building under capital lease, net                         1,135,742
                                                              ------------------

Total assets                                                  $        2,495,206
                                                              ==================

Liabilities and members' equity:
    Current liabilities(1)                                    $          653,390
    Obligation under capital lease(2)                                  1,026,648
                                                              ------------------

Total Liability                                                        1,680,038

    Members' equity                                                      815,168
                                                              ------------------

Total liabilities and members' equity                         $        2,495,206
                                                              ==================

(1)     Includes  $400,000  owed  to  the  Company.
(2) BioAgra leases land and a building under a ten-year lease expiring in February 2015, which requires a monthly lease payment of $12,000.


                                                               August 15, 2005
                                        Three Months Ended         Through
                                         December 31, 2005     December 31, 2005
                                       --------------------  -------------------
Revenues                               $                 -   $                -
Expenses                                          (198,902)            (684,832)
                                       --------------------  -------------------
Net loss                               $          (198,902)  $         (684,832)
                                       ====================  ===================

INVESTMENT IN SCIMAXX SOLUTIONS, LLC:

     On September 15, 2003, the Company entered into an agreement to receive a 50% interest in a joint venture agreement with Scimaxx, LLC. The name of the joint venture was Scimaxx Solutions, LLC (Scimaxx Solutions). The purpose of the joint venture was to provide the electronics industry with technical solutions to manufacturing problems based on the need for electrical connectivity.

     At December 31, 2004, Scimaxx Solutions had total assets of $79,664 of which $607 were current assets and $79,057 were equipment, total liabilities of $61,619 and members' equity of $18,045.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     For the three and six months ended December 31, 2004, Scimaxx Solutions recorded revenues of $0 and $5,721, respectively, and expenses of $21,623 and $53,320, respectively, resulting in a net loss of $21,623 and $47,599, respectively. Scimaxx Solutions ceased operations in April 2005.

4.   NOTES AND ADVANCES PAYABLE:

RELATED PARTIES:

     In June 2005, an officer/director of the Company loaned $41,000 to the Company in exchange for an unsecured, 5% note payable due in December 2005. In June 2005, the Company paid $337 plus accrued interest of $17. In August 2005, the Company paid the remaining $40,663 plus accrued interest of $298.

OTHER:

     In June 2005, an unrelated party loaned the Company $25,000 in exchange for an unsecured, 8% promissory note due in December 2005 and 75,000 shares of the Company's restricted common stock, which were issued in July 2005. The common stock had a market value of $150,000 (based on the closing market price of $2.00 per share on the date of the transaction). The relative fair value of the common stock ($21,428) was accounted for as a discount against the face amount of the note. The effective interest rate on this note was 85%. On August 8, 2005, the Company paid the $25,000, plus accrued interest of $208. Through that date, the discount of $21,428 was fully amortized to interest expense.

     In June 2005, an unrelated third party loaned the Company $150,000 in exchange for an unsecured, promissory note due in September 2005 with interest at 15% per quarter and 100,000 shares of the Company's restricted common stock (50,000 shares were issued in June 2005 and the remaining 50,000 shares were issued in July 2005). At the date of issuance, the common stock had a market value of $180,000 (based on the closing market price of $1.80 per share on the date of the transaction). The relative fair value of the common stock ($81,718) was accounted for as a discount applied against the face amount of the note.
The effective interest rate on this note was 54%. As of June 30, 2005, $7,272 of the discount had been amortized to interest expense. On September 8, 2005, the Company paid the $150,000, plus accrued interest of $22,500. Through that date, the remaining discount of $74,446 was fully amortized to interest expense.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     During July and August 2005, six unrelated third parties loaned the Company a total of $150,000 in exchange for unsecured, 8% promissory notes due in December 2005 and a total of 330,000 shares of the Company's restricted common stock. The common stock had a total market value of $574,000 (based on the closing market prices which ranged from $1.60 to $1.80 per share at the date of each transaction). The relative fair value of the common stock ($117,886) was accounted for as a discount applied against the face amount of the notes. The discount was amortized over the terms of the promissory notes as additional interest expense. The effective interest rate on these notes is 85%. On August 8, 2005, the Company paid the $150,000, plus accrued interest of $642. Through that date, the discount of $117,886 was fully amortized to interest expense.

5.   DERIVATIVE WARRANT LIABILITY:

     During November and December 2005, the Company sold 500,625 shares of its restricted common stock for $400,500. In connection with the sale of the restricted common shares, the Company agreed to issue warrants exercisable into 500,625 shares of the Company's common stock. The common stock had a total market value of $714,125 (based on the closing market prices which ranged from $1.00 to $1.60 per share at the date of each transaction). The warrants had an aggregate estimated fair value of $312,167 (using the Black-Scholes model). The relative fair value of the warrants ($119,339) was accounted for as a liability in accordance with EITF 00-19, as the Company's authorized and unissued shares available to settle the warrants (after considering all other commitments that may require the issuance of stock during the maximum period the warrant could remain outstanding) were determined to be insufficient.

     During December 2005, the Company sold 127,500 shares of its restricted common stock for $102,000. These shares of common stock were not issued until January 2006. In connection with the sale of the restricted common shares, the Company agreed to issue warrants exercisable for 127,500 shares of the Company's common stock. The common stock had a total market value of $178,000 (based on the closing market prices which ranged from $1.20 to $1.60 per share at the date of each transaction). The warrants had an aggregate estimated fair value of $76,657 (using the Black-Scholes model). The relative fair value of the warrants ($30,600) was accounted for as a liability in accordance with EITF 00-19, as the Company's authorized and unissued shares available to settle the warrants (after considering all other commitments that may require the issuance of stock during the maximum period the warrant could remain outstanding) were determined to be insufficient.

     In February 2006, after the effectiveness of the reverse split and the increase in authorized shares, the fair value of the warrants was reclassified to equity in accordance with EITF 00-19.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     The fair value of the warrants are evaluated at each reporting period with any resulting change in fair value being reflected in the condensed consolidated statement of operations. The Company recognized a loss of $4,158 for the six months ended December 31, 2005, due to the change in the fair value of the warrants from the date of issuance. At December 31, 2005, the warrants fair value is estimated to be $154,098.

6.   OTHER LIABILITIES

     The Company has recorded an $800,000 payable to Arizcan, which represents the costs incurred in connection with a $1.5 million offering of equity securities.

     In December 2005, the Company received an advance payment of $200,000 on the purchase of 200,000 shares of its Series A Convertible Preferred Shares from Arizcan. The Company recorded the advance as a liability and agreed to apply the advance to the final purchase of the Preferred Shares. In January 2006, Arizcan completed the purchase of the Preferred Shares.

7.   SHAREHOLDERS' EQUITY:

COMMON STOCK:

Current  Year  Transactions

     In connection with the issuance of a $150,000 promissory note in June 2005, the Company agreed to issue 100,000 shares of its restricted common stock, valued at $81,718, of which 50,000 shares were issued in June 2005, and 50,000 shares were issued in July 2005.

     In connection with the issuance of a $25,000 promissory note in June 2005, the Company agreed to issue 75,000 shares of its restricted common stock, valued at $21,428, which were issued in July 2005.

     During July and August 2005, in connection with the issuance of promissory notes totaling $150,000, the Company issued 330,000 shares of its restricted common stock, valued at $117,886.

     In August 2005, warrants to purchase 1,535,000 shares of common stock were exercised for cash proceeds of $1,535,000 in exchange for 1,535,000 shares of common stock. The exercise price of these warrants was lowered from $2.00 and $3.00 per share to $1.00 per share in connection with the exercise.

     In October 2005, the Company issued 50,000 shares of its restricted common stock, valued at $90,000, in satisfaction of a $90,000 liability incurred in connection with the Company's financing efforts.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

     During October 2005, the Company issued 43,750 shares of its restricted common stock in exchange for $35,000. The shares had a purchase price of $0.80 per share (based on a 50% discount from the closing market price, $1.60 per share, on the date of each transaction).

     During November and December 2005, the Company issued 500,625 shares of its restricted common stock and warrants to purchase 500,625 shares of its restricted common stock for $400,500, of which $2,000 was recorded as a receivable for the issuance of common stock at December 31, 2005. The warrants have an exercise price of $1.00 per share and a term of 3 years. The shares of common stock had a purchase price of $0.80 share and are to be registered by the Company with the Securities and Exchange Commission (SEC).

     During December 2005, the Company sold 127,500 shares of its restricted common stock for $102,000. These shares of common stock were not issued until January 2006. In connection with the sale of the restricted common shares, the Company agreed to issue three-year warrants to purchase 127,500 shares of the Company's common stock at $1.00 per share. The shares of common stock had a purchase price of $0.80 share and are to be registered by the Company with the SEC.

     In January 2006, the Company issued 118,592 shares of its restricted common stock and warrants to purchase 118,592 shares of its restricted common stock for $94,873. The warrants have an exercise price of $1.00 per share and a term of three years. The shares of common stock had a purchase price of $0.80 per share and are to be registered by the Company with the SEC.

Six Months Ended December 31, 2004

     During the six months ended December 31, 2004, the Company issued 60,000 shares of common stock upon the exercise of warrants. The Company received net cash proceeds of $112,801 (net of $7,200 of offering costs).

WARRANTS:

     During the six months ended December 31, 2005, warrants to purchase 117,709 shares of common stock expired.

     In December 2005 warrants to purchase 238,667 shares of common stock were canceled by their holders. The warrants were cancelled to reduce the total dilutive securities below the authorized share limit, to allow the Company to enter into additional equity financing in December 2005. In return for the cancellation of such warrants, the Company agreed to issue warrants to purchase 3,500,000 common shares. The warrants have an exercise price of $1.00 and have a term of 3 years. These warrants were issued in February 2006.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

OPTIONS:

     In December 2005, officers and a director of the Company agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 31,250 shares of the Company's stock.

     In January 2006, an officer and director of the Company agreed to cancel options under the Company's 1998 Compensatory Stock Option Plan exercisable for 15,000 shares of the Company's stock.

     The officers and director did not receive any consideration in return for the cancellations.

CAPITAL TRANSACTION:

     In August 2005, an officer/shareholder of the Company forgave $8,750 of accrued salary, which has been accounted for as a capital transaction and has resulted in an increase in additional paid in capital.

8.   COMMITMENTS AND CONTINGENCIES

LITIGATION:

Depository  Trust  Suit:

     In May 2004, the Company filed suit against the Depository Trust and Clearing Corporation ("DTCC"), the Depository Trust Company ("DTC"), and the National Securities Clearing Corporation ("NSCC") in the Second Judicial District Court of the County of Washoe, State of Nevada. The suit alleges multiple claims under the Nevada Revised Statutes 90.570, 90.580, 90.660 and 598A.060 and on other legal bases. The complaint alleges, among other things, that the DTCC, DTC and NSCC acted in concert to operate the "Stock Borrow Program," originally created to address short term delivery failures by sellers of securities in the stock market. According to the complaint, the DTCC, NSCC and DTC conspired to maintain significant open fail deliver positions of millions of shares of the Company's common stock for extended periods of time by using the Stock Borrow Program to cover these open and unsettled positions. The Company was seeking damages in the amount of $25,000,000 and treble damages. Responsive pleadings have been filed by the defendants. On April 27, 2005, the court granted a motion to dismiss the lawsuit. The Company has filed an appeal to overturn the motion to dismiss the lawsuit.

                           VYTA CORP AND SUBSIDIARIES
                (FORMERLY KNOWN AS NANOPIERCE TECHNOLOGIES, INC.)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)

Financing  Agreement  Suit:

     In connection with a financing obtained in October 2000, the Company filed various actions in the United States District Court for the District of Colorado against, among others, Harvest Court, LLC, Southridge Capital Investments, LLC, Daniel Pickett, Patricia Singer and Thomson Kernaghan, Ltd. for violations of federal and state securities laws, conspiracy, aiding and abetting and common law fraud among other claims. As a result of various procedural rulings, in January 2002, the United States District Court for the District of Colorado transferred the case to the United States District Court for the Southern District of New York, New York City, New York. In this litigation, Harvest Court, LLC filed counterclaims against the Company and certain officers and former board members of the Company, and a number of unrelated third parties. The counterclaims allege violations of federal securities laws and other laws. Harvest Court, LLC is seeking various forms of relief including compensatory and punitive damages. Responsive pleadings have been filed and the litigation is currently in the discovery stage.

     In May 2001, Harvest Court, LLC filed suit against the Company in the Supreme Court of the State of New York, County of New York. The suit alleges that the Company breached an October 20, 2000 Stock Purchase Agreement, by not issuing 370,945 free trading shares of the Company's common stock in connection with the reset provisions of the Purchase Agreement due on the second reset date and approximately 225,012 shares due in connection with the third reset date. Harvest Court, LLC is seeking the delivery of such shares or damages in the alternative. In August 2001, the Supreme Court of the State of New York, County of New York issued a preliminary injunction ordering the Company to reserve and not transfer the shares allegedly due to Harvest Court, LLC. In February 2006, the Supreme Court of the State of New York, County of New York issued an injunction ordering the Company to reserve 3.7% of the Company's issued and outstanding common stock (832,029 shares at February 13, 2006). The Company has set aside these shares. The Company has filed counterclaims seeking various forms of relief against Harvest Court, LLC.

     The Company intends to vigorously prosecute this litigation and does not believe the outcome of this litigation will have a material adverse effect on the financial condition, results of operations or liquidity of the Company. However, it is too early at this time to determine the ultimate outcome of these matters.

====================================================  =================================
       THE  ONLY  SOURCES  OF  INFORMATION  GIVEN
  TO  YOU  BY  US ABOUT YOUR INVESTMENT DECISION ARE  17,092,184 SHARES OF COMMON STOCK
  THIS  PROSPECTUS  AND  ANY  DOCUMENTS  REFERRED TO
  IN THIS PROSPECTUS.  WE  DID  NOT AUTHORIZE ANYONE
  TO  GIVE  YOU  ANY  OTHER  INFORMATION  ABOUT YOUR
  INVESTMENT  DECISION.

       THIS  PROSPECTUS  IS  NOT  AN  OFFER  TO SELL
  SECURITIES  AND IS NOT MEANT TO INDUCE THE SALE OF
  SECURITIES  IF IT WOULD VIOLATE STATE LAW.  IF THE
  PERSONS WHO ARE TRYING TO OFFER THE SECURITIES FOR
  SALE, OR THE PERSONS WHO RECEIVE THOSE OFFERS FOR.
  SALE  ARE  PROHIBITED  FROM  DOING  SO UNDER STATE                VYTA CORP
  LAW, THIS PROSPECTUS IS NOT MEANT TO INDUCE SALE
  OF  THE  SECURITIES  DESCRIBED IN THIS PROSPECTUS.

                                                                  COMMON STOCK


                                                              _____________________

                                                                   PROSPECTUS

                                                              _____________________




                                                                  May 11, 2006
====================================================  =================================